Exhibit 2.1

EXECUTION VERSION
CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

DATED 30 APRIL 2026
THE SELLERS (AS DEFINED HEREIN)
and
LAZARD, INC.

SALE AND PURCHASE AGREEMENT
for the sale and purchase of the entire issued share capital of
Campbell Lutyens Holdings Limited

One New Fetter Lane
London EC4A 1AN
England
1

i

ii

AGREED FORM DOCUMENTS:
1.Press Release
2.Registration Rights Agreement
1

THIS DEED is made on 30 April 2026
BETWEEN:
(1)THE PERSONS whose names and addresses are set out in columns (A) and (B) of Schedule 2 (The Primary Sellers) (the “Primary Sellers”); and
(2)LAZARD, INC., a corporation incorporated under the laws of Delaware whose principal place of business is at 30 Rockefeller Plaza, New York, NY 10112, United States of America (the “Purchaser”),
(together the “parties” and each a “party”).
WHEREAS:
(A)The parties have agreed to enter into this deed (this “Deed”) on the date stated above to give effect to the matters contemplated herein.
(B)Following the date of this Deed, the Primary Sellers will inform all of the other Shareholders (who are not Primary Sellers) of the Transaction and request that they adhere to this Deed as a ‘Minority Seller’ and ‘Seller’ or ‘Optionholder’ for the purposes of this Deed.
(C)The Sellers have agreed to sell and the Purchaser has agreed to purchase the Sale Shares in each case on the terms, and subject to the conditions, set out in this Deed.
(D)In the event any Shareholder does not return a duly executed Deed of Adherence and adhere to this Deed as a ‘Seller’, such Shareholder shall be made subject to (and the Dragging Shareholders shall exercise all rights enjoyed by them pursuant to the terms of the Articles to make such Shareholder subject to) the Drag Provision (with any such Shareholder being a ‘Dragged Shareholder’ for the purposes of this Deed).
(E)The terms of this Deed, and of the Transaction contemplated herein, constitute a Qualifying Offer (and the entry of the Dragging Shareholders into this Deed shall constitute approval in writing by the Dragging Shareholders of such Qualifying Offer) for the purposes of the Drag Provision.
(F)The Drag Process shall complete simultaneously with Completion, such that at Completion the Purchaser shall purchase, and the Sellers and the Dragged Shareholders shall sell, all of the Shares.
IT IS AGREED:
1.INTERPRETATION
In this Deed, unless otherwise specified the capitalised words shall have the meanings as given in Schedule 1 (Definitions & Interpretation).

2.SALE AND PURCHASE
2.1The Sellers agree to sell, and the Purchaser agrees to purchase, the Sale Shares on the terms and subject to the conditions set out in this Deed.
2.2The Sale Shares shall be sold with all rights attaching to them at Completion including the right to receive all distributions and dividends declared, paid or made in respect of the Sale Shares on or after the Completion Date.
2.3The Sale Shares shall be sold with Full Title Guarantee free and clear from all Encumbrances.
2.4Each of the Sellers irrevocably waives all rights of pre-emption or other transfer restrictions over any of the Sale Shares conferred upon it/them by the Articles or the Shareholders’ Agreement or in any other way, and hereby grants any consent, approval or waiver required to be given by them under the Articles or the Shareholders’ Agreement to permit or implement the sale and transfer of the Sale Shares and, where applicable, the Drag Process, and undertakes to exercise their voting rights and other powers and authorities under the Articles (in so far as they are reasonably able to do so through the exercise of such rights, powers and authorities) in order to ensure that any other rights of pre-emption or other transfer restrictions over any of the Sale Shares are irrevocably waived by any other person, provided that, for the avoidance of doubt, this Clause 2.4 shall not be (and shall not be deemed to be, and may not be relied upon, or asserted to be) a waiver of any Seller’s (including for these purposes the Dragging Shareholders) right to exercise any rights enjoyed by them pursuant to the Drag Provision.
2.5The entry of the Dragging Shareholders into this Deed shall constitute their approval: (a) to the transfer of the Sale Shares, as required by all relevant provisions of the Articles to give effect to the transactions contemplated in this Deed; and (b) of the Transaction as a “Qualifying Offer” for the purposes of the Articles.
2.6The Dragging Shareholders shall exercise their voting rights and other powers and authorities under the Articles (in so far as they are reasonably able to do so through the exercise of such rights, powers and authorities) in order to procure that the Dragged Shares are sold by the Dragged Shareholders to the Purchaser in accordance with the Drag Process.
2.7In accordance with the Articles, the Dragging Shareholders hereby irrevocably appoint the Sellers’ Representatives to act as attorney for the Dragged Shareholders for the purposes of Clauses 15.6 to 15.8 and article 12.2 of the Articles, including to instruct the Dragged Shareholders’ Nominee to receive, hold and release any Consideration payable in respect of the Dragged Shares in accordance with the terms of this Deed.
2.8The parties hereby acknowledge and agree that the Transaction constitutes a “Sale” for the purposes of the Shareholders’ Agreement and, in accordance with the terms of the Shareholders’ Agreement, the Shareholders’ Agreement shall automatically terminate with effect on and from Completion. For the avoidance of doubt, each of the Dragging Shareholders hereby acknowledges and agrees, pursuant to Clause 9.9, that he or it (as applicable) shall have no claim against another A Ordinary Shareholder or against the Target Group under the Shareholders’ Agreement with effect from Completion.

3.MINORITY SELLERS
3.1The Sellers’ Representatives shall ensure that, no later than 15 Business Days following the date of this Deed, all Shareholders who are not Primary Sellers, and all Optionholders, are sent a written notice (in a form to be agreed between the Purchaser and the Sellers’ Representatives) (the “Adherence Notice”), inviting such Shareholder to adhere to this Deed (the “Adherence Right”). The Adherence Notice shall:
(a)incorporate by reference a fully (save for any redactions pursuant to Clause 27.1) executed copy of this Deed;
(b)append the Deed of Adherence, in the form set out in Schedule 23 (Form of Deed of Adherence); and

(c)specify a time period of 20 Business Days within which the Adherence Right may be exercised (the “Adherence Acceptance Window”) and give detailed instructions on how each recipient must complete, execute and return the Deed of Adherence.
3.2Following delivery of the Adherence Notice, each Primary Seller shall use their reasonable endeavours (including by sending reasonable reminders) to procure (in so far as they are reasonably able to do so) that each Shareholder or Optionholder who has received an Adherence Notice duly completes, executes and returns their duly executed and completed Deed of Adherence within the Adherence Acceptance Window.
3.3Any Shareholder or Optionholder may exercise their Adherence Right by delivering a duly executed Deed of Adherence to the Sellers’ Representatives (and the Sellers’ Solicitors). Following the due exercise by a Shareholder or Optionholder of their Adherence Right, such Shareholder shall be treated as a Seller and a Minority Seller or Optionholder (as applicable) for the purposes of this Deed (and, for the avoidance of doubt, an Optionholder who exercises Options shall then be treated as a Seller and a Minority Seller). The Sellers’ Representatives shall as soon as reasonably practicable provide the Purchaser and the Purchaser’s Solicitors with a copy of each duly executed Deed of Adherence received pursuant to this Clause 3.3.
3.4No later than 10 Business Days following the end of the Adherence Acceptance Window, the Sellers’ Representatives shall provide to the Purchaser:
(a)a revised form of the Shareholder Matrix including: (i) those Shareholders (or Optionholders) (and the Shares and Options held by them) who have validly exercised their Adherence Right; and (ii) the Dragged Shareholders; and
(b)the documentation required for verification of “accredited investor” status pursuant to Clause 9.15.
3.5As soon as reasonably practicable following expiry of the Adherence Acceptance Window, and in any event by no later than 20 Business Days thereafter, the Dragging Shareholders shall exercise their rights under the Articles to validly subject any Shareholder who has not delivered a duly executed Deed of Adherence within the Adherence Acceptance Window to the Drag Provision in accordance with the terms of the Articles (the “Drag Process”), and such Shareholder shall become (and be treated as) a Dragged Shareholder for the purposes of this Deed (unless such Shareholder duly executes a Deed of Adherence by no later than 10

Business Days prior to Completion, in which case that Shareholder shall become (and be treated as) a Minority Seller and a Seller for the purposes of this Deed).
3.6In the event that article 12.7 of the Articles is invoked, the Sellers’ Representatives shall reasonably consult with the Purchaser, and the Purchaser shall reasonably cooperate with the Sellers’ Representatives (at the Sellers’ Representatives request), in settling or resolving the relevant disagreement within the 14-day period referred to in article 12.7 of the Articles, prior to such dispute being referred to an umpire in accordance with article 12.7 of the Articles.
3.7The parties acknowledge that the “Specified Price” (as defined in the Articles) shall, for the purposes of the Drag Provision, be determined in accordance with Clause 4.
4.CONSIDERATION
4.1The total consideration for the sale and purchase of all of the Shares shall comprise:
(a)the Initial Consideration, as calculated and paid in accordance with Clause 4.4, Schedule 6 (The Initial Consideration) and Schedule 7 (Post-Completion Adjustments);
(b)the Deferred Consideration, as paid in accordance with Clause 4.5 and Schedule 8 (The Deferred Consideration); and
(c)the Earn-Out Value, as calculated and paid (to the extent payable) in accordance with Clause 4.6 and Schedule 9 (Earn-out),
(such aggregate amount, as adjusted pursuant to this Deed, being the “Consideration”).
4.2The Consideration shall be allocated amongst the Shareholders (including the Dragged Shareholders) as set out in the Shareholder Matrix. This allocation, subject to any other adjustment thereto in accordance with the terms of this Deed, shall, so far as permitted by law, be adopted by the parties for all applicable Tax purposes.
4.3All payments made to the Purchaser in respect of any Claim under or pursuant to this Deed shall, to the extent permitted by law, be deemed to constitute a reduction in the Consideration paid by the Purchaser.
4.4The Initial Consideration to which a Shareholder is entitled (as set out in the Shareholder Matrix) shall be paid (in accordance with the terms of this Deed, including but not limited to Clause 16.2) to such Shareholder in accordance with Schedule 6 (The Initial Consideration) and Schedule 7 (Post-Completion Adjustments), provided that such Shareholder is not an Enhanced Cause Leaver, a Cause Leaver or a Breaching Leaver in the period commencing immediately following Completion until the expiry of a Tranche B Lock-Up Period, and in the event that such Shareholder is an Enhanced Cause Leaver, a Cause Leaver or a Breaching Leaver in such period, such Shareholder shall forfeit their right to:
(a)receive any amounts of Initial Consideration not yet paid (including, in the event that Clause 16.2 applies to a Shareholder, any cash amount in respect of Tranche B Initial Consideration where the due date for payment of such cash amount has not yet occurred) at the time that Shareholder becomes an Enhanced Cause Leaver, a Cause Leaver or a Breaching Leaver; and

(b)realise or dispose of any Initial Consideration already received by them in the form of (i) Lazard Shares which (at the time that Shareholder becomes an Enhanced Cause Leaver, a Cause Leaver or a Breaching Leaver) remain subject to a Tranche B Lock-Up Period or (ii) IC Loan Notes which (at the time that Shareholder becomes an Enhanced Cause Leaver, a Cause Leaver or a Breaching Leaver) have not yet crystallised in accordance with their terms, and shall surrender to the Purchaser any such Lazard Shares or IC Loan Notes and shall not take any steps to realise any cash proceeds (or other form of value) for such instruments.
4.5The Deferred Consideration to which a Shareholder is entitled (as set out in the Shareholder Matrix) shall be paid (in accordance with the terms of this Deed, including but not limited to Clause 16.2) to such Shareholder in accordance with Schedule 8 (The Deferred Consideration), provided that such Shareholder is not an Enhanced Cause Leaver, a Cause Leaver or a Breaching Leaver in the period commencing immediately following Completion until the expiry of the Deferred Lock-Up Period, and in the event that such Shareholder is an Enhanced Cause Leaver, a Cause Leaver or a Breaching Leaver during such period, such Shareholder shall forfeit their right to:
(a)receive any amounts of Deferred Consideration not yet paid (including, in the event that Clause 16.2 applies to a Shareholder, any cash amount in respect of Deferred Consideration where the due date for payment of such cash amount has not yet occurred) at the time that Shareholder becomes an Enhanced Cause Leaver, a Cause Leaver or a Breaching Leaver; and
(b)realise or dispose of any Deferred Consideration already received by them in the form of (i) Lazard Shares which (at the time that Shareholder becomes an Enhanced Cause Leaver, a Cause Leaver or a Breaching Leaver) remain subject to the Deferred Lock-Up Period or (ii) Deferred Loan Notes which (at the time that Shareholder becomes an Enhanced Cause Leaver, a Cause Leaver or a Breaching Leaver) have not yet crystallised in accordance with their terms, and shall surrender to the Purchaser any such Lazard Shares or Deferred Loan Notes and shall not take any steps to realise any cash proceeds (or other form of value) for such instruments.
4.6The Earn-Out Value to which a Shareholder is entitled (as set out in the Shareholder Matrix) shall be paid to such Shareholder in accordance with Schedule 9 (Earn-out), provided that such Shareholder is not a Bad Leaver or an Enhanced Cause Leaver in the period commencing immediately following Completion until the expiry of the Fourth Earn-out Period (or the Top-up Earn-out Period, if applicable), and in the event that such Shareholder is a Bad Leaver or an Enhanced Cause Leaver in such period, such Shareholder shall forfeit their right to receive any Earn-out Payment not yet paid at the time that Shareholder becomes a Bad Leaver or an Enhanced Cause Leaver.
4.7In the event that any Shareholder that was or is initially a Good Leaver subsequently becomes a Bad Leaver or an Enhanced Cause Leaver, that Shareholder may be re-characterised by the Purchaser as a Bad Leaver or an Enhanced Cause Leaver such that the Purchaser may apply the terms of Clauses 4.4 to 4.6 and 4.11 in respect of such Shareholder as follows:
(a)if such Shareholder is re-characterised as an Enhanced Cause Leaver, on and from the date of such Shareholder’s departure or cessation of employment; and

(b)if such Shareholder is re-characterised as a Bad Leaver, on and from the date on which such Shareholder is re-characterised as a Bad Leaver.
4.8In the event that any Shareholder has become a Cause Leaver or an Enhanced Cause Leaver and then obtains a final, non-appealable court or tribunal judgment or ruling which determines that the facts upon which the relevant Leaver Status Confirmation was made have not been established, then that Shareholder shall be re-characterised as if the Leaver Status Confirmation had not been made (provided that: (a) there are no findings or determinations in any such judgment or ruling which would entitle a (new or revised) Leaver Status Confirmation to be made that such Shareholder is (or remains) a Cause Leaver or an Enhanced Cause Leaver; and (b) for the avoidance of doubt, any court or tribunal judgment or ruling concerning any procedural error in the termination or dismissal of such Leaver shall not be sufficient grounds for such Leaver to claim re-characterisation pursuant to the terms of this Clause 4.8).
4.9Following Completion, in the event that any Shareholder becomes a Good Leaver, a Bad Leaver or an Enhanced Cause Leaver, the Purchaser shall notify that Shareholder in writing of their status as a Good Leaver, Bad Leaver or Enhanced Cause Leaver.
4.10If the Purchaser commits a material breach of an Integration Principle (as such Integration Principle may be amended from time to time in accordance with Clause 8.2(b)) within the relevant time periods which are stated in Schedule 21 (Integration Principles) as applying to that Integration Principle, the non-payment triggers set out in Clauses 4.4 to 4.6 shall cease to apply from the time of such breach, subject to the written agreement of the Sellers’ Representatives.
4.11In the event that, following the payment of any Initial Consideration, Deferred Consideration and/or Earn-out Payment to a Shareholder, that Shareholder becomes an Enhanced Cause Leaver, then such Shareholder shall be required to repay (or surrender or forfeit) to the Purchaser:
(a)any such Initial Consideration, Deferred Consideration and/or Earn-out Payment received by them in cash, Lazard Shares or Loan Notes (which are not subject to a Lock-Up Period); and
(b)to the extent any portion of such Initial Consideration, Deferred Consideration and/or Earn-out Payment received by them in the form of Lazard Shares or Loan Notes has been disposed of, liquidated, redeemed, crystallised or otherwise realised, a cash amount equal to the value of such Lazard Shares or Loan Notes.
4.12In the event any Leaver is an Investment Vehicle or a Connected Person, such Leaver shall receive the same Leaver designation as that awarded (or which would be awarded if such Investment Vehicle or Connected Person were a party to this Deed) to the Employee (or, as applicable, to the employee, director or chair of any member of the Purchaser Group or of the Combined Business) who is relevant to the Investment Vehicle or the Connected Person and whose employment or engagement terminates.
4.13Any forfeiture, surrender or repayment by a Shareholder of any amounts of the Initial Consideration, Deferred Consideration and/or Earn-out Payment pursuant to Clauses 4.4 to 4.6 and 4.11 shall be net of any amount of Tax paid or payable by such Shareholder in connection with their receipt of or entitlement to such Initial Consideration, Deferred Consideration and/or

Earn-out Payment, provided that such Shareholder shall, if directed by the Purchaser, use reasonable efforts to obtain a reduction in, repayment or refund of, and/or credit of any such Tax paid or payable, and shall account for any recovery of such Tax promptly to the Purchaser.
5.CONDITIONS
5.1Completion is conditional upon those matters listed in Schedule 10 (Conditions) (the “Conditions”) being satisfied on or before the Long Stop Date.
Satisfaction of the Regulatory Conditions
5.2The Purchaser shall, at its own cost, use all reasonable endeavours to procure that the Regulatory Conditions are satisfied, in each case, as soon as practicable following the date of this Deed and in any event by the Long Stop Date, and the Purchaser’s obligation to use all reasonable endeavours shall extend to offering, agreeing and/or accepting any conditions, undertakings, commitments or remedies and taking all such actions, in each case, to the extent necessary to satisfy the Regulatory Conditions.
5.3In relation to the Regulatory Conditions, the Purchaser shall:
(a)as soon as reasonably practicable, provide the Sellers’ Representatives with drafts of all notifications and other material communications intended to be sent to any Applicable Regulator (as applicable) (the “Regulatory Filings”) sufficiently in advance to give the Sellers’ Representatives (subject to Clause 5.14), or the Sellers’ Solicitors, a reasonable opportunity to comment thereon, provided that there shall be no obligations to share any aspects thereof which relate solely to a direct or indirect shareholder of the Purchaser;
(b)take into due consideration any comments that the Sellers’ Representatives, or the Sellers’ Solicitors, may have in respect of any drafts of the Regulatory Filings within three Business Days of the receipt thereof;
(c)as soon as reasonably practicable, and in any event within 20 Business Days after the date of this Deed, make, or procure to be made (as appropriate), all necessary Regulatory Filings in connection with each Regulatory Condition;
(d)before submitting any material filings, applications, written notifications, submissions or written communications to an Applicable Regulator in relation to the satisfaction of a Regulatory Condition (save to the extent that such written communications are wholly administrative or procedural in nature) (“Regulatory Communications”), first provide a draft copy of such Regulatory Communications to the Sellers’ Representatives or the Sellers’ Solicitors (it being acknowledged that certain such drafts and/or documents may be shared on a confidential outside counsel to counsel basis only, and subject always to Clause 5.14, any information that is confidential, legally privileged, commercially sensitive or otherwise competitively sensitive may be redacted or excluded from any draft so shared), allow a reasonable opportunity for comments to be provided by the Sellers’ Representatives, consider such comments in good faith and take into account any of the Sellers’ Representatives’ comments which the Purchaser (acting reasonably) considers appropriate before making the relevant submission of any such Regulatory Communications, provided that the final form and content of any Regulatory Communication shall be determined by the Purchaser;
(e)keep the Sellers’ Representatives informed on a timely basis of all material developments with respect to the satisfaction of each Regulatory Condition and all material communications from or with each Applicable Regulator with respect to the satisfaction of each Regulatory Condition, and to review regularly the progress of any notifications or filings in connection with each Regulatory Condition;
(f)respond as soon as practicable and in accordance with any applicable time limit, or any extensions granted thereto, to all enquiries received from the Applicable Regulator in connection with the Regulatory Filings, including any additional information and documentation requested by any Applicable Regulator (as applicable) in connection with the Regulatory Filings;
(g)give the Sellers’ Representatives reasonable notice of all material meetings and telephone calls with any Applicable Regulator (unless prohibited by Applicable Law from doing so), take into account any requests and representations of the Sellers’ Representatives regarding the times and location of the meetings or calls with such Applicable Regulator which the Purchaser determines in good faith are reasonable and as soon as reasonably practicable thereafter, provide the Sellers’ Representatives with details of such engagement, in each case in relation to the satisfaction of the Regulatory Conditions;
(h)as soon as practicable, notify the Sellers’ Representatives of any substantive or material communication (whether written or oral) received from any Applicable Regulator in relation to any Regulatory Condition and provide the Sellers’ Representatives, or the Sellers’ Solicitors, with copies of such communication or, in the case of oral communication, provide the Sellers’ Representatives, or the Sellers’ Solicitors, with summaries of such communication; and
(i)provide such information and assistance as may be reasonably required by the Sellers and/or any of the Target Group Companies in connection with any filings that the Sellers or any Target Group Company is required to make to a to an Applicable Regulator in connection with the Transaction, including providing the Sellers and/or any of the Target Group Companies with any information and documents reasonably required for the purposes of completing and submitting applications or notifications or responding to communications connected with the such regulatory filings.
5.4Notwithstanding anything to the contrary in this Deed:
(a)the Purchaser shall not be required to share any part of a Regulatory Filing or Regulatory Communication to the extent that such part of the Regulatory Filings or Regulatory Communications relates to any Post-Completion RX;
(b)the Purchaser may, in its good faith discretion, redact or withhold the relevant parts of the Regulatory Filings or Regulatory Communications to the extent relating to any Post-Completion RX;

(c)the Sellers’ Representatives and the Primary Sellers shall have no right to review or comment on any of the relevant parts of a Regulatory Filing or Regulatory Communication which relate to any Post-Completion RX;
(d)the Purchaser shall have no obligation to notify the Sellers’ Representatives or the Primary Sellers regarding communications with any Applicable Regulator regarding any Post-Completion RX or material developments in respect of any review by an Applicable Regulator of any Post-Completion RX; and
(e)for these purposes, a “Post-Completion RX” shall mean any restructuring or reorganisation of the Purchaser Group to be implemented after the Completion Date, provided that such restructuring or reorganisation does not prevent or otherwise undermine: (i) the implementation of the Integration in accordance with the Integration Principles; or (ii) the ability of the Sellers to achieve the Earn-out Value; or materially adversely affect the ability to satisfy the Conditions.
5.5The Primary Sellers shall, and shall procure that the Target Group shall, at their own cost, provide the Purchaser, or the Purchaser’s Solicitors, as the case may be, as soon as reasonably practicable, with such assistance, co-operation, information and documents as may be reasonably required by any Applicable Regulator or the Purchaser for the purpose of making any Regulatory Filings and/or for answering any questions raised by any Applicable Regulator to satisfy the Regulatory Conditions.
Satisfaction of the CMA Condition
5.6The Purchaser shall, subject to Clause 5.7, use all reasonable endeavours to satisfy, or procure the satisfaction of, the CMA Condition as soon as possible after the date of this Deed and in any event on or before the Long Stop Date.
5.7The Purchaser shall promptly offer, accept, and agree any undertakings, commitments, conditions (including in a CMA final order), modifications or remedies whether involving divestments or disposals or constraints on prices or other behaviour or otherwise (“Undertakings”) necessary or appropriate to obtain satisfaction of the CMA Condition as soon as possible following the date of this Deed, provided always that:
(a)any such Undertakings are agreed in writing with the Sellers’ Representatives (acting reasonably) prior to being offered to or agreed with the CMA; and
(b)the Purchaser shall not be required to offer, accept or agree any such Undertakings that would require the divestiture, through any means, of any subsidiary, business, product line, asset or operation (or any parts thereof): (i) which, individually or in the aggregate under such Undertakings, generated revenue in an amount equal to 20% or more of the Target Group’s revenue (excluding interest income, FX gains and third party commissions) in the financial year ending 30 April 2025; or (ii) forms part of the business of the Purchaser Group (excluding the Target Group Companies).
5.8In the event that Undertakings are agreed which would require the divestiture of any subsidiary, business, product line, asset or operation (or any parts thereof) of the Target Group, the Purchaser and the Sellers’ Representatives shall discuss in good faith and seek to agree the equitable treatment of any Seller employed (or involved) in any subsidiary, business, product line, asset or operation (or any parts thereof) of the Target Group which will be the subject of the Undertakings, including the appropriateness of the continued application to such Seller of Clauses 4.4 to 4.6 and 4.11 and Schedule 17 (Transaction Restrictive Covenant).
5.9In relation to the satisfaction of the CMA Condition:
(a)as soon as practicable, and in any event within 20 Business Days after this Deed (as may be extended by agreement between the Purchaser and the Sellers’ Representatives (each acting reasonably) in writing), the Purchaser shall prepare and submit a briefing paper to the CMA (the “CMA Briefing Paper”);
(b)the Purchaser shall, before submitting: (i) the CMA Briefing Paper; (ii) if applicable, any merger notice (“CMA Merger Notice”); or (iii) any other material filings, applications, written notifications, submissions or written communications to the CMA in relation to the CMA Briefing Paper or any CMA Merger Notice (save to the extent that such written communications are wholly administrative or procedural in nature) (“CMA Communications”), first provide a draft copy of the CMA Briefing Paper, any CMA Merger Notice and any such CMA Communications to the Sellers’ Representatives or the Sellers’ Solicitors (it being acknowledged that certain such drafts and/or documents may be shared on a confidential outside counsel to counsel basis only, and subject always to Clause 5.14, any information that is confidential, legally privileged, commercially sensitive or otherwise competitively sensitive may be redacted or excluded from any draft to be shared with the Sellers), allow a reasonable opportunity for comments to be provided by the Sellers’ Representatives, consider such comments in good faith and take into account any of the Sellers’ Representatives’ reasonable comments before making the relevant submission of the CMA Briefing Paper, any CMA Merger Notice and any such CMA Communications, and the final form and content of which shall be agreed by the Purchaser and the Sellers’ Representatives (each acting reasonably), and in the event of a disagreement which has not been resolved within 5 Business Days, by the Purchaser CEO (acting reasonably);
(c)the Purchaser shall keep the Sellers’ Representatives informed on a timely basis as to the progress towards, and any material developments with respect to, satisfaction of the CMA Condition;
(d)the Purchaser shall inform the Sellers’ Representatives as soon as is practicable after becoming aware of any fact or circumstance which would or which may prevent or delay the satisfaction of the CMA Condition;
(e)the Purchaser and the Sellers’ Representatives shall provide to the other such information and assistance as the other may reasonably request as soon as is reasonably practicable;
(f)the Purchaser shall respond as soon as is practicable and in any event in accordance with any relevant time limit, or any extension granted thereto, to any request for information, or enquiries received, from the CMA including attending any meetings or calls with the CMA as may be necessary;

(g)as soon as is reasonably practicable, the Purchaser shall inform the Sellers’ Representatives of CMA Communications from or with the CMA, including details of material non-written communications;
(h)as soon as is reasonably practicable, the Purchaser shall, subject to Clause 5.14, provide the Sellers’ Representatives or the Sellers’ Solicitors (it being acknowledged that certain such documents may be shared on a confidential outside counsel to counsel basis only) with copies of all CMA Communications in the form received by, or submitted or sent to the CMA by or on its behalf in relation to the CMA Briefing Paper and any CMA Merger Notice;
(i)to the extent possible, the Purchaser shall give the Sellers’ Representatives reasonable notice of all material meetings and telephone calls with the CMA in relation to the CMA Briefing Paper and any CMA Merger Notice (unless prohibited by such authority from doing so), consider in good faith and take into account any reasonable requests and representations of the Sellers’ Representatives regarding such engagement with the CMA and, as soon as reasonably practicable thereafter, provide the Sellers’ Representatives with details of such engagement, in each case in relation to the CMA Briefing Paper and any CMA Merger Notice; and
(j)the Sellers’ Representatives shall provide, subject to Clause 5.15, to the Purchaser’s Solicitors and (if applicable) the CMA all information as may be required in relation to the CMA Briefing Paper and any CMA Merger Notice, including attending any meetings or calls with the CMA as may be necessary.
5.10The Purchaser agrees it will not, and shall procure that no member of the Purchaser’s Group shall, enter into any transaction, or any agreement to effect any transaction (including any merger or acquisition and any team hire), that might reasonably be expected to prevent, materially hinder or materially delay the satisfaction of the CMA Condition.
Target Regulatory Notifications
5.11The Primary Sellers shall procure that, as soon as reasonably practicable after the date of this Deed and at each relevant Regulated Target Company’s own cost:
(a)the US Regulated Company uses all reasonable endeavours to file notifications to the state regulators of Massachusetts, New Mexico, North Carolina and South Dakota in relation to the change of ownership and control of the US Regulated Company as soon as reasonably practicable following, but in any event not later than 10 Business Days after, the date that FINRA confirms to the US Regulated Entity that its “Continuing Membership Application” filed under FINRA Rule 1017 is substantially complete; and
(b)the UK Regulated Company uses all reasonable endeavours to notify the FCA of the proposed change in control of the firm for the purposes of chapter 11.4.2R of the Supervision Manual sourcebook of the FCA Handbook of Rules and Guidance as soon as reasonably practicable after the date of this Deed,
(together, the “Target Regulatory Notifications”).

5.12In relation to the Target Regulatory Notifications, the Primary Sellers shall:
(a)as soon as reasonably practicable, provide the Purchaser with drafts of all Target Regulatory Notifications sufficiently in advance to give the Purchaser, or the Purchaser’s Solicitors, a reasonable opportunity to comment thereon, provided that: (i) there shall be no obligation to share any aspects thereof which relate solely to a direct or indirect shareholder of the Target Company; and (ii) subject always to Clause 5.15, any information that is confidential, legally privileged, commercially sensitive or otherwise competitively sensitive may be redacted or excluded from any draft so shared;
(b)take into account any reasonable comments that the Purchaser, or the Purchaser’s Solicitors, may have in respect of any drafts of the Target Regulatory Notifications within three Business Days of the receipt thereof;
(c)supply as soon as reasonably practicable any additional information and documentation requested by any Applicable Regulator in connection with the Target Regulatory Notifications; and
(d)as soon as reasonably practicable, notify the Purchaser of any substantive or material communication (whether written or oral) received from any Applicable Regulator in relation to any Target Regulatory Notifications and provide the Purchaser with copies of such communication or, in the case of oral communication, provide the Purchaser with summaries of such communication.
5.13For the avoidance of doubt, the parties acknowledge and agree that Target Regulatory Notifications are not conditions to Completion.
General
5.14Nothing in this Clause 5 shall require the Purchaser to disclose to any Seller or the Target Group confidential, legally privileged or competitively sensitive information relating to the Purchaser (or the Purchaser Group), provided that such information (other than information which relates solely to a direct or indirect shareholder of the Purchaser) will be made available to the Sellers’ Solicitors on an outside counsel only basis, to the extent the Purchaser considers it necessary to do (acting reasonably) so for the purpose of satisfying the Regulatory Conditions and the CMA Condition. A non-confidential (redacted) version of the relevant document (or a non-confidential summary of any non-written communication) may be made available to the Sellers’ Representatives, and nothing in this Clause 5 shall require the Purchaser to disclose to any Seller, any member of the Target Group, either of the Sellers’ Representatives or the Sellers’ Solicitors any documents (or parts thereof) created by or for the Purchaser that describe or relate to the Purchaser’s valuation of the Target Group.
5.15Notwithstanding Clause 5.4, nothing in this Clause 5 shall require any Seller to provide, or any Seller to procure that the Target Group provides, to the Purchaser any confidential, legally privileged or competitively sensitive information relating to any Seller or the Target Group, provided that such information (other than information which relates solely to a direct or indirect shareholder of the Target Company) will be made available to the Purchaser’s Solicitors on an outside counsel only basis. A non-confidential (redacted) version of the relevant document (or a non-confidential summary of any non-written communication) may be made available to the Purchaser.
5.16The Sellers’ Representatives and the Purchaser undertake to disclose in writing to the other anything (so far as they are aware) which will or may prevent or materially delay any of the Conditions from being satisfied by the Long Stop Date as soon as reasonably practicable after it comes to the notice of, in the case of the Sellers’ Representatives, any of the Primary Sellers, any Target Group Company or any of their Related Parties, and in the case of the Purchaser, the Purchaser, any Purchaser Group Company or any of their Related Parties.
5.17Neither the Purchaser nor any Seller nor the Sellers’ Representatives may waive any of the Regulatory Conditions or the CMA Condition.
5.18The relevant party responsible for satisfaction of each Condition shall give notice to the other party of the satisfaction of the relevant Condition as soon as reasonably practicable, and in any event within two Business Days of becoming aware of the same.
5.19The Sellers’ Representatives and the Purchaser may extend the Long Stop Date by mutual agreement in writing.
5.20If any Condition is not satisfied by 11:59pm on the Long Stop Date, this Deed shall automatically terminate and all rights and obligations of the parties under this Deed shall cease and Clause 5.21 shall apply.
5.21If this Deed terminates in accordance with Clause 5.20 as a result of the CMA Condition not being satisfied, then the Seller may elect, within 30 Business Days of such termination, to either: (a) in circumstances in which the Sellers’ Representatives believe that the Purchaser has breached its obligations pursuant to Clause 5.10, make a claim against the Purchaser for breach of Clause 5.10; or (b) receive an aggregate sum of $50 million (the “Break Fee”) in accordance with Clauses 5.22 to 5.26 (inclusive).
5.22If the Sellers’ Representatives have made an election pursuant to Clause 5.21 to be paid the Break Fee, the Purchaser shall pay to the Sellers (to be apportioned between the Sellers in accordance with the Shareholder Matrix) the Break Fee by electronic transfer in immediately available cleared funds to the Paying Agent Account by way of compensation for any loss or damage (including, but not limited to, lost opportunity costs, reputational harm or adverse market reaction and the time and expense incurred by them in negotiating this Deed) that may be suffered by the Sellers in respect of not completing the Transaction.
5.23 Each of the parties acknowledges and agrees that:
(a)the agreements in Clause 5.21 are an integral part of this Deed and the transactions contemplated hereunder;
(b)the payment of the Break Fee is: (a) proportionate to the legitimate interest of the Sellers in the enforcement of the Purchaser’s primary obligations pursuant to this Deed; (b) not a penalty, and (c) fair and reasonable; and
(c)without the agreements contained in Clause 5.21, the parties would not enter into this Deed.

5.24If the Sellers’ Representatives have made an election pursuant to Clause 5.21 to be paid the Break Fee, the Sellers’ right to receive the Break Fee (as liquidated damages) shall be the Sellers’ sole and exclusive remedy in respect of all matters arising under, or relating to, the Transaction and the Transaction Documents.
5.25Upon payment of the Break Fee to the Sellers, for the avoidance of doubt:
(a)none of the Purchaser or any member of the Purchaser Group shall have any liability or obligation of any kind arising out of, or in any way relating to, the Transaction or any of the Transaction Documents and/or any transactions contemplated thereby to the Sellers, any Connected Person or any other person; and
(b)none of the Sellers, any Connected Person or any other person shall be entitled to pursue any other remedy at law (including recovery of damages for any Loss that they may have suffered in excess of the amount of the Break Fee) or in equity, and including for tort damages of any kind, against the Purchaser or any member of the Purchaser Group arising out of, or relating to, the Transaction or any of the Transaction Documents.
5.26For the avoidance of doubt, Clauses 5.24 and 5.25 shall not apply to, and shall not have the effect of waiving or otherwise limiting a person’s liability, or any remedy of the Sellers following the termination of this Deed other than in accordance with Clause 5.20 as a result of the CMA Condition not being satisfied.
6.PRE & POST COMPLETION UNDERTAKINGS
6.1From the date of this Deed until Completion, the Primary Sellers shall, and shall procure that each Target Group Company shall, comply with the undertakings set out in Schedule 11 (Conduct of Business).
6.2Neither Clause 6.1 above nor the undertakings in Schedule 11 (Conduct of Business) shall operate so as to restrict or prevent:
(a)any matter to which the Purchaser has consented or deemed to have consented pursuant to Clause 6.3;
(b)any matter permitted by, or required to be done pursuant to or contemplated by, or otherwise necessary for the performance of, this Deed or any of the Transaction Documents;
(c)any action required by the Target Company to acquire (for nil consideration) and cancel Shares held by the SIP Trustee pursuant to the Share Incentive Plan (other than shares held beneficially by a participant in the Share Incentive Plan);
(d)any action required by the Target Company in order to acquire (at market value) and cancel Shares held by the EBT (other than Shares which are to be used in the satisfaction of Options and Shares held beneficially on behalf of any participant by the EBT);

(e)any action which any Target Group Company is required to undertake to comply with any applicable law or regulation, provided that the Primary Sellers procure that, to the extent legally permissible, the relevant Target Group Company notifies the Purchaser prior to taking any such action or, in the event that prior notification is not reasonably practicable, as soon as reasonably practicable after taking such action;
(f)any matter undertaken with the intention of minimising any material adverse effect in an emergency or disaster situation or otherwise mitigating a material adverse consequence or effect of that situation, provided that the Primary Sellers shall, or procure that the relevant Target Group Company shall, to the extent legally permissible, notify the Purchaser prior to taking any such action or, in the event that prior notification is not reasonably practicable, as soon as reasonably practicable after taking such action; or
(g)the completion or performance of any obligations undertaken pursuant to any contract or arrangement entered into by the Target Group in the Ordinary Course prior to the date of this Deed or the renewal or extension of any such contract or arrangement on terms materially similar to the contract being renewed or extended.
6.3Pending Completion, if any Target Group Company wishes to carry out any matter prohibited under this Clause 6 or Schedule 11 (Conduct of Business), the Sellers’ Representatives may notify the Purchaser in writing of the proposed matter(s) and request its written consent, which consent shall not be unreasonably conditioned, delayed or withheld. In the event that the Purchaser shall fail to respond to such request within a period of 10 Business Days, the Purchaser shall be deemed to have granted its consent to the matter described in the relevant request for consent.
6.4Notwithstanding anything to the contrary in Schedule 11 (Conduct of Business), the Primary Sellers undertake with the Purchaser that they shall procure (in so far as they are reasonably able to do so) that each Target Group Company, on or prior to Completion:
(a)in relation to any agreement or arrangement existing on or after the date of this Deed under which a Target Group Company conducts business with a Sanctioned Person or a national of a Sanctioned Country, terminates such agreement or arrangement;
(b)discontinues any other operations or business activity of a Target Group Company existing on or after the date of this Deed in, or relating to, a Sanctioned Country or with a Sanctioned Person or a national of a Sanctioned Country.
6.5The Purchaser shall, subject to the provision by such Seller of all required information and documentation, by no later than three Business Days prior to Completion, facilitate the opening of a securities account in the name of each Seller who is an Accredited Investor with Fidelity Brokerage Services LLC (or an affiliate thereof) (each, a “Securities Account”) in accordance with the Purchaser’s usual and customary practice.
6.6To the extent applicable, the Primary Sellers shall:
(a)use commercially reasonable efforts to obtain, at least five Business Days prior to Completion, from each “disqualified individual” who is employed by Campbell Lutyens & Co., Inc. and who has the right to any payments that could constitute a

“parachute payment” pursuant to Section 280G of the Code (each, a “Parachute Payment”) a waiver of such individual’s right to some or all of such payments (the “Waived Payments”) so that all of such remaining payments due to such individual are not deemed to be “parachute payments” under Section 280G of the Code;
(b)procure that, at least three Business Days prior to Completion, the Target Company shall submit the Waived Payments to the A Ordinary Shareholders for their approval, in conformance with Section 280G of the Code and the regulations thereunder (the “280G Vote”); and
(c)deliver to the Purchaser true and complete copies of all disclosure and documents that comprise the 280G Vote in sufficient time to allow the Purchaser to comment thereon, but in any event no less than two Business Days prior to the 280G Vote, and shall reflect all reasonable comments of the Purchaser thereon.
6.7The Primary Sellers shall not be deemed in breach of Clause 6.6 if any disqualified individual refuses to waive any such rights after the Primary Sellers use commercially reasonable efforts to obtain such waiver or if the A Ordinary Shareholders do not approve the payment of the Waived Payments. Notwithstanding the foregoing, any analysis and/or disclosure shall only include information regarding arrangements entered into with the Purchaser or its affiliates to the extent such arrangements have been disclosed to the Sellers no less than two Business Days prior to the date that the waivers are entered into and the Primary Sellers shall have no liability for the failure to include any such arrangements in the analysis and disclosure to the extent not so disclosed. For the avoidance of doubt, if the Primary Sellers’ independent tax advisors provide information that is satisfactory to the Purchaser that no disqualified individual has a right to any Parachute Payments that would be subject to excise taxes under Section 4999 of the Code or a loss of deduction under Section 280G of the Code, the waiver and shareholder approval process under Clause 6.6 shall not be required.
6.8Prior to Completion, the Purchaser shall notify the DFSA of each person who will at Completion become a “Controller” (as defined in Rule GEN 11.8.2 of the DFSA Rulebook) of the DIFC Regulated Company, pursuant to and to the extent required under Rule GEN 11.8.10(1) of the DFSA Rulebook.
6.9Subject to and in accordance with the terms and conditions of the Registration Rights Agreement, applicable securities laws and the Purchaser’s global trading policies, the Purchaser shall use reasonable best efforts to facilitate, on and from Completion, for any Seller who receives Lazard Shares pursuant to the terms of this Deed (whether such Lazard Shares constitute Initial Consideration, Deferred Consideration or any relevant Earn-out Payment), the opportunity to monetise any such Lazard Shares in the manner contemplated in the Registration Rights Agreement or pursuant to Rule 144. Without prejudice to the foregoing, the Purchaser further intends to explore, between the date of this Deed and Completion, the implementation of additional methods of monetisation to take effect following Completion, as contemplated in the Registration Rights Agreement, to the extent such implementation would be reasonably practicable and permissible by law.
6.10With effect from Completion, the Purchaser undertakes to the Shareholders (and shall procure that each member of the Purchaser Group undertakes) to ensure that the Target Medium Term Bonus Awards are maintained by the Target Group following Completion in respect of the accounting year ending 30 April 2026 in accordance with the terms of the relevant bonus policy of the Target Group as at the date of this Deed, including that in the event a participant’s bonus award is forfeited in accordance with the terms of that relevant bonus policy, such award shall be redistributed between the remaining Employees in relation to that award year.
6.11Learjet agrees that, for a period of three years commencing immediately after Completion (the “RegCap Period”), it shall use reasonable endeavours to reduce the amount of restricted cash held by each of Campbell Lutyens & Co. Ltd and Campbell Lutyens & Co. Inc. to the appropriate levels required to enable those entities to comply with their regulatory capital obligations pursuant to Applicable Laws (the amount of the reduction achieved over the RegCap Period net of costs being the “RegCap Excess”). Learjet agrees that 50% of the RegCap Excess shall be paid to the Sellers (to be apportioned between the Sellers in accordance with the Shareholder Matrix) in cash on the Deferred Payment Date by electronic transfer in immediately available cleared funds to the Paying Agent Account.
7.COMPLETION
7.1Completion shall take place at the offices of Sullivan & Cromwell LLP, 1 New Fetter Lane, London, England, EC4A 1AN, or at such other place or places or virtually as the Sellers’ Representatives and the Purchaser may agree:
(a)on the last Business Day of the month in which (i) all of the Conditions have been satisfied or (ii) or if later and applicable, completion of any ongoing process under article 12.7 of the Articles has occurred (subject to Clause 7.1(b) below); or
(b)if there is a period of fewer than 10 Business Days between the date on which the last Condition has been satisfied (or if later and applicable, completion of any ongoing process under article 12.7 of the Articles) and the last Business Day of the month, on the last Business Day of the immediately following month; or
(c)on such other date as the Sellers’ Representatives and the Purchaser may agree in writing,
(the “Completion Date”).
7.2At Completion:
(a)the Sellers shall procure that the obligations listed in Part A of Schedule 12 (Completion Obligations) are fulfilled; and
(b)the Purchaser shall procure that the obligations listed in Part B of Schedule 12 (Completion Obligations) are fulfilled.
7.3The Purchaser shall not be obliged to complete the sale and purchase of any of the Shares unless: (a) the Sellers are ready and able to proceed to Completion of the sale and purchase of all of the Sale Shares pursuant to and in accordance with this Deed; and (b) completion of the sale and purchase of all of the Dragged Shares pursuant to, and in accordance with, the Drag Process and the Drag Provision, occur simultaneously. This Clause 7.3 shall not limit any other Clause of this Deed.

7.4If the Material Completion Obligations of the Sellers or the Purchaser under Clause 7.2 (and Schedule 12 (Completion Obligations)) are not complied with on the Completion Date, the Purchaser, in the case of non-compliance by the Sellers, or the Sellers’ Representatives (on behalf of the Sellers), in the case of non-compliance by the Purchaser, may (in addition to and without prejudice to all other rights or remedies including the right to claim damages) by written notice to the other party served on such date:
(a)defer Completion to a new date being the last Business Day of the following month (so that the provisions of this Clause 7 shall apply to Completion as so deferred) provided that such deferral may occur only once;
(b)proceed to Completion as far as practicable (without limiting its rights under this Deed); or
(c)terminate this Deed (other than the Surviving Provisions) without liability on the part of the terminating party, and the Purchaser and Sellers’ Representatives hereby agree that if Completion cannot occur due to the operation of Clause 32.1(d), Completion shall first be deferred (in accordance with Clause 7.4(a) above) and thereafter if Completion still cannot occur due to the operation of Clause 32.1(d), the Purchaser may exercise its rights pursuant to Clause 32.1(d) and/or this Clause 7.4.
7.5The provisions of this Deed shall remain in full force and effect notwithstanding Completion so far as they remain to be observed or performed.
8.INTEGRATION
8.1From the date of this Deed until Completion, the Sellers’ Representatives shall reasonably co-operate with the Purchaser in relation to planning the integration of the Combined Business as a separate unit within the Purchaser Group following Completion (the “Integration”), including facilitating the exchange of information necessary for the preparation of the Integration, provided that any such Integration planning shall be conducted only to the extent permitted by applicable law (including applicable competition laws) and shall not require or permit any coordination of competitive conduct or give the Purchaser, directly or indirectly, the right to control or direct the operation of the Target Group prior to Completion.
8.2Following Completion:
(a)the Purchaser shall procure that the Integration is implemented in accordance with the principles set out in Schedule 21 (the “Integration Principles”); and
(b)subject to Clause 8.3 below, the Senior Management Representatives shall be permitted to make any IP Change by written agreement (including via email).
8.3The parties agree that any IP Change which is due to, or results from, or is designed to address, any of the following shall not require the prior written consent of the Senior Management

Representatives (and the Purchaser may effect such IP Change without requiring the prior written consent of the Senior Management Representatives):
(a)taking any actions that are required to be taken pursuant to, or as a result of, any change in Applicable Law (including stock exchange rules and guidance);
(b)taking any actions that will apply generally to the Purchaser Group, to all partners and employees of the Purchaser Group or any other division or segment of the Purchaser Group, including by implementing reorganisations, role changes, harmonisation measures or other employment-related decisions made in good faith and for legitimate business reasons; and
(c)taking any actions to respond to sustained material and unexpected underperformance of the Combined Business or the business of the Purchaser Group, provided in each case that: (i) prior to effecting the proposed IP Change to which this Clause 8.3 relates, a Purchaser Representative will engage in good faith discussions with the Senior Management Representatives prior to implementing any such IP Change; and (ii) any such IP Change must not be undertaken with the primary purpose of intentionally reducing, avoiding, manipulating or frustrating the payment of any Earn-out Value (including by seeking to intentionally reduce Revenue and CAGR of the Combined Business).
8.4No Integration Principle shall require the Purchaser Group to operate the Combined Business following Completion with the sole purpose of maximising any Earn-out Value.
8.5In the event the Purchaser commits a material breach of an Integration Principle (and, following written notice from the Sellers’ Representatives, has failed to remedy such breach within a period of 15 Business Days following the date of such written notice), the only remedies available to the Sellers in respect of such breach shall be pursuant to Clause 4.10 and/or paragraph 3(c) of Part D of Schedule 9 (Earn-out) (as applicable) and no Seller may claim that such breach of an Integration Principle shall give rise to any other claim for breach of this Deed (or ground any claim for damages in respect of such breach).
9.SELLER WARRANTIES, CONFIRMATIONS & UNDERTAKINGS
9.1Subject to Clause 12.1, each Primary Seller severally (but not jointly or jointly and severally) warrants to the Purchaser in relation to himself, herself or itself (as applicable):
(a)where such Primary Seller is an Individual Seller, in the terms set out in Part A of Schedule 13 (Seller Warranties);
(b)where such Primary Seller is an Individual Trustee Seller, in the terms set out in Part B of Schedule 13 (Seller Warranties);
(c)where such Primary Seller is a Corporate Seller, in the terms set out in Part C of Schedule 13 (Seller Warranties); or
(d)where such Primary Seller is a Corporate Trustee Seller, in the terms set out in Part D of Schedule 13 (Seller Warranties), in each case, as at the date of this Deed and as at Completion.

9.2Subject to Clause 12.1, each Minority Seller severally (but not jointly or jointly and severally) warrants to the Purchaser in relation to himself, herself or itself (as applicable):
(a)where such Minority Seller is an Individual Seller, in the terms set out in Part A of Schedule 13 (Individual Seller Warranties);
(b)where such Minority Seller is an Individual Trustee Seller, in the terms set out in Part B of Schedule 13 (Individual Trustee Seller Warranties);
(c)where such Minority Seller is a Corporate Seller, in the terms set out in Part C of Schedule 13 (Corporate Seller Warranties); or
(d)where such Minority Seller is a Corporate Trustee Seller, in the terms set out in Part D of Schedule 13 (Corporate Trustee Seller Warranties),
in each case, as at the date of that Minority Seller’s duly completed and executed Deed of Adherence and as at Completion.
9.3Subject to Clause 12.1, each Seller who receives or is entitled to receive Lazard Shares and/or Loan Notes pursuant to the terms of this Deed severally (but not jointly or jointly and severally) confirms to the Purchaser, in relation to itself, himself or herself (as applicable), that they have (to the extent applicable to them) read and agree with the terms set out in Schedule 14 (Accredited Investor Status):
(a)in the case of a Primary Seller, as at the date of this Deed; and
(b)in the case of a Minority Seller, as at the date of that Minority Seller’s duly completed and executed Deed of Adherence.
9.4Subject to Clause 12.1, each Warrantor severally (but not jointly or jointly and severally) warrants to the Purchaser as at the date of this Deed in the terms of the Business Warranties set out in Schedule 15 (Business Warranties). Each Business Warranty shall be separate and independent and (except as expressly otherwise provided herein) no Business Warranty shall be limited by reference to any other Business Warranty.
9.5Subject to Clause 12.1, each Warrantor severally (but not jointly or jointly and severally) warrants to the Purchaser as at the date of this Deed in the terms of the Business Tax Warranties set out in Part B of Schedule 19 (Tax). Each Business Tax Warranty shall be separate and independent and (except as expressly otherwise provided herein) no Business Tax Warranty shall be limited by reference to any other Business Tax Warranty.
9.6The Purchaser acknowledges and agrees that except as provided under the Warranties, no other statement, promise or forecast made by or on behalf of the Sellers or the Warrantors (or any of each Seller’s or Warrantor’s Related Parties) may form the basis of any claim by the Purchaser or any other member of the Purchaser Group under or in connection with this Deed or any other Transaction Document. In particular, the Sellers and the Warrantors do not make any representation or warranty as to the accuracy of any forecasts, estimates, projections, statements of intent or opinion provided to the Purchaser or its advisers, or which is derived or capable of being derived from any investigation carried out by or on behalf of the Purchaser in the course of any due diligence or other enquiry, on or before the date of this Deed (including any documents in the Data Room or information contained therein).
9.7Except in the case of fraud or fraudulent representation, or as expressly provided in any Transaction Document, the Purchaser agrees and undertakes with the Sellers and the Warrantors that neither it nor any other member of the Purchaser Group has any rights against, and will waive and shall not make any claim against, any employee, director, member, officer, adviser or agent of the Target Group (other than in their capacity as a Seller or a Warrantor subject to and in accordance with the terms of this Deed) on whom the Purchaser may have relied before agreeing to any term of this Deed or any other Transaction Document or before entering into this Deed or any other Transaction Document.
9.8Each Party hereby agrees that in the event that any Seller becomes an AoA Leaver in circumstances in which paragraph 2(a) of Part B of Schedule 11 (Conduct of Business) would otherwise apply, that Seller shall immediately no longer be party to this Deed or have any rights or obligations hereunder (and shall no longer be entitled to sell, and the Purchaser shall no longer have any obligation to purchase, their Sale Shares pursuant to the terms of this Deed).
9.9Each Seller hereby irrevocably and unconditionally agrees that, with effect from Completion, none of the Target Company, any other Target Group Company or any of their respective current or former directors, officers, employees, workers, consultants, agents, advisers or counsel (together, the “Released Parties”) shall have or incur any liability to that Seller in respect of, and each Seller hereby irrevocably, to the fullest extent permitted by law, waives, releases and forever discharges each of the Released Parties from, any and all actions, causes of action, claims, demands, complaints, proceedings, rights, obligations, liabilities, damages, losses, costs and expenses of whatever nature, whether known, actual or contingent, and whether arising in contract, tort, under statute, in equity or otherwise, which that Seller has, may have or claims to have against any of the Released Parties in connection with, relating to, or arising out of: (a) that Seller’s ownership of any shares, securities or other interests in the Target Company or any Target Group Company; or (b) any rights or benefits of that Seller under or pursuant to any employment agreement, service agreement, severance policy, termination policy, change of control policy, bonus policy, incentive arrangement, the Articles, the Shareholders’ Agreement, or any similar agreement, arrangement, constitution, plan or policy, in each case to the extent such claim, right, obligation or liability arises or relates to any act, omission, matter, circumstance or period occurring on or before Completion (together, the “Released Claims”). Each Seller further agrees that they shall not and shall procure that none of their Related Parties shall, commence, bring, maintain, assist, encourage or participate in any claim, action, suit, complaint or proceeding against any Released Party in respect of any Released Claim. Nothing in this Clause 9.9 shall operate to release or waive any liability arising from fraud, wilful misconduct or dishonesty, nor shall it prejudice any rights or claims of a Seller under any of the Transaction Documents.
9.10The Sellers hereby confirm and agree that except as contemplated by the Registration Rights Agreement: (a) as at the date of this Deed there is no agreement or arrangement between some or all of them concerning orderly marketing, sell down, disposal and/or voting of Lazard Shares held by them from time to time (nor any agreement or arrangement which could result in some or all of the Sellers being deemed to be acting in concert for the purposes of FSMA (or any other analogous concept in any other jurisdiction) as regards their holding of Lazard

Shares); (b) no such agreement or arrangement will be entered into by them at any point in time; and (c) each Seller will exercise their own independent judgment when making any investment, disposal and/or voting decision concerning their holding of Lazard Shares.
9.11The Primary Sellers shall ensure that the holders of Options shall have been given the opportunity to exercise (including but not limited to by way of acceleration) their Options in accordance with the terms of the Options Documentation and Schedule 5, such that, following any such exercise of Options, that holder shall be treated as a Seller and a Minority Seller as provided for in of Clause 3, and shall procure that to the extent not so exercised that such Option shall lapse on Completion.
9.12In anticipation that the Transaction may meet one or more of the significance tests set forth in Rule 1-02(w) of Regulation S-X at a 20% significance level or more, and accordingly may require the disclosure of Target Company historical financial statements under Rule 3-05 of Regulation S-X and pro forma financial information under Article 11 of Regulation S-X, the Primary Sellers shall, and shall cause the Target Company and its Subsidiaries to, use reasonable best efforts to cooperate with and provide reasonable support to the Purchaser:
(a)by delivering to the Purchaser:
(i)the audited historical financial statements of the Target Company and its Subsidiaries and unaudited historical interim financial statements of the Target Company and its Subsidiaries, in each case, (A) for the periods required to be presented under Rule 3-05 of Regulation S-X, and (B) in the form and on a timeline as would reasonably be expected to permit the Purchaser to file such financial statements with the SEC as promptly as reasonably practicable following Completion in accordance with the Exchange Act and the regulations promulgated thereunder, including as required pursuant to Form 8-K or as required pursuant to Form S-3 in connection with an offering of “Registrable Shares” (as defined in the Registration Rights Agreement) by any “Holder” (as defined in the Registration Rights Agreement);
(ii)an unqualified audit report from the Target Company’s independent accounting firm, in form and substance reasonably satisfactory to the Purchaser, stating that such fiscal year financial statements present fairly, in all material respects, the consolidated financial position, as well as the consolidated results of operations and cash flows, comprehensive income (loss) and shareholder’s equity of the Business for the periods covered by such financial statements, in conformity with the requirements of Regulation S-X; and
(iii)an executed consent of the Target Company’s independent accounting firm, in form and substance reasonably satisfactory to the Purchaser and suitable for filing by the Purchaser with the SEC, which consent shall authorise the Purchaser to file with the SEC the report referred to in this Clause 9.12 and all other reports delivered by the Target Company hereunder;
(b)to provide any and all additional information related to the Business reasonably necessary for the Purchaser’s preparation of any pro forma consolidated balance sheets and related pro forma consolidated statements of income of the Purchaser and its subsidiaries giving effect to the Transaction and meeting the requirements of

Regulation S-X, on a timeline as would reasonably be expected to permit the Purchaser to file such financial information with the SEC as promptly as reasonably practicable following Completion in accordance with the Exchange Act and the regulations promulgated thereunder, including as required pursuant to Form 8-K or as required pursuant to Form S-3 in connection with an offering of “Registrable Shares” (as defined in the Registration Rights Agreement) by any “Holder” (as defined in the Registration Rights Agreement) (it being understood that, notwithstanding anything to the contrary set forth herein, (i) the information the Target Company will be required to provide Purchaser shall be as of and for the fiscal periods of the Purchaser as required to be presented under Article 11 of Regulation S-X and (ii) the Target Company shall have no obligation to prepare any pro forma financial information or projections, each of which the Purchaser shall be solely responsible for);
(c)to provide any and all additional information related to the Business reasonably necessary for the Purchaser’s preparation of its consolidated financial statements for each of the quarterly periods ending after Completion and on or prior to 30 September of the fiscal year during which Completion occurs on a timeline as would reasonably be expected to permit the Purchaser to file, following review by independent public accountants, such consolidated financial statements with the SEC in accordance with the Exchange Act and the regulations promulgated thereunder no later than 40 days after the end of each relevant quarter; and
(d)to provide any and all additional information related to the Business reasonably necessary for the Purchaser’s preparation of its consolidated financial statements for the fiscal year of the Purchaser during which Completion occurs on a timeline as would reasonably be expected to permit the Purchaser to file, following an audit by independent public accountants, such consolidated financial statements in accordance with the Exchange Act and the regulations promulgated thereunder no later than 60 days after the end of each such fiscal year.
9.13In connection with the actions contemplated by the Purchaser under Clauses 9.12(a) to 9.12(d) (inclusive):
(a)the Target Company shall use its reasonable best efforts to: (i) cause its independent accountants to provide reasonable assistance to Purchaser, including using reasonable best efforts to cause the Target Company’s independent accountants to permit the Purchaser’s independent accountants to rely on the Target Company’s independent accountants; and (ii) provide reasonable access to the books and records relating to the Business for the Purchaser’s independent public accountants to complete their annual audit and quarterly review; and
(b)the Purchaser shall use its reasonable best efforts to cause its independent accountants to rely on the Target Company’s independent accountants to the extent that: (i) the Target Company has complied with limb (i) of Clause 9.13(a) in facilitating such reliance; and (ii) such reliance is permissible under the rules of the SEC and applicable SEC guidance.

9.14In connection with the actions contemplated by the Purchaser under Clauses 9.12(a) to 9.12(d) (inclusive) and 9.13(a) and 9.13(b):
(a)subject to the Target Company’s satisfaction of its obligation under Clauses 9.12 and 9.13 of this Deed, the Purchaser will use its reasonable best efforts to cause all such filings to be made on Form 8-K and Form S-3 as soon as reasonably practicable following Completion (it being understood and agreed by the Purchaser and the Target Company that, if reasonably practicable, the Purchaser will cause the Form 8-K to be filed within 10 days of Completion; provided, that, in the event the Transaction does not meet one or more of the significance tests set forth in Rule 1-02(w) of Regulation S-X at a 20% significance level or more, and accordingly does not require the disclosure of Target Company historical financial statements under Rule 3-05 of Regulation S-X and pro forma financial information under Article 11 of Regulation S-X, the Purchaser will cause the Form 8-K and Form S-3 to be filed within 7 days of Completion); and
(b)all documented third party costs and expenses reasonably and properly incurred by the Target Company in connection with such contemplated matters shall be payable by the Purchaser, other than those incurred in connection with the preparation and related audit of the Target Company’s year-end financial statements for the year end 30 April 2026 in accordance with UK GAAP / UK GAAS.
9.15The Sellers’ Representatives shall, no later than 10 Business Days following the end of the Adherence Acceptance Window, provide appropriate documentation to the Purchaser to allow the Purchaser to verify each Seller’s “accredited investor” status in accordance with Rule 506(c)(2)(ii) of Regulation D, including, without limitation, by providing information that documents each Seller’s salary for the past two years.
10.TRANSACTION RESTRICTIVE COVENANTS
The parties agree that the provisions of Schedule 17 (Transaction Restrictive Covenant) shall apply following Completion.
11.PURCHASER WARRANTIES & COVENANTS
11.1Subject to Clause 12.2, the Purchaser warrants to each of the Sellers in the terms of the Purchaser Warranties set out in:
(a)paragraphs 1 and 2 of Schedule 18 (Purchaser Warranties) as at the date of this Deed and as at the date of Completion;
(b)paragraph 3 of Schedule 18 (Purchaser Warranties) as at the date of this Deed and as at the date(s) of any issuance of Lazard Shares or of Loan Notes by the Purchaser; and
(c)paragraphs 4 and 5 of Schedule 18 (Purchaser Warranties) as at the date of this Deed.
12.LIMITATIONS ON LIABILITY
12.1Part A of Schedule 16 (Limitations on Liability) shall apply in respect of the Sellers.
12.2Part B of Schedule 16 (Limitations on Liability) shall apply in respect of the Purchaser.

13.SELLERS’ REPRESENTATIVES
13.1Save as otherwise provided in Clause 33, each of the Sellers hereby irrevocably appoints the Sellers’ Representatives to act jointly (subject to the remaining provisions of this Clause 13), on each Seller’s behalf as the sole representatives of the Sellers and each of them for the following purposes with respect to this Deed:
(a)making any amendments or modifications to the Shareholder Matrix as are necessary, including (but not limited to) to account for adjustments in accordance with the terms of this Deed;
(b)making a determination as to whether or not a Seller is an Accredited Investor by reference to the Books and Records (unless such Seller can provide sufficient evidence to prove that they are an Accredited Investor);
(c)granting any consent, approval or waiver on behalf of the Sellers and each of them under this Deed, including such consents, approvals or waivers as may be requested by the Purchaser;
(d)agreeing to any amendment or variation of this Deed or any Transaction Document or any Agreed Form document, save for any Agreed Form document which is personal to an individual Seller (in which case the consent of that Seller alone shall be required);
(e)accepting and sending notices on behalf of such Seller in accordance with Clause 25;
(f)procuring payment of any Seller Costs;
(g)for any Seller whose residential address is outside of England and Wales, acting as such Seller’s agent on which legal process may be served in any proceeding brought in the LCIA Court in accordance with Clause 34.2; and
(h)generally taking any and all other actions, giving any consent, and doing any and all other things provided in or contemplated by this Deed to be performed by the Sellers’ Representatives on behalf of the Sellers and each of them, provided that if: (i) any such action, consent, agreement or waiver would not, or is not reasonably likely to, have a material adverse impact on the rights of any Seller or the Sellers (as a group) under the terms of this Deed, then the Sellers’ Representatives can jointly take, give or agree such action, consent, agreement or waiver as they see fit (save in the event of a disagreement between the Sellers’ Representatives, in which case the Sellers’ Representatives shall put the matter to the vote of the Primary Sellers who are not Leavers at the relevant time (the “Remaining Primary Sellers”) and shall follow the decision approved by the majority of the Remaining Primary Sellers (including, for the avoidance of doubt, the Sellers’ Representatives), by reference to their PS Appropriate Proportions; and (ii) any such action, consent, agreement or waiver would, or is reasonably likely to, have the effect of materially adversely impacting the rights of an individual Seller or all of the Sellers (as a group) under the terms of this Deed, then the Sellers’ Representatives shall put the matter to a vote of the Remaining Primary Sellers and shall follow the decision approved by the majority of the Remaining Primary Sellers (including, for the avoidance of doubt, the Sellers’ Representatives), by reference to their PS Appropriate Proportions.

13.2The parties acknowledge that in exercising the powers and authorities conferred by Clause 13.1 upon the Sellers’ Representatives, the Sellers’ Representatives shall not be acting, or be construed as acting, as the agent or trustee on behalf of any Seller, and the parties agree that each of the Sellers’ Representatives shall have no liability whatsoever to any party in relation to the exercise of those powers and authorities, save to a Seller in the case of fraud or bad faith. Each Seller shall indemnify, hold harmless and keep indemnified each Sellers’ Representative from all losses which they may incur as a result of or in connection with anything lawfully done by that Sellers’ Representative in his or her capacity as such under this Deed, save in the case of fraud or bad faith.
13.3Each Seller hereby acknowledges and agrees that the Purchaser may rely on any decision, determination, consent, waiver or request granted by the Sellers’ Representatives in accordance with the terms of this Deed without any further enquiry of the applicable Seller(s).
13.4The initial Sellers’ Representatives (on and from the date of this Deed) shall be AS and GB. The Sellers’ Representatives shall be the Sellers’ Representatives until such time as:
(a)they are unable to perform their role as the Sellers’ Representative;
(b)give notice in writing that they are not prepared to act as Sellers’ Representatives;
(c)are removed as the Sellers’ Representatives in writing signed by the majority of the Remaining Primary Sellers (excluding the Sellers’ Representative who are the subject of the removal), by reference to their PS Appropriate Proportions;
(d)in the case of any Sellers’ Representative other than AS, upon them becoming a Leaver; or
(e)in the case of AS, upon him becoming a Breaching Leaver, a Cause Leaver or an Enhanced Cause Leaver.
Thereafter, any Remaining Primary Seller from time to time nominated by the majority of the Remaining Primary Sellers (excluding, for the avoidance of doubt, the Sellers’ Representative who is being replaced) by reference to their PS Appropriate Proportions, may act as Sellers’ Representative, and failing such agreement, the remaining or existing Sellers’ Representative shall be able to elect a second Sellers’ Representative at his or her discretion. There shall never be more than two Sellers’ Representatives at any one time. The appointment or removal of any Sellers’ Representative shall be notified to the Purchaser in writing by the remaining or existing Sellers’ Representative.
13.5Each Seller hereby grants to the Sellers’ Representatives, as at the date of this Deed in the case of each Primary Seller and as at the date of the relevant Deed of Adherence in the case of each Minority Seller, the power of attorney set out Part A of Schedule 20 (Transaction Power of Attorney).
13.6Each Seller hereby grants to the Purchaser, as at Completion, the power of attorney set out in Part B of Schedule 20 (Voting Power of Attorney).
13.7The Sellers agree that the liability for any Seller Costs shall be borne by the Sellers in the Agreed Proportions as such Agreed Proportions are determined at the time when the relevant

Seller Cost is incurred (the “Relevant Agreed Proportions”). If any Seller, in respect of a Seller Cost, pays more than its Agreed Proportion, the other Sellers will immediately on demand pay to that Seller such sum as is necessary to ensure that each Seller bears no more than their Relevant Agreed Proportion.
14.SELLERS’ CONFIRMATIONS
14.1Each Primary Seller acknowledges and agrees that:
(a)they have had the opportunity to consult with the Target Company’s legal and tax advisers on the terms, implications and consequences of this Deed; and
(b)they have been given sufficient time to review this Deed and to seek independent legal and tax advice.
14.2Each Seller confirms that:
(a)they are not a client of the Purchaser (or any member of the Purchaser Group) and neither the Purchaser (nor any member of the Purchaser Group) is acting or has acted for them, nor is the Purchaser (nor is any member of the Purchaser Group) responsible to them for providing any advice or any protections that would be afforded to clients of their respective firms or for advising them on such transactions;
(b)they are owed no duty of care or other obligation (other than contractual obligations pursuant to this Deed) by the Purchaser (or any member of the Purchaser Group) in respect thereof and, insofar as they are owed any such duty or obligation (whether in contract, tort or otherwise) by the Purchaser (or any member of the Purchaser Group), they hereby waive, to the extent permitted by law, any rights which they may have in respect of such duty or obligation; and
(c)they are entering into this Deed voluntarily and without duress or undue influence.
15.PAYMENTS
15.1Unless otherwise specified herein, any payment to be made pursuant to this Deed by the Purchaser (or, at the Purchaser’s direction, by any member of the Purchaser Group on the Purchaser’s behalf) to a Seller shall be made to the Paying Agent Account, and the Paying Agent is irrevocably and unconditionally authorised by each Seller to receive any sum paid to them in accordance with this Clause 15.1. Each Seller acknowledges that the receipt of the aggregate amount due to all of the Sellers in the Paying Agent Account shall be an effective discharge of the Purchaser’s obligation to pay or procure payment of such sum to each Seller. Each Seller agrees to provide any Internal Revenue Service Form W-8 or W-9 reasonably requested by the Purchaser or the Paying Agent.
15.2With effect from Completion until such time as there are no further amounts which may be due by the Purchaser to the Sellers under the Transaction Documents, the Purchaser:
(a)shall procure that the Target Company does not amend or vary (or permit any amendment or variation to) the terms of the Paying Agent Agreement, without prior written consent of the Sellers’ Representatives;

(b)shall ensure, and undertakes to procure the Target Company to comply with, the terms of the Paying Agent Agreement; and
(c)subject to: (i) receipt by the Purchaser and/or the Target Company of all relevant signed documents in relation to the sale of the relevant Dragged Shareholder’s Dragged Shares in accordance with the Drag Process as set out in Clause 15.7; and (ii) receipt of the account details of the relevant Dragged Shareholder by the Paying Agent, procure the Target Company to instruct the Paying Agent to pay the Dragged Shareholder any sum owed to them under the Transaction Documents or pursuant to the Drag Process.
15.3Any payment to be made pursuant to this Deed by a Seller to the Purchaser shall be made to the Purchaser’s Bank Account.
15.4In respect of payments under this Deed:
(a)payments shall be in immediately available funds by electronic transfer on the due date for payment and receipt of the amount due shall be an effective discharge of the relevant payment obligation;
(b)any sum due for payment may be paid in the relevant currency which is as stated in this Deed as applying to the relevant payment amount, and there shall be no obligation on any payor to convert such sum into the currency of the Purchaser’s Bank Account (where the payee is the Purchaser) or into the currency of the Paying Agent Account (where the payee is a Seller); and
(c)there shall be no obligation on any payor to increase, supplement or otherwise adjust any payment to take account of any foreign-exchange fees (or rates), cross-border fees, administration fees or other similar costs or expenses levied, incurred or charged to the payee by the payee’s bank (but, for the avoidance of doubt, the payor shall be responsible for any such costs or expenses levied, incurred or charged to the payor by its bank or payment).
15.5If any sum due for payment in accordance with this Deed is not paid on the due date for payment, the person in default shall pay Default Interest (which will compound daily) on that sum from but excluding the due date to and including the date of actual payment calculated on a daily basis.
15.6Any payment to be made by or on behalf of the Purchaser in respect of the sale and purchase of any Dragged Shares shall be made to the Dragged Shareholders’ Nominee Account and payment of any such amount into the Dragged Shareholders’ Nominee Account shall satisfy and discharge, to the extent of such payment, the obligation of the Purchaser to pay such amount to the relevant Dragged Shareholder.
15.7The Sellers’ Representatives shall instruct the Dragged Shareholders’ Nominee not to release any amount standing to the credit of the Dragged Shareholders’ Nominee Account in respect of a Dragged Shareholder unless and until that the Relevant Dragged Shareholder has delivered to the Purchaser, in form and substance reasonably satisfactory to the Purchaser, of:
(a)a duly executed deed of covenant in which the relevant Dragged Shareholder undertakes to transfer his Dragged Share with Full Title Guarantee, free and clear from all Encumbrances; and/or
(b)such title confirmation or other evidence of title to the relevant Dragged Shares to evidence that the Dragged Shares are transferred with Full Title Guarantee, free and clear from all Encumbrances.
15.8The Sellers’ Representatives shall procure that any amount standing to the credit of the Dragged Shareholders’ Nominee Account in respect of a Dragged Shareholder is held by the Dragged Shareholders’ Nominee pending satisfaction of the requirements set out in Clause 15.7.
16.LAZARD SHARES AND LOAN NOTE ISSUANCES
16.1If any amount of the Consideration is to be settled in Lazard Shares pursuant to the terms of this Deed, the Purchaser shall issue such Lazard Shares subject always to the following:
(a)in the event that any such issuance requires the prior notification to, or merger-control clearance, approval or authorisation by, any regulatory, governmental or competition body under applicable law, such issuance shall be conditional on such notification being made and such clearance, approval or authorisation being obtained (at the Purchaser’s cost) and if such approval is not obtained, that amount of the Consideration shall instead be settled in cash or through the issuance of Loan Notes, provided that where the Shareholder is an Accredited Investor, the Deferred Consideration and the Earn-out Value shall be settled through the issuance of Loan Notes only;
(b)the maximum number of Lazard Shares to be issued pursuant to this Deed shall, in aggregate, represent the lesser of 19.99% of: (i) the voting power outstanding as at Completion (but before the issuance of any such Lazard Shares); and (ii) the number of issued and outstanding common shares (as defined under the NYSE rules) of the Purchaser as at Completion (but before the issuance of any such Lazard Shares (the “Maximum Issuance”) and, in the event that the aggregate value of the portion of the Consideration to be settled in Lazard Shares in accordance with this Deed would result in such number of Lazard Shares being issued which exceeds the Maximum Issuance, then the value of the number of Lazard Shares (as determined at the relevant date of issuance by reference to the Relevant VWAP) which so exceeds the Maximum Issuance shall instead be settled in cash or through the issuance of Loan Notes, provided that where the Shareholder is an Accredited Investor, the Deferred Consideration and the Earn-out Value shall be settled through the issuance of Loan Notes only;
(c)any Lazard Shares issued as partial or full payment of any element of the Consideration shall be issued and allotted to the Securities Account of that Seller, and in the event any Seller fails to co-operate in the opening of their Securities Account (including but not limited to executing and delivering any required forms, or satisfying any required KYC checks), the Purchaser may, at its election, instead pay the value (as determined by the Purchaser, acting reasonably) of such Lazard Shares in cash or through the issuance of

Loan Notes, provided that where the Shareholder is an Accredited Investor, the Deferred Consideration and the Earn-out Value shall be settled through the issuance of Loan Notes only;
(d)any Lazard Shares issued as partial or full payment of any element of the Consideration shall be issued to the Sellers without issuing fractional shares, and fractional entitlements shall be rounded up (subject to Clause 16.1(b)) to the nearest whole number of Lazard Shares;
(e)any Lazard Shares issued as partial or full payment of any element of the Consideration remain always subject to the requirements and restrictions of any applicable law (including US Securities Laws); and
(f)any Lazard Shares issued as partial or full payment of any element of the Consideration may be registered under the Securities Act as and to the extent set forth in the Registration Rights Agreement.
16.2Notwithstanding any other term of this Deed, any issuance of any Lazard Shares and/or any Loan Notes shall only ever be made to a Seller who is an Accredited Investor as at the date of this Deed (or, in the case of a Minority Seller, as at the date of that Minority Seller’s duly completed and executed Deed of Adherence) and who gives the confirmations set out in Schedule 14 (Accredited Investor Status) and, in the event that a Seller is entitled to receive Lazard Shares or Loan Notes and either (a) such Seller is not an Accredited Investor as at the date of this Deed (or, in the case of a Minority Seller, as at the date of that Minority Seller’s duly completed and executed Deed of Adherence) (or otherwise fails to give the confirmations set out in Schedule 14 (Accredited Investor Status)), or (b) the issuance of Lazard Shares and/or any Loan Notes to such Seller would give rise to a violation of the securities laws of a jurisdiction outside of the United States in which such Seller is resident, then in each case the value of the Lazard Shares (or Loan Notes) to which such Seller would otherwise be entitled shall instead be settled in cash (and such payment shall, in respect of any part of the Consideration subject to a Lock-Up Period, be made at the date of expiry of the relevant Lock-Up Period in respect of the relevant Lazard Shares in lieu of which cash has been paid) (and such payment shall otherwise be in accordance with Clause 15). This Clause 16.2 shall not apply to an Accredited Investor who is tax resident in the UK, who shall, subject to the other provisions of this Deed retain their entitlement to Lazard Shares and/or Loan Notes (as the case may be).
16.3All certificates or other instruments or book-entry notations representing Lazard Shares to be issued hereunder will bear a legend (or comparable notation):
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY SECURITIES LAWS OF ANY U.S. STATE, AND MAY NOT BE SOLD, REOFFERED, PLEDGED, ASSIGNED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE.”
16.4If any amount of the Consideration is to be settled in Lazard Shares (or Loan Notes) pursuant to the terms of this Deed, the Purchaser shall be treated as discharging its obligation to issue such Lazard Shares (or Loan Notes) to a Seller where it issues such Lazard Shares (or Loan

Notes) to a custodian or operator of any Securities Account which is to hold such Lazard Shares (or Loan Notes) on behalf of the Seller subject to the terms of this Deed and, in the event any Lazard Share (or Loan Note) is to be forfeited or surrendered by any Seller in accordance with the terms of this Deed, the Purchaser shall have the right to instruct any such custodian or operator of any Securities Account in order to give effect to such sale, forfeiture or surrender (and each relevant Seller shall execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as the Purchaser may from time to time reasonably require in order to give effect to the issuance of Lazard Shares (or Loan Notes) to such custodian or operator of any Securities Account and/or to give effect to any such sale, forfeiture or surrender.
16.5On and from Completion, AS agrees to discuss with the Purchaser CFO any intention to dispose of any material number of Lazard Shares where such disposal would reasonably be expected to jeopardise an orderly market in Lazard Shares.
17.INSURANCE
The parties agree that any insurance policies issued to any Target Group Company shall terminate with effect on and from Completion.
18.EFFECT OF COMPLETION
Any provision of this Deed and any of the other Transaction Documents which is capable of being performed after, but which has not been performed, at or before Completion and all Warranties and covenants and other undertakings contained in or entered into pursuant to this Deed shall remain in full force and effect notwithstanding Completion.
19.ENTIRE AGREEMENT
19.1This Deed and the other Transaction Documents together set out the whole agreement between the parties in respect of the Transaction and exclude any terms implied by law which may be excluded by contract and supersede any prior agreement, promise, representation or undertaking (whether oral or written) relating to the terms or the subject matter of this Deed or the Transaction Documents.
19.2Each party acknowledges that it has not relied on, or been induced to enter into this Deed or any other Transaction Document by, any warranty, representation, covenant, undertaking, indemnity or other statements not expressly incorporated into any of them.
19.3So far as permitted by law and except in the case of fraud (including fraudulent misrepresentation), each party agrees and acknowledges that:
(a)without prejudice to any rights under any W&I Insurance Policy, its only right or remedy in connection with this Deed shall be for breach of the terms of this Deed to the exclusion of all other rights or remedies including those in tort or arising under statute including any right to rescind this Deed;
(b)it does not have any claim or remedy in respect of any statement, representation, misrepresentation, warranty or undertaking made by or on behalf of any other relevant party, or its officers, agents or employees, which is not expressly set out in this Deed or any other Transaction Document; and
(c)it does not have any claim or remedy as a result of any representation or misrepresentation made prior to the entry into this Deed by or on behalf of any other relevant party, or its officers, agents or employees.
20.WAIVERS AND REMEDIES
20.1No waiver of any right or remedy provided by this Deed or by law shall be effective unless it is in writing (which for this purpose, does not include email) and signed by, or on behalf of, the party granting it.
20.2No failure on the part of a party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy or power provided by law or under this Deed or any other documents referred to in it shall affect that right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy shall preclude any further exercise of it or the exercise of any other right, power or remedy.
20.3Except as provided for in Clauses 5.24 and 5.25, the rights, powers and remedies provided in this Deed are cumulative and not exclusive of any rights, powers and remedies provided by law.
21.VARIATIONS
No amendment of this Deed (or of any other Transaction Document) shall be effective unless it is in writing (including by email) and duly executed by or on behalf of the Purchaser and the Sellers’ Representatives (or, if the Sellers’ Representatives are unable to consent pursuant to Clause 13, each Primary Seller). The expression “amendment” includes any amendment, variation, supplement, deletion or replacement however effected.
22.ASSIGNMENT
22.1The Purchaser and each of the Sellers may not, without the prior written consent of the Sellers’ Representatives (in the case of the Purchaser) or the Purchaser (in the case of any Seller), assign, transfer, charge, hold on trust, encumber or otherwise deal with all or any of its rights under this Deed or any other Transaction Document nor grant, declare, create or dispose of any right or interest in any of them. Any purported assignment in contravention of this Clause 22 shall be void.
22.2Any assignment of, or other dealing with this Deed or any other Transaction Document pursuant to this Clause 22 shall be subject to any assignee being entitled to no greater rights, damages or other compensation than that to which the assignor would have been entitled had it not assigned or otherwise dealt with this Deed of any other Transaction Document.
22.3This Deed shall be binding on and shall enure to the benefit of the successors in title and legal personal representatives of each party.

23.FURTHER ASSURANCES
23.1On or after Completion, each of the Sellers and/or the Sellers’ Representatives shall execute and do (or procure to be executed and done by any other necessary party, including the Dragged Shareholders) all such deeds, documents, acts and things as the Purchaser may from time to time reasonably require in order to vest any of the Shares in the Purchaser or as may be required by law or as otherwise may be necessary to implement and give full effect to this Deed.
23.2On or after Completion, the Purchaser shall execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as the Sellers may from time to time reasonably require in order to vest any of the Shares in the Purchaser or as may be required by law or as otherwise may be necessary to implement and give full effect to this Deed.
24.THIRD PARTY RIGHTS
24.1A person who is not a party to this Deed (including, for the avoidance of doubt, any Dragged Shareholder) shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms, with the exception of:
(a)an employee, director, member, officer, adviser or agent of the Target Group pursuant to Clause 9.7; and
(b)the Released Parties pursuant to Clause 9.9.
25.NOTICES
25.1Any notice or other communication (a “Notice”) under this Deed shall only be effective if it is in writing.
25.2Any Notice given under this Deed shall, in the absence of earlier receipt, be deemed to have been duly given as follows:
(a)if delivered personally, on delivery;
(b)if sent by first class post, recorded delivery or registered post, two clear Business Days after the date of posting;
(c)if sent by email, at the time of transmission but only if receipt is confirmed by return email; and
(d)in the case of registered airmail, five Business Days from the date of posting.
25.3Any Notice given under this Deed outside Working Hours in the place to which it is addressed shall be deemed to have been given at the start of Working Hours on the next following Business Day.

25.4The addresses and e-mail addresses of the Sellers for the purpose of Clause 25.2 is:

Sellers	Address:	E-mail:
For the attention of: Andrew Sealey, Gordon Bajnai, Elliot Stevens	20 Carlton House Terrace, London, England, SW1Y 5AN	[***]

With a copy to (such copy not constituting Notice): For the attention of: Greg Mulley, Alex Kay, Sophie Thompson	Herbert Smith Freehills Kramer LLP, Exchange House, Primrose Street, London, EC2A 2EG	[***]
25.5The address and e-mail address of the Purchaser for the purpose of Clause 25.2 is:

Purchaser	Address:	E-mail:
For the attention of: Tracy Farr, Holcombe Green, Chris Weideman	Lazard, Inc., 30 Rockefeller Plaza, New York, NY 10112, United States	[***]

With a copy to (such copy not constituting Notice): For the attention of: Ben Perry, Keith Pagnani, Stephen Salley	Sullivan & Cromwell LLP, 1 New Fetter Lane, London EC4A 1AN	[***]
25.6Each party may notify the other party in writing of a change to its details in this Clause 25 from time to time.
26.ANNOUNCEMENTS
No announcement or circular concerning the sale of the Target Group or otherwise in connection with the existence or the subject matter of this Deed and/or any other Transaction Document shall be made or issued by or on behalf of any Seller, the Target Group or any member of the Purchaser Group without the prior written approval of the Sellers’ Representatives and the Purchaser. This shall not affect any announcement or circular required by law or any regulatory body or the rules of any recognised stock exchange or regulatory body to be made or issued by the Purchaser (other than the Press Release and any related communication by the Purchaser which reflects the content of the Press Release).
27.CONFIDENTIALITY
27.1Each Seller hereby agrees that they shall only be entitled to see, and/or receive a copy of, the terms of this Deed to the extent such terms are relevant to such Seller and for these purposes the Sellers’ Representatives and Purchaser may agree to redact certain terms of this Deed before sharing any copy of this Deed with any Seller (or Dragged Shareholder).
27.2Subject to Clause 27.4, the Sellers shall, and the Primary Sellers shall procure that each Target Group Company shall:
(a)treat as confidential:
(i)the provisions of the Transaction Documents and any information regarding the negotiations relating to the Transaction Documents;
(ii)all information about the Purchaser and any member of the Purchaser Group obtained or received by it in connection with or as a result of negotiating, entering into or performing its obligations under any of the Transaction Documents or the performance by the other parties of their obligations under any of the Transaction Documents; and
(iii)all information used in or otherwise relating to the business, financial or other affairs of the Purchaser Group (including future plans and targets), in each case made available in any form (including in writing, orally, visually, electronically or by any other means) (together, the “Purchaser Confidential Information”);
(b)not, except with the prior written consent of the Purchaser, publish or otherwise disclose to any person any Purchaser Confidential Information; and
(c)use the Purchaser Confidential Information only:
(i)for the purposes of exercising or performing its rights and obligations under this Deed, any other Transaction Document and any other agreement or arrangement contemplated by this Deed or any other Transaction Document; and/or
(ii)to the extent necessary for the operation of the Combined Business (including, in the period between the date of this Deed and the Completion Date, to enable discussions in connection with the planning of the Integration in accordance with Clause 8.1).
27.3Subject to Clause 27.4, the Purchaser shall, and shall procure that each member of the Purchaser Group shall:
(a)treat as confidential:
(i)the provisions of the Transaction Documents and any information regarding the negotiations relating to the Transaction Documents; and
(ii)all information about each Seller and any Target Group Company obtained or received by it in connection with or as a result of negotiating, entering into or performing its obligations under any of the Transaction Documents or the performance by the other parties of their obligations under any of the Transaction Documents; and

(iii)all information used in or otherwise relating to the business, financial or other affairs of the Target Group (including future plans and targets), in each case made available in any form (including in writing, orally, visually, electronically or by any other means) (together, the “Seller Confidential Information”);
(b)not, except with the prior written consent of the Sellers’ Representatives, publish or otherwise disclose to any person any Seller Confidential Information; and
(c)use the Seller Confidential Information only:
(i)for the purposes of exercising or performing its rights and obligations under this Deed, any other Transaction Document and any other agreement or arrangement contemplated by this Deed or any other Transaction Document; and/or
(ii)to the extent necessary for the operation of the Combined Business (including, in the period between the date of this Deed and the Completion Date, to enable discussions in connection with the planning of the Integration in accordance with Clause 8.1).
27.4Neither Clause 27.1 nor 27.3 shall prohibit disclosure of any information if and to the extent:
(a)the disclosure is required by law, any regulatory body or the rules and regulations of any recognised stock exchange or regulatory body, in each case, provided that the disclosing party, to the extent reasonably practicable and permitted to do so by applicable law or regulation, provides the other parties with reasonable notice of such disclosure and shall co-operate with the other party, having due regard to the other party’s views, and take such steps as the other party may reasonably require in order to enable it to mitigate the effects of, or avoid the requirements for, any such disclosure;
(b)the disclosure is required for the purposes of any judicial proceedings by or against a third party (and, for the avoidance of doubt, not for the purposes of any proceedings between the parties to this Deed or any other Transaction Document), or the disclosure is to a Tax Authority in connection with the Taxation affairs of the disclosing party or any of its Related Parties, in each case, provided that the disclosing party, to the extent reasonably practicable and permitted to do so by applicable law or regulation, provides the other parties with reasonable notice of such disclosure and shall co-operate with the other party, having due regard to the other party’s views, and take such steps as the other party may reasonably require in order to enable it to mitigate the effects of, or avoid the requirements for, any such disclosure;
(c)the disclosure is required to vest the full benefit of this Deed in the Purchaser or the Sellers, as the case may be;
(d)the disclosure is made to officers, employees, agents, professional advisers, consultants, auditors or bankers of the Purchaser or the Sellers, provided that such disclosure is made in terms that such officers, employees, agents, professional advisers, consultants, auditors or bankers: (i) informed of the confidential nature of the disclosed information; and (ii) undertake to (or are required by professional obligations to) maintain the confidentiality of such information on the terms not less onerous than those included in this Deed;
(e)the disclosure is made to any potential insurer and insurance broker, rating agency, provider of finance or potential provider of finance or financial products (including hedging) to the Purchaser Group, Sellers or any person connected with the Purchasers or Sellers (or to their advisers, agents or Representatives) or to a security trustee or agent acting on behalf of one or several banks or other financial institutions which have entered into, or may enter into, any financing agreements with the Purchasers, Sellers or any person connected with the Purchasers or Sellers, provided that such disclosure is made in terms that such insurers, insurance brokers, ratings agency, provider of finance or potential provider of finance or financial products: (i) informed of the confidential nature of the disclosed information; and (ii) undertake to (or are required by professional obligations to) maintain the confidentiality of such information on the terms not less onerous than those included in this Deed;
(f)the information has come into the public domain (other than through the fault of that party or the fault of any person to whom such information is disclosed in accordance with sub-paragraphs (d) or (e) of this Clause 27.4);
(g)the information lawfully acquired on a non-confidential basis from a third party who, as far as the Purchaser or the relevant Seller (as the case may be) is aware, is not in breach of any undertaking as to confidentiality in relation to the other party or any of its Related Parties;
(h)the information is lawfully possessed by the Purchaser or the relevant Seller (as the case may be) prior to obtaining it from the relevant Seller or the Purchaser respectively;
(i)the disclosure is made to insurers under the W&I Insurance Policy under terms that such insurers undertake to maintain the confidentiality of such information.
27.5The Purchaser or the Sellers’ Representatives shall, as soon as reasonably practicable, inform the other party of the circumstances of any disclosure upon becoming aware that either the Seller Confidential Information or the Purchaser Confidential Information (as the case may be) has been disclosed in breach of the terms of this Deed.
27.6The restrictions contained in this Clause 27 shall survive Completion or termination of this Deed for any reason and shall continue for a period of three years from the date of this Deed.
28.COSTS AND EXPENSES
28.1Except as otherwise provided in this Deed, the parties shall each be responsible for their own costs (together with any applicable VAT thereon), charges and other expenses incurred in connection with the negotiation, preparation, execution and carrying into effect of this Deed and all other Transaction Documents, and the Sellers shall be responsible for the costs (together with any applicable VAT thereon), charges and other expenses incurred in connection with the Drag Process.
28.2Each Seller hereby authorises the Sellers’ Representatives to instruct the Paying Agent to pay the Seller Costs on their behalf by withholding from the amounts received by the Paying Agent on Completion an amount equal to such costs, and paying such costs on the Sellers’ behalf on Completion, such that the amount to be remitted to each of the Sellers from the Paying Agent Account shall be remitted net of each Seller’s pro rata proportion of such costs.
28.3Any stamp duty, stamp duty reserve tax, real estate transfer tax, or any other similar transfer Taxes payable in respect of the transfer of the Shares shall be borne by the Purchaser.
29.US TAX MATTERS
29.1In connection with the transactions contemplated by this Deed, the Purchaser or an affiliate of the Purchaser may, in the Purchaser’s sole discretion, make or cause to be made elections pursuant to Section 338(g) of the Code, and other analogous elections under applicable United States state income tax laws, with respect to one or more Target Group Companies that, as of the date of Completion, are treated as corporations for United States federal (and applicable state) income tax purposes.
30.COUNTERPARTS
This Deed may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Deed by e-mail attachment or .pdf shall be an effective mode of delivery.
31.INVALIDITY
If any provision of this Deed is held to be or becomes invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair the legality, validity or enforceability in that jurisdiction of any other provision of this Deed.
32.TERMINATION
32.1Subject to Clause 32.2, without prejudice to the rights of any party that may have arisen at or prior to termination of this Deed, except where expressly stated to the contrary, this Deed shall terminate with immediate effect and all rights and obligations of the parties under this Deed shall cease:
(a)if the Purchaser and the Sellers’ Representatives so agree in writing prior to Completion; or
(b)if the Purchaser or the Sellers’ Representatives gives written notice pursuant to Clause 7.4(c) that it wishes to terminate this Deed;
(c)in accordance with Clause 5.20; or
(d)if a majority of the Specified Individuals are not in employment with a Target Group Company as at the Effective Time, save in the event of such Specified Individual’s: (i) death; (ii) disability; (iii) long-term ill health; or (iv) termination of employment by the relevant Target Group Company in circumstances constituting Cause, and the Purchaser gives written notice to the Sellers’ Representatives that it wishes to terminate this Deed, provided that the Sellers shall be entitled, prior to the Effective Time and subject to prior consultation with the Purchaser as to the identity of such replacement, to procure the replacement of any Specified Individual who has ceased employment with a Target Group Company, including by way of internal promotion or external hire, and any such replacement (provided that such replacement is suitably experienced and qualified to perform the role and responsibilities previously carried out by the departed Specified Individual) shall be deemed to be a Specified Individual for the purposes of this Clause 32.1(d). For the purposes of this Clause 32.1(d), Clause 6.1 and Schedule 11 shall not apply.
32.2Clauses 1 (Interpretation), 19 (Entire Agreement), 21 (Variations), 22 (Assignment), 24 (Third Party Rights), 25 (Notices), 26 (Announcements), 27 (Confidentiality), 28 (Costs and Expenses), 29 (Counterparts), 31 (Invalidity) and 33 (Governing Law and Jurisdiction) (together, the “Surviving Provisions”) shall survive the termination of this Deed.
32.3Subject to Clause 5.20, Clause 7.4(c) and Clause 32.1, the Purchaser shall have no right (including any right under common law or any right in respect of claims arising under or in connection with this Deed, other than in the case of fraud) to delay or defer Completion or either before or after Completion to rescind or terminate or fail to perform this Deed and shall not be entitled to treat any Seller as having repudiated this Deed. Save in respect of the Purchaser’s rights pursuant to Clause 4, the sole remedy of the Purchaser in relation to any delay, default, breach or failure on the part of any Seller under, or in relation to, this Deed (other than in the case of fraud) shall be in damages and the Purchaser hereby expressly and unconditionally waives all other rights and remedies (whether statutory, at common law, in equity or otherwise) to rescind or terminate this Deed.
33.GOVERNING LAW AND JURISDICTION
33.1This Deed and any dispute, controversy or claim arising out of or in connection with it (whether contractual or non-contractual in nature) or its subject matter, existence, negotiation, validity, termination or enforceability (including any non-contractual dispute or claim) (“Dispute”) shall be governed by, and interpreted in accordance with, English law.
33.2Any Dispute (other than, for the avoidance of doubt, a Dispute first to be referred to a Reporting Accountant under the terms of this Deed) shall be referred to and finally resolved by arbitration in London, England under the auspices of the London Court of International Arbitration (the “LCIA Court”). There shall be three arbitrators (such arbitrators, collectively, the “Arbitral Tribunal”) which shall apply the Rules of the LCIA Court which are incorporated into this clause (as modified by this Deed) (the “Arbitration Rules”). The Sellers’ Representatives (on behalf of the Seller(s) party to the Dispute) shall be entitled to jointly designate and appoint one arbitrator (save that, if no Sellers’ Representative is party to the Dispute, those Sellers which are party to the Dispute shall jointly appoint one arbitrator) and the Purchaser shall be entitled to designate and appoint one arbitrator. For the purposes of Article 8 of the Arbitration Rules, the Purchaser shall constitute one side and those Sellers that are party to the Dispute shall constitute the other side. The LCIA Court shall appoint a third arbitrator, who shall be chairman of the tribunal; provided, however, that in the event either side fails to appoint an arbitrator within 30 Business Days of receipt by either the Sellers’ Representatives (on behalf of the Seller(s) party to the Dispute) or the Purchaser of a written notice requesting arbitration, or if the two arbitrators cannot reach an agreement with respect to the third arbitrator on or prior to 5:00 p.m. (London time) on the 30th Business Day following the date of the appointment of the first arbitrator, the appointment shall be made by the LCIA Court pursuant to the Arbitration Rules within five Business Days after receipt of a written notice from any party indicating such failure to comply with the foregoing provision.
33.3In the event of a Dispute between one or more Sellers which does not involve the Purchaser, the Sellers that request arbitration shall be treated as the Claimants on one side and all other Sellers, to the extent party to the Dispute, shall be treated as Respondents on the other side. Each side shall be entitled to designate and appoint one arbitrator. The LCIA Court shall appoint a third arbitrator, who shall be chairman of the tribunal; provided, however, that in the event either side fails to appoint an arbitrator within 30 Business Days of receipt of a written notice requesting arbitration, or if the two arbitrations cannot reach an agreement with respect to the third arbitrator on or prior to 5:00 p.m. (London time) on the 30th Business Day following the date of the appointment of the first arbitrator, the appointment shall be made by the LCIA Court pursuant to the Arbitration Rules within five Business Days after receipt of a written notice from any party indicating such failure to comply with the foregoing provision.
33.4The Arbitral Tribunal shall have no authority to award punitive damages or any other damages (including consequential damages) not measured by the prevailing party’s actual Losses, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the relevant agreement(s). The decision of the Arbitral Tribunal shall be, in the absence of fraud or manifest error (unless such manifest error has been rectified by the Arbitral Tribunal), final and binding on the parties and the parties waive irrevocably any rights to any form of appeal, review or recourse to any state or other judicial authority, in so far as such waiver may validly be made.
33.5Each party acknowledges that the other parties may be irreparably harmed by any breach of the terms of this Deed and that damages alone may not necessarily be an adequate remedy. Accordingly, the parties shall be entitled to seek from the tribunal the remedies of final or interim injunction, specific performance and other equitable relief, or any combinations of these remedies, for any potential or actual breach of its terms.
33.6Nothing in this Clause 33 shall prevent any party from seeking interim relief from any competent court in support of the arbitration proceedings at any time, whether before or after the constitution of the tribunal.
33.7The existence and content of any arbitration proceeding, and any award thereof shall be confidential among the parties.
33.8The parties waive any objection to the LCIA Court on grounds that it is an inconvenient or inappropriate forum to settle any such dispute.
34.PROCESS AGENTS
34.1The Purchaser hereby irrevocably authorises and appoints Lazard & Co., Limited of 20 Manchester Square, London, England, W1U 3PZ (c/o General Counsel for UK Financial Advisory) as its agent on which legal process may be served in any proceeding brought in the LCIA Court. Service on such agent in accordance with Clause 25 shall be deemed to be effective service on the Purchaser of process upon it in any such proceeding until such time as the Sellers’ Representatives have received prior written notice from the Purchaser, served in accordance with Clause 25, that such agent has ceased to act as its agent.

34.2In accordance with Clause 13.1(g), each of the Sellers whose residential address is outside of England and Wales hereby irrevocably authorises and appoints the Sellers’ Representatives as its agent on which legal process may be served in any proceeding brought in the LCIA Court. Service on the Sellers’ Representatives in accordance with Clause 25 shall be deemed to be effective service on the relevant Seller of process upon them in any such proceeding until such time as the Purchaser has received prior written notice from the Sellers’ Representatives, served in accordance with Clause 25, that the Sellers’ Representatives have ceased to act as the relevant Seller’s agent.
34.3If for any reason any of the agents appointed pursuant to Clauses 34.1 or 34.2 above ceases to be available to act as such, the Purchaser or the relevant Seller (as applicable) agrees to designate a new agent in England and Wales, on the terms and for the purposes of this Clause 34.
34.4Nothing herein shall be deemed to limit the ability of any party to serve any such legal process in any other manner permitted by applicable law or to obtain jurisdiction over any other party or bring proceedings against it in such other jurisdictions, and in such manner, as may be permitted or required by applicable law.

SCHEDULE 1
DEFINITIONS & INTERPRETATION
Part A
In this Deed, the Schedules to it and the Agreed Form documents referred to in it, unless the context otherwise requires, the following words and expressions shall have the following meanings:
“280G Vote” has the meaning given to it in Clause 6.6(b);
“A Ordinary Shareholders” means the Shareholders holding the A Ordinary Shares;
“A Ordinary Shares” means the A Ordinary Shares of 1 pence each in the capital of the Target Company;
“AB” means Andrew Bentley;
“Accounts” means the audited consolidated financial statements of the Target Group consisting of an audited balance sheet as at the Accounts Date and audited profit and loss account for the twelve months ended on the Accounts Date, together with any accompanying notes, reports, statements or documents;
“Accounts Date” means 30 April 2025;
“Accredited Investor” means a Seller who is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act;
“Accredited Seller” means a Seller who is an Accredited Investor and who is a party to the Registration Rights Agreement;
“ACPR” means the Autorité de contrôle prudentiel et de resolution (the French Prudential Supervision and Resolution Authority);
“Adherence Acceptance Window” has the meaning given to it in Clause 3.1(b);
“Adherence Notice” has the meaning given to it in Clause 3.1;
“Adherence Right” has the meaning given to it in Clause 3.1;
“Agreed Form” means, in relation to a document, the form of that document which has been agreed between the Sellers’ Representatives and the Purchaser as being in the agreed form on or prior to the date of this Deed and specifically identified in an email as such by the Sellers’ Representatives and the Purchaser or on their behalf by the Sellers’ Solicitors and the Purchaser’s Solicitors for the purposes of identification (in each case with such amendments as may be agreed in writing before Completion by or on behalf of the Sellers and the Purchaser);
“Agreed Proportion” means, in relation to a Seller: (i) in relation to any Seller Costs incurred other than in relation to a Dispute pursuant to Clause 33 of this Deed, the proportion which their shareholding in the Target Company immediately prior to Completion bears to the total shareholdings of the Sellers; or (ii) in relation to any Seller Costs incurred in relation to a Dispute pursuant to Clause

33 of this Deed, a proportion which reflects that Seller’s role in the relevant Dispute (with the proportion being nil for any individual Seller who is not a party to the relevant Dispute);
“Anti-Corruption Laws” means (a) the UK Bribery Act 2010, (b) the US Foreign Corrupt Practices Act of 1977, (c) the UK Economic Crime and Corporate Transparency Act 2023, and (d) any other applicable laws, regulations, rules or orders relating to anti-corruption or bribery in each jurisdiction in which a Target Group Company conducts or has conducted business;
“Anti-Money Laundering and Anti-Terrorism Laws” means (a) the UK Proceeds of Crime Act 2002, (b) the UK Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017, (c) the UK Terrorism Act 2000, (d) the US Bank Secrecy Act, (e) the USA PATRIOT Act, and (f) any other applicable laws, regulations, rules or orders relating to money laundering, terrorist financing or the financing of the proliferation of weapons of mass destruction in each jurisdiction in which a Target Group Company conducts or has conducted business;
“Anti-Tax-Evasion Laws” means Part 3 of CFA 2017 (Corporate Offences of Failure to Prevent Facilitation of Tax Evasion), any guidance, rules and regulations thereunder, and any similar laws or regulations in any other jurisdiction;
“AoA Leaver” means a ‘Leaver’ as such term is defined in the Articles;
“Applicable Laws” means all laws, regulations, directives, statutes, subordinate legislation, common law and civil codes of any jurisdiction, including Anti-Corruption Laws, Anti-Money Laundering and Anti-Terrorism Laws, Anti-Tax-Evasion Laws, Sanctions, all judgments, orders, notices, instructions, decisions and awards of any court or competent authority or tribunal exercising statutory or delegated powers and all codes of practice having force of law, in each case to the extent applicable to the parties or any of them, any Target Group Company, or as the context requires;
“Applicable Regulator” means (a) in respect of any Target Group Company, any Governmental Entity having financial regulatory or financial supervisory authority over such Target Group Company or any part of its Business (including, but not limited to, the ACPR, the DFSA, the FCA, FINRA, the MAS, the SEC and the SFC), and (b) the CMA;
“Appointment Notice” has the meaning given to it in paragraph 6(c) of Part A of Schedule 7 (Post-Completion Adjustments);
“Approved Controller” means, in relation to a Regulated Target Company, each of: (a) the Purchaser; (b) each other member of the Purchaser Group that will, on Completion, become a controller (or the holder of a qualifying holding, substantial shareholding, effective control or equivalent interest, as the context requires) of that Regulated Target Company; and (c) each member of the Purchaser Group that will, as a result of any internal reorganisation or restructuring of the Purchaser Group notified to the relevant Applicable Regulator prior to the satisfaction of the relevant Regulatory Condition, become a controller (or the holder of a qualifying holding, substantial shareholding, effective control or equivalent interest, as the context requires) of that Regulated Target Company;
“Arbitral Tribunal” has the meaning given to it in Clause 33.2;
“Arbitration Rules” has the meaning given to it in Clause 33.2;

“Articles” means the articles of association of the Target Company, as at the date of this Deed;
“AS” means Andrew Sealey;
“Bad Leaver” means any Cause Leaver, Resigning Leaver, or Breaching Leaver;
“Balance Sheet Dispute Notice” has the meaning given to it in paragraph 6(a) of Part A of Schedule 7 (Post-Completion Adjustments);
“Base Revenue” means $392,000,000, being the revenue of the Combined Business for the calendar year ended 31 December 2025;
“Bee Sellers” means Judith Frances Bee (“JB”) (who it is acknowledged is a Shareholder) and Robert Bee (“RB”) (who it is acknowledged is an Employee), provided that for the purposes of this Deed:
(a)JB shall be treated as (and RB shall not be treated as) a Primary Seller for the purposes of provisions in this Deed relating to the sale and purchase of Sale Shares (Clause 2), receipt of the Consideration (Clause 4), Payments (Clause 15), Lazard Shares and Loan Note Issuances (Clause 16) and Seller Warranties (Schedule 13 and Schedule 14) (together with any other provisions of this Deed which reasonably relate to or are necessary to give effect to those matters);
(b)RB shall be treated as (and JB shall not be treated as) a Primary Seller for the purposes of all other provisions in this Deed imposing an obligation on Primary Sellers, including (without limitation) Clause 6.1 (Pre‑ and Post‑Completion Undertakings) and Clause 10 (Transaction Restrictive Covenants); and
(c)JB and RB shall jointly be treated as a Primary Seller for all other purposes of this Deed, including (without limitation) Clauses 12 and 19 to 34) (and for the avoidance of doubt, the limitations on liability in Schedule 16 shall apply to the Bee Sellers on the basis that they are treated as a single Primary Seller), and this Deed shall be construed consistently with, and so as to give effect to, the allocation of rights, responsibility and status set out in paragraphs (a) to (c) above;
“Books and Records” has its common law meaning and includes all the books and records of the Target Group and including, without limitation all notices, correspondences, orders, enquiries, drawings, plans, books of account and other information relating to the Target Group and all other computer disks, tapes, or other machine legible programmes or other records of the Target Group in each case to the extent owned by the applicable Target Group Company excluding any information and records which such Target Group Company is required to retain after Completion pursuant to any law or regulation;
“Breaching Leaver” means any: (a) Cause Leaver; (b) Enhanced Cause Leaver; or (c) Resigning Leaver who has, in the period commencing immediately following Completion until the date that is three years following Completion, engaged in any activity or activities that have individually or collectively caused damage that is more than trivial to the Combined Business, its economic interests, goodwill and/or its reputation (“Relevant Damage”), where such Leaver's status as a Breaching Leaver has been confirmed in accordance with the Leaver Status Confirmation and where any determination that there has been Relevant Damage shall be based upon a reasonable assessment of the actual and/or reasonably likely damage resulting from (whether directly or indirectly) the activity or activities of the relevant Leaver by reference to the following factors:
(a)the actual and/or reasonably likely economic damage and/or financial loss to the Combined Business;
(b)the publication of any materials that harm or would be likely to harm the reputation of the Combined Business;
(c)the actual and/or reasonably likely loss of clients, mandates and other business of the Combined Business;
(d)the legal and other professional costs incurred and/or reasonably expected to be incurred to protect the Combined Business from such activity or activities and to redress the consequences of such activity or activities; and/or
(e)the management time and cost incurred and/or reasonably expected to be incurred to protect the Combined Business from such activity or activities and to redress the consequences of such activity or activities;
“Break Fee” has the meaning given to it in Clause 5.21;
“Business” means the private capital advisory business of the Target Group, as conducted at the date of this Deed;
“Business Day” means a day on which banks are open in London and New York for general commercial business, other than a Saturday or Sunday, public holiday in London or New York, or other day on which the NYSE is closed for business;
“Business Tax Warranties” means the warranties contained in Part B of Schedule 19 (Tax) and so far as relating to Tax, the warranties contained in paragraph 7 of Part A, paragraphs 4 and 7 of Part L and paragraphs 3 and 9 of Part M of Schedule 15 (Business Warranties);
“Business Tax Warranty Claim” means a claim in respect of a breach of any of the Business Tax Warranties;
“Business Warranties” means the warranties given pursuant to Clause 9 and set out in Schedule 15 (Business Warranties);
“Business Warranty Claim” means a claim for breach of any of the Business Warranties;
“CAGR” means the compound annual growth rate of the Revenue of the Combined Business in the final year of a given Earn-out Period as compared to the Base Revenue in respect of the year ended 31 December 2025;
“Cash” means:
(a)all deposits with any bank or other financial institution, or rental deposits relating to the UK Office only, and for the avoidance of doubt excluding any relating to cash-backed guarantees or other security deposits;

(b)all cash balances, liquid funds and other cash equivalents;
(c)Shareholder Loans;
(d)any amounts (other than Shareholder Loans) owed to the Target Group by the Sellers, the Sellers’ affiliates or related parties, partners or employees of the Target Group, but in relation to Leavers only to the extent settled in cash by the Cut-off Time (including by way of deduction from such person’s Consideration);
(e)corporation Tax assets;
(f)unamortised leasehold improvements;
(g)Deferred Fees;
(h)any other item classified as Cash pursuant to the requirements of Part C of Schedule 7 (Post-Completion Adjustments); and
(i)any interest accrued but not received relating to any of the above, in each case, of the Target Group as at the Effective Time and as presented in the Completion Balance Sheet prepared in accordance with and subject to the requirements of paragraph 1 of Part A of Schedule 7 (Post-Completion Adjustments), less Trapped Cash;
“Cause” shall mean, in respect of a Shareholder:
(a)any act or omission by them in connection with the performance of their duties, under their Employment Agreement or otherwise that:
(i)constitutes a fundamental breach of their Employment Agreement; and/or
(ii)otherwise amounts to an act of gross misconduct entitling their employer to terminate their employment summarily;
(b)their willful participation in any material act of fraud or embezzlement related to the Purchaser Group;
(c)their willful misconduct in the course of their employment by the Purchaser, or their willful and continuous disregard of their material duties (other than as a result of their death or Permanent Incapacity) in a manner and to an extent which the Purchaser (or relevant member of the Purchaser Group) reasonably deems to amount to insubordination, in each case which has caused material harm to the business or reputation of the Purchaser Group, provided that “Cause” shall not be deemed to exist unless the Purchaser Group provides the Seller with a written notice setting forth in reasonable detail the specific circumstances alleged to constitute Cause and giving the Seller a reasonable opportunity to remedy the relevant circumstance (where remediable) following receipt of such written notice;
“Cause Leaver” means any Leaver (i) whose employment with the Purchaser Group (including, following Completion, the Target Group) has been terminated in circumstances constituting Cause,

and (ii) whose status as a Cause Leaver has been confirmed in accordance with the Leaver Status Confirmation;
“CC” means Christine Campbell;
“CFA 2017” means the Criminal Finances Act 2017;
“Claim” means any claim against any of the Sellers (including, for the avoidance of doubt, the Warrantors) under any of the Transaction Documents;
“Client Fund” has the meaning given to it in paragraph 6.4 of Part B of Schedule 19 (Tax);
“CMA” means the UK Competition and Markets Authority;
“CMA Briefing Paper” has the meaning given to it in Clause 5.9(a);
“CMA Communications” has the meaning given to it in Clause 5.9(b);
“CMA Condition” has the meaning given to it in paragraph 2 of Schedule 10 (Conditions);
“CMA Merger Notice” has the meaning given to it in Clause 5.9(b);
“Code” means the United States Internal Revenue Code of 1986, as amended;
“Combined Business” means the Private Capital Advisory business to be carried on by the Purchaser Group following Completion, consisting of the Business and the Purchaser PCA Business;
“Completion” means completion of the sale and purchase of the Shares under both (a) this Deed and (b) the Drag Provision, as applicable;
“Completion Balance Sheet” means the completion balance sheet to be prepared, and as finalised, in accordance with Schedule 7 (Post-Completion Adjustments);
“Completion Date” has the meaning given to it in Clause 7.1;
“Completion Exchange Rate #1” means the closing mid-point rate on Completion, as published in the first London edition of the Financial Times published thereafter, for the conversion of a relevant currency into GBP;
“Completion Exchange Rate #2” means the closing mid-point rate on Completion, as published in the first London edition of the Financial Times published thereafter, for the conversion of a relevant currency into USD;
“Conditions” has the meaning given to it in Clause 5.1;
“Connected Person” means in respect of: (a) an Employee (or post-Completion, an employee, director or chair of any member of the Purchaser Group or of the Combined Business) and/or a Shareholder (who is an Employee, or post-Completion, who is an employee, director or chair of any member of the Purchaser Group or of the Combined Business), that Employee’s (or Shareholder’s) spouse or civil partner, any one or more of their children (including step-children, adopted and fostered children) and any other family members; or (b) a Shareholder that is an Investment Vehicle, the relevant Employee (or post-Completion, the relevant employee, director or chair of any member of the Purchaser Group or of the Combined Business), their spouse or civil partner, any one or more of their children (including step-children, adopted and fostered children) and any other family members of the Employee (or post-Completion, of the employee, director or chair of any member of the Purchaser Group or of the Combined Business) related or relevant to that Investment Vehicle;
“Consideration” has the meaning given to it in Clause 4.1;
“Consideration Cap” has the meaning given to it in paragraph 3(a) of Part A of Schedule 16 (Limitations on Liability);
“Corporate Seller” means any Seller that is a body corporate or other legal entity and that holds Sale Shares in its own capacity (and not in its capacity as a trustee of any Seller Trust);
“Corporate Trustee Seller” means any Seller that is a body corporate or other legal entity and that holds Sale Shares in its capacity as a trustee of a Seller Trust (and not in its own corporate capacity);
“Cut-Off Time” has the meaning give to it in paragraph 1(b) of Part C of Schedule 7 (Post-Completion Adjustments);
“Data Protection Laws” means any applicable law or regulation concerning the collection, access, use, storage, disclosure, cross-border transfer or other processing of Personal Information, data protection, privacy and the privacy of electronic communications, which are from time to time applicable to any Target Group Company (or any part of its business), including the General Data Protection Regulation (EU) 2016/679 as it forms part of UK law, the UK Data Protection Act 2018, the Data (Use and Access) Act 2025 and any equivalent legislation in any other jurisdiction in which a Target Group Company conducts business;
“Data Room” means the virtual data room as at 11:59pm on 27 April 2026 hosted by Datasite containing documents and other information relating to the Sellers and the Target Group made available by the Target Company, an index of the contents of which is annexed to the Disclosure Letter, together with all documentation attached to it or listed in any schedule to it;
“Debt” means loans and other financing indebtedness owed by the Target Group to any third party, together with all interest, fees, premium, expenses and penalties accrued thereon as of the Effective Time, and any penalties payable in order to retire or extinguish these liabilities on Completion, excluding any unamortised debt issuance costs, and also including:
(a)any Seller transaction costs, any bonuses and Goodwill Payments (excluding any Retention Bonuses at the written agreement of the Purchaser) related to or crystallising as a result of the Transaction (including employer’s national insurance, apprenticeship levy and any other related Taxes thereon) to the extent payable by the Target Group after the Effective Time, in each case net of the Tax benefit thereon at the applicable corporate rate of tax, and net of a discount for non-payment of bonuses to Leavers (to be calculated in good faith by reference to past experience);
(b)any amounts due or payable to any directors of any Target Group by way of director loans (including any interest accrued thereon);

(c)an accrual for unpaid bonuses for the period prior to Completion (excluding any Retention Bonuses at the written agreement of the Purchaser), plus any employer taxes thereon;
(d)dilapidation provisions and rent-free periods;
(e)corporation Tax liabilities;
(f)any dividends declared but not paid prior to the Effective Time, to the extent such dividends do not accrue to the Purchaser (and any such dividends shall be excluded); and
(g)any other item classified as Debt pursuant to the requirements of Part C of Schedule 7 (Post-Completion Adjustments),
in each case of the Target Group as at the Effective Time and as presented in the Completion Balance Sheet prepared in accordance with and subject to the requirements of paragraph 1 of Part A of Schedule 7 (Post-Completion Adjustments);
“Deed of Adherence” means the deed of adherence in the form set out in Schedule 23 (Form of Deed of Adherence);
“Default Interest” means interest at 3.5% per annum;
“Deferred Consideration” means an amount equal to $115,000,000;
“Deferred Consideration Date” means the date that is two years after the Completion Date;
“Deferred Consideration Determination Notice” has the meaning given to it in paragraph 2 of Schedule 8 (The Deferred Consideration);
“Deferred Consideration Share Price” means the value of each Lazard Share, calculated by reference to the Relevant VWAP for the consecutive 10-day trading period prior to (but excluding) the Deferred Consideration Date;
“Deferred Fees” means any revenue earned but not yet invoiced at the Effective Time and not yet received at the Effective Time, calculated in accordance with Part C of Schedule 7 (Post-Completion Adjustments);
“Deferred Loan Notes” means loan notes issued by the Purchaser pursuant to this Deed and the relevant Loan Note Instrument, the terms of which shall be in accordance with Schedule 22 (Loan Note Terms);
“Deferred Lock-Up Period” means the period beginning on the Deferred Consideration Date and ending on the first anniversary of the Deferred Consideration Date;
“Determined J&S Claim” means, in relation to a J&S Claim, the amount for which the claim has been settled or determined by a court of competent jurisdiction should be paid in satisfaction of such claim, together in each case with all costs, liabilities, charges and expenses (on a full indemnity basis) incurred by the relevant in settling or defending such claim;

“DFSA” means the Dubai Financial Services Authority;
“DIFC” means the Dubai International Financial Centre;
“DIFC Regulated Company” means Campbell Lutyens & Co. Ltd, acting through its Branch (as defined in the Glossary Module (GLO) of the DFSA Rulebook) authorised by the DFSA in the DIFC, with registered number 8443;
“Disclosure Letter” means the letter dated on the same date as this Deed from the Warrantors to the Purchaser;
“Dispute” has the meaning given to it in Clause 33.1;
“Disputed Items” has the meaning given to it in paragraph 6 of Part A of Schedule 7 (Post-Completion Adjustments);
“Draft Completion Balance Sheet” has the meaning given to it in paragraph 1 of Part A of Schedule 7 (Post-Completion Adjustments);
“Draft Earn-Out Statement” has the meaning given to it in paragraph 1 of Part C of Schedule 9 (Earn-out);
“Drag Process” has the meaning given to it in Clause 3.5;
“Drag Provision” means the drag provision contained in article 12.2 of the Articles (and the provisions which relate to, or are referred to in, that article 12.2);
“Dragged Shareholder” means a Shareholder who becomes subject to the Drag Provision pursuant to Clause 3.2 (if any);
“Dragged Shareholders’ Nominee” means such person as is appointed by the Sellers’ Representatives in writing to act as nominee, agent and attorney for each Dragged Shareholder for the purposes of receiving and holding any consideration payable to such Dragged Shareholder under this Deed and releasing such consideration to that Dragged Shareholder in accordance with the terms of this Deed;
“Dragged Shareholders’ Nominee Account” means the bank account established and maintained by the Dragged Shareholders’ Nominee (as notified to the Sellers’ Representatives prior to Completion) for the purpose of receiving, holding and releasing consideration payable in respect of the Dragged Shares;
“Dragged Shares” means the shares in the capital of the Target Company held by a Dragged Shareholder (if any);
“Dragging Shareholders” means the holders of at least ninety per cent (90%) in nominal value of the issued A Ordinary Shares;
“EA 2002” means the Enterprise Act 2002, c. 40;

“Earn-out Loan Notes” means loan notes issued by the Purchaser pursuant to this Deed and the relevant Loan Note Instrument, the terms of which shall be in accordance with Schedule 22 (Loan Note Terms);
“Earn-out Payment Dates” means each of the First Earn-out Payment Date, the Second Earn-out Payment Date, the Third Earn-out Payment Date, the Fourth Earn-out Payment Date and as applicable the Top-up Earn-out Payment Date, and “Earn-out Payment Date” means any one of them;
“Earn-out Payments” means each of the First Earn-out Payment, the Second Earn-out Payment, the Third Earn-out Payment, the Fourth Earn-out Payment and, if any, the Top-up Earn-out Payment, and “Earn-out Payment” means any one of them;
“Earn-out Period” means each of the First Earn-out Period, the Second Earn-out Period, the Third Earn-out Period, the Fourth Earn-out Period, and as applicable the Top-up Earn-out Period, and “Earn-out Period” means any one of them;
“Earn-Out Statement” has the meaning given to it in paragraph 1 of Part C of Schedule 9 (Earn-out);
“Earn-out Value” means the aggregate amount to be paid in accordance with Schedule 9 (Earn-out);
“EBT” means Ocorian Limited (a company registered in Jersey under number 52417) in its capacity as trustee of the Campbell Lutyens Employee Benefit Trust;
“Effective Time” means immediately prior to Completion on the Completion Date;
“Employee” means each person employed by a Target Group Company;
“Employment Agreement” means any Seller’s employment contract with the Target Group and/or entered into by a Seller with a member of the Purchaser Group following Completion as applicable (as amended, varied or superseded from time to time);
“Encumbrance” means any claim, charge, mortgage, pledge, security, lien, option, equity, power of sale, usufruct, hypothecation, retention of title, right of pre-emption, right of first refusal or other third party rights or security interest of any kind or an agreement to create any of the foregoing including any encumbrances arising in the ordinary course of the business or operations of the Target Group or arising by operation of law, but excluding licences of Intellectual Property Rights, and “Encumbrances” shall be construed accordingly;
“Engagement Letters” means in respect of the Target Group, engagement letters entered into between a Target Group Company and a third party client and pursuant to which a Target Group Company has agreed to provide corporate financial, or other form of, advice;
“Enhanced Cause” means, in relation to a Shareholder, that such Shareholder has: (a) committed a felony or an indictable offence (or their equivalent in other jurisdictions); or (b) deliberately and knowingly committed a material breach of their regulatory obligations, which in each case has caused material harm to the business or reputation of the Purchaser Group; and
“Enhanced Cause Leaver” means a Shareholder who: (a) is a Leaver in circumstances amounting to Enhanced Cause; and (b) whose status as an Enhanced Cause Leaver has been confirmed in accordance with the Leaver Status Confirmation;

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended;
“ES” means Elliot Stevens;
“Estimated Cash” means an amount equal to: (a) Gross Estimated Cash; minus (b) the Excess Holdback Amount (which, for the avoidance of doubt, can be a negative number);
“Estimated Completion Statement” means a statement setting out the Sellers’ Representatives’ good faith calculation of Gross Estimated Cash (and showing the Excess Holdback Amount and resulting Estimated Cash), Estimated Debt, Estimated Working Capital Adjustment and the resulting IC Completion Amount, as to be delivered by Sellers’ Representatives’ to the Purchaser pursuant to paragraph 1 of Part B of Schedule 6 (The Initial Consideration);
“Estimated Debt” means the Sellers’ Representatives’ good faith estimate of Debt at the Effective Time, as set out in the Estimated Completion Statement;
“Estimated Working Capital” means the Sellers’ Representatives’ good faith estimate of Working Capital at the Effective Time, as set out in the Estimated Completion Statement;
“Estimated Working Capital Adjustment” means Estimated Working Capital, less Target Working Capital (which, for the avoidance of doubt, can be a negative number);
“Event” means the death or the winding up or dissolution of any person, and any act, transaction or omission whatsoever, and any reference to an event occurring on or before a particular date shall include events which for Tax purposes are deemed to have, or are treated or regarded as having, occurred on or before that date;
“Excess Holdback Amount” means an amount in GBP equal to $10,000,000, converted into GBP at the Completion Exchange Rate #1;
“Exchange Act” means the US Securities Exchange Act of 1934, as amended;
“Fairly Disclosed” means fairly disclosed in this Deed, any Transaction Document (including the Disclosure Letter) or any document contained in the Data Room in such manner and with sufficient details as to enable a reasonable buyer to identify the nature and scope of the matter concerned;
“FCA” means the United Kingdom Financial Conduct Authority;
“Fee and Payment Concessions” has the meaning given to it in paragraph 3(b) of Part E of Schedule 15;
“FINRA” means the United States Financial Industry Regulatory Authority;
“First Earn-out Payment” has the meaning given to it in paragraph 2 of Part A of Schedule 9 (Earn-out);
“First Earn-out Payment Date” means the date falling 10 Business Days after the date on which the Earn-out Statement in respect of the First Earn-out Period becomes final and binding;
“First Earn-out Period” means 1 January 2026 to 31 December 2027;

“Fourth Earn-out Payment” has the meaning given to it in paragraph 2 of Part A of Schedule 9 (Earn-out);
“Fourth Earn-out Payment Date” means the date falling 10 Business Days after the date on which the Earn-out Statement in respect of the Fourth Earn-out Period becomes final and binding;
“Fourth Earn-out Period” means 1 January 2026 to 31 December 2030;
“FR Regulated Company” means Campbell Lutyens SA, a company incorporated in France with registration number 892 001 090, basic information concerning which is set out in Part B of Schedule 4 (The Target Group);
“FSMA” means the United Kingdom Financial Services and Markets Act 2000, as amended;
“Full Title Guarantee” means with the benefit of the implied covenants set out in Part 1 of the Law of Property (Miscellaneous Provisions) Act 1994 when a disposition is expressed to be made with full title guarantee;
“Fundamental Warranties” means the warranties set out in Schedule 13 (Seller Warranties) and “Fundamental Warranty” means any one of them;
“Fundamental Warranty Claim” means a claim in respect of a breach of any of the Fundamental Warranties;
“GB” means Gordon Bajnai;
“[***]” means [***];
“GP Capital Advisory” means the business of providing corporate financial advice to private fund sponsors with respect to equity in such sponsors (potentially on the buy-side or sell-side), including without limitation in relation to minority and/or majority sponsor equity investments and related advisory services, as currently conducted by the Target Group Companies as at the date of this Deed;
“Good Leaver” means any Leaver who is not a Bad Leaver or an Enhanced Cause Leaver;
“Goodwill Payments” means the aggregate of the discretionary amounts awarded prior to Completion and payable to certain employees of the Target Group, to meet commitments to those who have recently joined the Target Group;
“Governmental Entity” means any supra-national, national, state, municipal or local government (including any subdivision, court, administrative agency or commission or other authority thereof) or any quasi-governmental or private body exercising any regulatory, competition, foreign investment, taxing, importing or other governmental or quasi-governmental authority, including, but not limited to the United Kingdom;
“Gross Estimated Cash” means the Sellers’ Representatives’ good faith estimate of Cash at the Effective Time, as set out in the Estimated Completion Statement;
“HG” means Holcombe Green;

“HK Regulated Company” means Campbell Lutyens Asia Pacific Limited, a company incorporated in Hong Kong with company number 1489582, basic information concerning which is set out in Schedule 4Part B of Schedule 4 (The Target Group);
“HMRC” means His Majesty’s Revenue & Customs;
“HMT” means His Majesty’s Treasury in the United Kingdom;
“IC Completion Amount” has the meaning given to it in paragraph 2 of Part A of Schedule 6 (The Initial Consideration);
“IC Loan Notes” means loan notes issued by the Purchaser pursuant to this Deed and the relevant Loan Note Instrument, the terms of which shall be in accordance with Schedule 22 (Loan Note Terms);
“IC Share Price” means $46.50 per Lazard Share;
“Individual Seller” means any Seller who is a natural person and who holds Sale Shares in his or her own personal capacity (and not in his or her capacity as a trustee of any Seller Trust);
“Individual Trustee Seller” means any Seller who is a natural person and who holds Sale Shares in his or her capacity as a trustee of a Seller Trust (and not in his or her personal capacity);
“Initial Consideration” has the meaning given in paragraph 1 of Part A of Schedule 6 (The Initial Consideration);
“Insurer” means Vale Insurance Intermediary Europe GmbH;
“Integration” has the meaning given to it in Clause 8.1;
“Integration Principles” has the meaning given to it in Clause 8.2(a);
“Intellectual Property Rights” means patents, utility models, rights to inventions, copyright and neighbouring and related rights, rights in computer software, database rights and other works of authorship (whether or not copyrightable) (including all common law rights associated therewith), trade marks and service marks, business names and domain names, rights in get-up and trade dress and other similar indica of source or origin (including all common law rights and goodwill associated therewith), and the right to sue for passing off or unfair competition, rights in designs, Know How and all other intellectual property rights, in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, such rights and all similar or equivalent rights or forms of protection in any part of the world;
“Investment Vehicle” means any entity, body corporate, nominee, custodian or trust used by or created by (and/or owned and controlled by): (a) an Employee (or director) of the Target Group; or (b) a Shareholder, in each case to hold Shares (or following Completion, Lazard Shares) from time to time;
“IP Change” means any material amendment, variation, modification, abandonment or divergence from any Integration Principle;
“[***]” means [***];

“IRS” means the United States Internal Revenue Service;
“IT Systems” means all technology devices, computers networks, hardware, Software, firmware, middleware, systems, workstations, routers, servers, hubs, circuits, switches, interfaces, data communications lines, websites, databases, data storage systems, cloud services, telecommunications equipment, cyber security systems, back-up systems and disaster recovery systems and all other computing, information, communications and internet-related technologies, together with all associated documentation;
“J&S Claim” has the meaning given to it in paragraph 19(a) of Part A of Schedule 16 (Limitations on Liability);
“JC” means John Campbell;
“Key Employee” means each Primary Seller and any other person who is employed or directly or indirectly engaged by any Target Group Company whose job title (or internal organisational level/rank) is partner, managing director or senior vice president;
“Know How” means all know how, trade secrets and confidential information, in any form (including paper, electronically stored data, magnetic media, film and microfilm) including financial and technical information, drawings, formulae, test results or reports, project reports and testing procedures, information relating to the working of any product, process, invention, improvement or development, instruction and training manuals, tables of operating conditions, information concerning intellectual property portfolio and strategy, market forecasts, lists or particulars of customers and suppliers, sales targets, sales statistics, prices, discounts, margins, future business strategy, tenders, price sensitive information, market research reports, information relating to research and development and business development and planning reports and any information derived from any of them;
“Lazard Shares” means the common stock of the Purchaser;
“LCIA Court” has the meaning given to it in Clause 33.2;
“Leased Property” means all land and buildings leased, occupied or used by any Target Group Company at the date of this Deed, details of which are set out in folder 3.4 of the Data Room;
“Leaver” means:
(a)where a Shareholder is also an Employee (or post-Completion, is an employee, director or chair of any member of the Purchaser Group or of the Combined Business) and their employment or engagement terminates, that Shareholder;
(b)where a Shareholder is an Investment Vehicle, and an Employee (or post-Completion, an employee, director or chair of any member of the Purchaser Group or of the Combined Business) who is relevant to the Investment Vehicle has their employment or engagement terminated, that Investment Vehicle; and/or
(c)where a Shareholder is a Connected Person of: (i) such Shareholder falling under limbs (a) and (b) above; or (ii) any Employee (or post-Completion, an employee, director or chair of any member of the Purchaser Group or of the Combined Business) whose employment or engagement terminates, that Connected Person,

(provided that: (i) JC, CC and OL shall never be a Leaver; and (ii) for the avoidance of doubt notwithstanding the absence of a formal written employment or engagement agreement between the Purchaser Group and AS, AS may (to the extent applicable and as the case may be) be determined to be a Breaching Leaver, a Cause Leaver or an Enhanced Cause Leaver);
“Leaver Status Confirmation” means the written confirmation of the status of a Leaver as a Resigning Leaver, a Breaching Leaver, a Cause Leaver or an Enhanced Cause Leaver:
(a)between the Senior Management Representatives (or, where the Leaver subject to such determination is a Senior Management Representative, between (i) the Senior Management Representative appointed by the Purchaser Representative and (ii) the Sellers’ Representative who is not the Leaver) (in each case, acting reasonably); or
(b)failing agreement under paragraph (a) within 20 Business Days of the relevant Leaver becoming a Leaver, by the Purchaser CEO (acting reasonably).
“Loan Note Instrument” means a loan note instrument in a form to be agreed between the Sellers’ Representatives and the Purchaser prior to Completion and to be executed by the Purchaser prior to any issuance of any Loan Notes;
“Loan Notes” means the IC Loan Notes, the Deferred Loan Notes or the Earn-out Loan Notes, as applicable;
“Lock-Up Period” means any Deferred Lock-Up Period, Statutory Lock-Up or Tranche B Lock-Up Period;
“Long Stop Date” means 31 March 2027 or, if the CMA refers the Transaction under section 33 of the EA 2002 (the date of such reference being the “Phase II Reference Date”) and the Purchaser elects, in its sole and absolute discretion (having reasonably consulted with the Sellers’ Representatives and having considered in good faith any reasonable representations of the Sellers’ Representatives), to continue pursuing CMA clearance in relation to the Transaction following such reference, the date falling nine months after the Phase II Reference Date;
“Losses” means all losses, costs (including, without limitation, legal costs), charges, expenses, damages, penalties and fines;
“Management Accounts” means the monthly unaudited consolidated management accounts of the Target Group, including the profit and loss account and balance sheet and for the financial period from the Accounts Date and ending on the Management Accounts Date, in each case as Fairly Disclosed in the Data Room folder 1.2.1;
“Management Accounts Date” means 28 February 2026;
“MAS” means the Monetary Authority of Singapore;
“Material Contract” means the contracts of the Target Group with its key suppliers, as set out in folders 3.3.4.1-10 of the Data Room;
“Material Completion Obligations” means in respect of: (a) the Purchaser the steps or deliverables set out in paragraphs 1(a), 1(b), 1(b), 1(c) 2 and 3 of Part B of Schedule 12 (Completion Obligations);

and (b) the Sellers, the steps or deliverables set out in paragraphs 1(a), 1(b), 1(c) 1(e), 1(f), 1(g), 1(h), 1(i) and 2(a) of Part A of Schedule 12 (Completion Obligations);
“Material Engagement Letters” means the Engagement Letters of the Target Group with its key third party clients, as set out in the clean team folders 3.3.4.3.1-3 of the Data Room;
“Maximum Earn-out Value” has the meaning given to it in paragraph 3 of Part A of Schedule 9 (Earn-out);
“Maximum Issuance” has the meaning given to it in Clause 16.1(b);
“MD” means Marc Dumbell;
“Minority Seller” means a Shareholder who executes a Deed of Adherence pursuant to Clause 3 and adheres to this Deed as a ‘Minority Seller’ (and for the avoidance of doubt any Optionholder shall, upon the exercise of their Options, be treated as a Minority Seller);
“Notice” has the meaning given to it in Clause 25.1;
“Notice of Exercise” has the meaning given to it in paragraph 3(a) of Part A of Schedule 5 (Share Incentives);
“NYSE” means the New York Stock Exchange;
“OFAC” means the US Treasury Department’s Office of Foreign Assets Control;
“OL” means Olga Lashkova;
“Optionholder” means a holder of Options who executes a Deed of Adherence pursuant to Clause 3 and adheres to this Deed as an ‘Optionholder’;
“Options” means any option granted to a person under an Option Scheme which gives such person the right to purchase or subscribe for Shares;
“Options Documentation” means the rules of each Option Scheme and the template option agreements, as set out in folders 3.2.1.4 and 3.2.1.5 of the Data Room;
“Option Scheme” means each of:
(a)the Campbell Lutyens Holdings Limited 2015 Share Option Scheme;
(b)the Campbell Lutyens Holdings Limited French Stock Option Sub-Plan; and
(c)the Campbell Lutyens Holdings Limited 2016 Incentive Stock Option Plan;
“Ordinary Course” shall be determined by reference to how the Business was carried on in the 12 months prior to the date of this Deed;
“Parachute Payment” has the meaning given to it in Clause 6.6(a);
“Paying Agent” means the agent that operates the Paying Agent Account;

“Paying Agent Account” means the account established pursuant to the terms of the Paying Agent Agreement which will be notified to the Purchaser no later than three Business Days prior to the Completion Date by the Sellers’ Representative;
“Paying Agent Agreement” means the agreement between the Paying Agent, the Sellers’ Representatives and the Target Company in relation to the operation of the Paying Agent Account in a form to be agreed between the Sellers’ Representatives and the Purchaser prior to Completion;
“PCA Business Licences” has the meaning given to it in paragraph 5.4 of Schedule 18;
“Permanent Incapacity” means, with respect to any Seller, that Seller has been unable, by reason of injury, illness or other similar cause to perform their substantial and material duties and responsibilities for a period of 365 consecutive days, and which injury, illness or similar cause would render such Seller incapable of operating or performing their substantial and material duties and responsibilities in a similar capacity and manner in the future, in each case as determined in writing by a licensed physician selected by the Purchaser;
“Personal Information” means information that identifies, or is reasonably capable of identifying, a particular individual, household, browser or device and, when referring to applicable laws or regulations, has the same meaning as the similar or equivalent term defined thereunder;
“PL” means Paula Langton;
“Post-Completion RX” has the meaning given to it in Clause 5.4(a);
“Press Release” means the press release, in the Agreed Form, to be issued for the Transaction on (or shortly following) the date of this Deed;
“Pro Forma Completion Balance Sheet” means the pro forma completion balance sheet set out in Part B of Schedule 7 (Post-Completion Adjustments);
“PS Appropriate Proportion” means, in relation to a Remaining Primary Seller at the relevant time, the proportion which their shareholding in the Target Company immediately prior to Completion bears to the total shareholdings of the group of Remaining Primary Sellers immediately prior to Completion;
“Purchaser Accounts Date” means 31 December 2025;
“Purchaser Business Warranties” means the Purchaser Warranties set out in paragraphs 3, 4, 5 and 6 of Schedule 18 (Purchaser Warranties), and “Purchaser Business Warranty” means any one of them;
“Purchaser Business Warranty Claim” means a claim in respect of a breach of any of the Purchaser Business Warranties;
“Purchaser CEO” means the Chief Executive Officer of the Purchaser Group, from time to time;
“Purchaser CFO” means the Chief Financial Officer of the Purchaser Group, from time to time;
“Purchaser Change of Control” means:

(a)the acquisition of 50% or more of the issued share capital or voting rights of the Purchaser by any person;
(b)the transfer of 50% or more of the issued share capital of the Target Company or the holding company of the Combined Business by the Purchaser or a member of the Purchaser Group to any person; or
(c)the transfer of all or a majority of the assets of the Target Group or the Combined Business, in each case, whether in a single transaction or series of transactions (but excluding any bona fide internal group reorganisation or restructuring);
“Purchaser Confidential Information” has the meaning given to it in Clause 27.2;
“Purchaser Fundamental Warranties” means the Purchaser Warranties set out in paragraphs 1, 2 and 3 of Schedule 18 (Purchaser Warranties), and “Purchaser Fundamental Warranty” means any one of them;
“Purchaser Fundamental Warranty Claim” means a claim in respect of a breach of any of the Purchaser Fundamental Warranties;
“Purchaser Group” means the Purchaser and its direct and indirect subsidiaries and undertakings (including, following Completion, the Target Group);
“Purchaser PCA Business” means the private capital advisory business of the Purchaser Group, as conducted at the date of this Deed;
“Purchaser Representative(s)” means the Purchaser CEO and/or the Purchaser CFO;
“Purchaser Warranties” means the warranties given pursuant to Clause 11.1 and set out in Schedule 18 (Purchaser Warranties), and “Purchaser Warranty” means any one of them;
“Purchaser Warranty Claims” means the Purchaser Fundamental Warranty Claims and the Purchaser Business Warranty Claims;
“Purchaser’s Bank Account” means the bank account with such details as are notified in writing by the Purchaser to the Sellers’ Representatives no later than three Business Days prior to the relevant date on which any payment in cash is to be made in accordance with the terms of this Deed;
“Purchaser’s Solicitors” means Sullivan & Cromwell LLP;
“Qualifying Offer” has the meaning given to it in the Articles;
“Registration Rights Agreement” means the resale registration rights agreement in the Agreed Form to be entered into between the Accredited Sellers, the Sellers’ Representatives and the Purchaser at Completion;
“Regulated Target Companies” means the DIFC Regulated Company, the FR Regulated Company, the HK Regulated Company, the SG Regulated Company, the UK Regulated Company and the US Regulated Company, and “Regulated Target Company” means any one of them;

“Regulatory Conditions” means the conditions set out in paragraph 1 of Schedule 10 (Conditions);
“Regulatory Filings” has the meaning given to it in Clause 5.3(a);
“Related Party” means:
(a)in the case of a person which is a body corporate, any subsidiary or parent company or body corporate of that person and any subsidiary of any such parent company and any director or officer of any of the foregoing, in each case from time to time;
(b)in the case of a person which is an individual, any of the persons listed in paragraphs (a) to (c) of section 252(2) of the Companies Act 2006 who would be connected with that individual under sections 252(2)(a) to (c) were that person a director of the hypothetical company referred to in that Section 252(2); and
(c)in the case of a person which is a limited partnership, the partners of the person or their nominees or a nominee or trustee for the person;
“Released Claims” has the meaning given to it in Clause 9.9;
“Released Parties” has the meaning given to it in Clause 9.9;
“Relevant Agreed Proportions” has the meaning given to it in Clause 13.7;
“Relevant VWAP” means the volume weighted average trading price of the Lazard Shares already admitted to trading on the NYSE over the consecutive 10-day trading period prior to (but excluding) the Deferred Consideration Date or the relevant Earn-out Payment Date, as applicable;
“Remaining Primary Sellers” has the meaning given to it in Clause 13.1;
“Reporting Accountants” means a person who is UK-based, has extensive experience of completion accounts or earn-outs (as applicable) and is a partner at an independent firm of internationally recognised chartered accountants to be agreed upon by the Sellers’ Representatives (on behalf of the Sellers) and the Purchaser within 10 Business Days of a notice by one to the other requiring such agreement or, failing such agreement, to be nominated on the application of either of them by or on behalf of the President for the time being of the LCIA Court;
“Resigning Leaver” means any Leaver (excluding each of AS, AB and PL) who (i) voluntarily gives notice to resign or terminate their Employment Agreement (save where such resignation or termination is by mutual consent or where such Leaver’s resignation is given in circumstances found by an appropriate Court or Tribunal of last instance to amount to constructive dismissal) and (ii) whose status as a Resigning Leaver has been confirmed in accordance with the Leaver Status Confirmation;
“Restricted Period” has the meaning given to it in paragraph 1 of Schedule 17 (Transaction Restrictive Covenant);
“Retention Bonuses” means the aggregate of the amounts payable to any Employees pursuant to retention agreements in respect of periods after the Effective Time;
“Revenue” means the revenue of the Combined Business, not including VAT for which any member of the Purchaser Group is required to account to a Tax Authority in respect thereof, and less any discounts granted, for the relevant Earn-out Period as extracted from the audited profit and loss account of the Combined Business (whether reported independently from, or on a consolidated basis under, the Purchaser Group’s accounts) but adjusted:
(a)so as to exclude any prior period restatements or prior period adjustments; and
(b)as required to ensure that Revenue is calculated on a basis consistent with (and using the same accounting policies, treatments, methodologies and estimation techniques as were actually applied in practice in) the calculation of the Adjusted GAAP presentation of the Combined Business, as described and defined in the Purchaser’s SEC filings;
“Rule 144” means Rule 144 of the Securities Act;
“[***]” means [***];
“Sale Shares” means the shares in the capital of the Target Company being sold by the Sellers pursuant to this Deed including any Shares to which the Sellers are entitled upon the exercise of any Options prior to Completion;
“Sanctioned Country” means any country or territory with which dealings are broadly restricted or prohibited by any Sanctions (as of the date hereof, the regions of Crimea, Donetsk, Kherson, Luhansk and Zaporizhzhia in Ukraine, Cuba, Iran, North Korea, and Syria, but subject to such changes as take place over time);
“Sanctioned Person” means any person or entity who is (a) a national of or organised under the laws of or ordinarily resident in a Sanctioned Country, or (b) otherwise the subject of Sanctions;
“Sanctions” means the economic or financial sanctions, laws, regulations, embargoes or restrictive measures administered, enacted or enforced by (a) the United States government and its governmental institutions, authorities and agencies, including OFAC, the US Department of State and the US Department of the Treasury, (b) the United Kingdom government and its governmental institutions, authorities and agencies, including HMT and Office of Financial Sanctions Implementation, (c) the European Union and its institutions, (d) the United Nations Security Council, and (e) any other relevant sanctions authority having jurisdiction over any Target Group Company;
“SEC” means the United States Securities and Exchange Commission;
“SEC Reports” has the meaning given to it in paragraph 4.1 of Schedule 18 (Purchaser Warranties);
“Second Earn-out Payment” has the meaning given to it in paragraph 2 of Part A of Schedule 9 (Earn-out);
“Second Earn-out Payment Date” means the date falling 10 Business Days after the date on which the Earn-out Statement in respect of the Second Earn-out Period becomes final and binding;
“Second Earn-out Period” means 1 January 2026 to 31 December 2028;
“Section 431 Election” means an election pursuant to section 431(1) ITEPA 2003 entered into by the relevant employee jointly with their employing entity for the purposes of section 431(1) ITEPA 2003 in a form acceptable to the Purchaser and the Sellers’ Representatives (each acting reasonably), and, in the absence of agreement, on market standard terms;

“Securities Account” has the meaning given to it in Clause 6.4(b);
“Securities Act” means the US Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;
“Seller Confidential Information” has the meaning given to it in Clause 27.3;
“Seller Costs” means costs borne by or for the benefit of the Sellers or a subset thereof in connection with this Deed and/or the Transaction (including any costs associated with any Dispute, arbitration or expert determination mechanism, legal, financial and corporate finance advisory costs, and costs related to the Drag Process and the Dragged Shareholders’ Nominee);
“Seller Trusts” means each of:
(a)the Sealey 2022 Family Trust;
(b)the Sealey 2024 Family Trust;
(c)the Sealey 2026 Family Trust;
(d)the Campbell Lutyens Employee Benefit Trust; and
(e)any other trust of which an Individual Trustee Seller or a Corporate Trustee Seller is a trustee of, and “Seller Trust” means any one of them;
“Seller’s Bank Account” means the bank account with such details as are notified in writing by a Seller to the Purchaser;
“Sellers” means the Primary Sellers and any other person who has agreed to adhere to this Deed as a Minority Seller, and “Seller” means any one of them;
“Sellers’ Representatives” means the two individuals appointed pursuant to Clause 13.6;
“Sellers’ Solicitors” means Herbert Smith Freehills Kramer LLP;
“Senior Employee” means any person (other than a Key Employee) whom any Target Group Company proposes to recruit or engage, or to whom any Target Group Company has made an offer of employment or engagement, in each case (a) in a role with the job title (or internal organisational level/rank) of partner, managing director or senior vice president, or with the functional equivalent of any of the foregoing, or (b) who will have an annual remuneration in excess of $200,000 (or the equivalent in any other currency);
“Senior Management Representatives” means two members of senior management of the Combined Business, comprising: (a) one such member (who, as at the date of this Deed, shall hereby be GB) as may be appointed (and replaced, as the case may be) by the Sellers’ Representatives; and (b) one such member (who, as at the date of this Deed, shall hereby be HG), as may be appointed (and replaced, as the case may be) by a Purchaser Representative;
“SFA” has the meaning given to it in paragraph 1.4(a) of Schedule 10 (Conditions);

“SFC” means the Hong Kong Securities and Futures Commission;
“SFO” has the meaning given to it in paragraph 1.3(a) of Schedule 10 (Conditions);
“SG Regulated Company” means Campbell Lutyens (Singapore) Pte Ltd, an entity incorporated in Singapore with entity number 201724749C, basic information concerning which is set out in Schedule 4Part B of Schedule 4 (The Target Group);
“Shareholder” means any holder of Shares (and including for these purposes any holder of any instrument (including the Options) capable of conversion into, or giving any right of subscription in respect of, any Share);
“Shareholder Balance” means the outstanding balance, if any, payable by any Seller or Dragged Shareholder to a Target Group Company in respect of a Shareholder Loan;
“Shareholder Loan” means any loan granted prior to the date of this Deed by any Target Group Company to any Seller or Dragged Shareholder in connection with such Seller’s Shares or Options;
“Shareholder Matrix” means a table which shall contain, in respect of each Seller, such Seller’s: (i) name; (ii) address; (iii) number of Sale Shares beneficially held as at such date; (iv) number of Shares to be acquired on the exercise of Options held as at such date which shall become Sale Shares; (v) the percentage of the total issued share capital of the Target Company represented by such aggregate number of Sale Shares; (vi) bank account details; (vii) whether such Seller is an Accredited Investor for the purposes of this Deed; and (viii) each of (a) the Initial Consideration, (b) the Deferred Consideration, and (c) the Earn-Out Value allocated to each such Seller, in substantially the same form set out in Schedule 3 (Form of Shareholder Matrix);
“Shareholders’ Agreement” means the shareholders’ agreement in respect of the Target Company dated 19 December 2003;
“Share Incentive Plan” means the Campbell Lutyens Share Incentive Plan;
“Shares” means all of the shares of any class in the capital of the Target Company and including the Sale Shares and the Dragged Shares;
“Shortfall” has the meaning given to it in paragraph 1 of Part D of Schedule 7 (Post-Completion Adjustments);
“SIP Trustee” means RM2 Trustees Limited, a company incorporated in England and Wales with number 03363760;
“Software” means computer programs, operating systems, applications, firmware and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof;
“Specific Accounting Policies” means the specific policies for preparation of the Completion Balance Sheet, as set out in Part C of Schedule 7 (Post-Completion Adjustments);
“Specified Individuals” means those individuals listed in Schedule 24 (Specified Individuals);
“[***]” means [***];

“Statutory Lock-Up” means any lock-up or selling restrictions in accordance with applicable law (including US Securities Laws);
“Subrogation Waiver” has the meaning given to it in paragraph 18(b) of Part A of Schedule 16;
“Subsidiaries” means the subsidiaries of the Target Company, certain details of which are set out in Part B of Schedule 4 (The Target Group), and “Subsidiary” means any one of them;
“Surviving Provisions” has the meaning given to it in Clause 32.2;
“Target Company” means Campbell Lutyens Holdings Limited, a company incorporated in England and Wales with number 03820849, basic information concerning which is set out in Part A of Schedule 4 (The Target Group);
“Target Group” or “Target Group Companies” means the Target Company and all of the Subsidiaries, and “Target Group Company” means any one of them;
“Target Group IP Rights” means any Intellectual Property Rights owned by any Target Group Company;
“Target Group IT Systems” means the IT Systems that are owned, purported to be owned, or otherwise used, by the Target Group;
“Target Group Software” means any Software owned or purported to be owned by any Target Group Company;
“Target Medium Term Bonus Awards” means the portion, if any, of an Employee's discretionary bonus award which is subject to a deferral of approximately three years;
“Target Regulatory Notifications” has the meaning given to it in Clause 5.11;
“Target Working Capital” means £15,000,000;
“Tax” means any and all forms of taxation, levy, contributions, duty, impost, charge, tariff, withholding, deduction, rate and governmental charge (whether national or local) in each case in the nature of tax, including national insurance contributions, apprenticeship levy and any other similar contribution or levy, whenever created, enacted or imposed and whether of the United Kingdom or elsewhere, and any payment which the relevant person is liable to make to any person as a result of the discharge by that person of any tax which the relevant person has failed to discharge, together with all penalties, charges, surcharges, fines and interest regardless of whether such taxes, penalties, charges, surcharges, fines and/or interest are directly or indirectly or primarily chargeable or attributable to the relevant person;
“Tax Authority” means any taxing, fiscal or other authority (wherever situated) competent to impose, collect or enforce any liability to Tax, including HMRC and the IRS;
“Tax Claim” means a Business Tax Warranty Claim or a Tax Covenant Claim;
“Tax Covenant” means the tax covenant set out in 1 of Schedule 19 (Tax);
“Tax Covenant Claim” means a claim under the Tax Covenant;

“Third Earn-out Payment” has the meaning given to it in paragraph 2 of Part A of Schedule 9 (Earn-out);
“Third Earn-out Payment Date” means the date falling 10 Business Days after the date on which the Earn-out Statement in respect of the Third Earn-out Period becomes final and binding;
“Third Earn-out Period” means 1 January 2026 to 31 December 2029;
“[***]” means [***];
“Top-up Earn-out Payment” has the meaning given to it in paragraph 2 of Part A of Schedule 9 (Earn-out);
“Top-up Earn-out Payment Date” means the date falling 10 Business Days after the date on which the Earn-out Statement in respect of the Top-up Earn-out Period becomes final and binding;
“Top-Up Earn-out Period” has the meaning given to it in paragraph 5(a) of Part B of Schedule 9 (Earn-out);
“Tranche A Initial Consideration” means an amount equal to 53.26% of the IC Completion Amount, up to a maximum of $245,000,000;
“Tranche B Initial Consideration” means an amount equal to 46.74% of the IC Completion Amount, up to a maximum of $215,000,000;
“Tranche B Lock-Up Period” means, as applicable, the Tranche B Lock-Up Period 1, the Tranche B Lock-Up Period 2 and/or the Tranche B Lock-Up Period 3;
“Tranche B Lock-Up Period 1” means the period beginning on the Completion Date and ending on the first anniversary of the Completion Date;
“Tranche B Lock-Up Period 2” means the period beginning on the Completion Date and ending on the second anniversary of the Completion Date;
“Tranche B Lock-Up Period 3” means the period beginning on the Completion Date and ending on the third anniversary of the Completion Date;
“Transaction” means the sale of all of the Shares to the Purchaser in accordance with this Deed and pursuant to the Drag Process;
“Transaction Documents” means this Deed, the Disclosure Letter, any executed Deed of Adherence and any documents in the Agreed Form or designated by the Purchaser and the Sellers’ Representatives as a Transaction Document;
“Transaction Restrictive Covenant” means, in respect of each Seller, the post-Completion restrictions set out in Schedule 17 (Transaction Restrictive Covenant);
“Trapped Cash” means £19,000,000;
“TUPE” means The Transfer of Undertakings (Protection of Employment) Regulations 2006;

“UK GAAP” means the Financial Reporting Standard 102 issued by the Financial Reporting Council (“FRC”), applicable Abstracts issued by the FRC, the requirements of applicable law, and applicable pronouncements by the Conduct Committee of the FRC;
“UK Office” means the office premises on the fourth and fifth floors of 20 Carlton House Terrace, London, SW1Y 5AN, as leased to CL & Co. Management Services Ltd (as tenant) by Noah Limited (as landlord) pursuant to leases dated 4 June 2025;
“UK Regulated Company” means Campbell Lutyens & Co. Limited, a company incorporated in England and Wales with number 04112016, basic information concerning which is set out in Schedule 4Part B of Schedule 4 (The Target Group);
“Undertakings” has the meaning given to it in Clause 5.7;
“US GAAP” means the generally accepted accounting principles in the United States of America, including standards and interpretation issued or adopted by the Financial Accounting Standards Board;
“US Regulated Company” means Campbell Lutyens & Co. Inc., a company incorporated in the State of Delaware, USA, with company number 3772988, basic information concerning which is set out in Schedule 4Part B of Schedule 4 (The Target Group);
“US Securities Laws” means applicable laws relating to the registration and offering of securities in the US, including the Securities Act, as amended;
“VAT” means value added tax chargeable under the VATA 1994 or any other sales or turnover tax or tax of a similar nature imposed in the United Kingdom or another jurisdiction;
“VATA 1994” means the Value Added Tax Act 1994;
“VAT Records” means all the books and records required to be preserved by virtue of paragraph 6 of Schedule 11 to the VATA 1994 which relate to the Target Group;
“Waived Payments” has the meaning given to it in Clause 6.6(a);
“Warranties” means the Business Warranties, the Business Tax Warranties and the Fundamental Warranties (and a “Warranty” means any of them);
“Warrantors” means GB, AS and MD, and “Warrantor” means any one of them;
“Warranty Claim” means a claim for breach of the Warranties;
“Workers” means all individuals who are, as at the date of this Deed, engaged by any Target Group Company in providing services to the Target Group on the basis that they are a worker within the meaning of section 230(3)(b) of the Employment Rights Act 1996, but excluding any of them who ceases to provide such services between the date of this Deed and the Completion Date;
“Working Capital” means the aggregate amount of Working Capital Assets less the aggregate amount of Working Capital Liabilities, and including any other item classified as Working Capital pursuant to Part C of Schedule 7 (Post-Completion Adjustments), in each case of the Target Group as at the Effective Time and as presented in the Completion Balance Sheet prepared in accordance with, and subject to the requirements of, paragraph 1 of Part A of Schedule 7 (Post-Completion Adjustments), in each case excluding any such amounts already included within Cash or Debt;
“Working Capital Adjustment” means Working Capital, less Target Working Capital (which, for the avoidance of doubt, can be a negative number);
“Working Capital Assets” means:
(a)trade debtors;
(b)sundry debtors;
(c)non-corporation Tax assets (including VAT receivables);
(d)foreign exchange contract assets; and
(e)prepayments;
“Working Capital Liabilities” means:
(a)trade creditors;
(b)foreign exchange contract liabilities;
(c)accruals for goods and services received but not paid for (excluding bonus accruals); and
(d)non-corporation Tax liabilities (including VAT, employee payroll taxes, national insurance and social security payables);
“Working Hours” means 9.00am to 5.00pm in the relevant location on a Business Day;
“W&I Claim” means a Business Warranty Claim and/or a Tax Claim; and
“W&I Insurance Policy” means the buy side insurance policy entered into between the Purchaser and the Insurer on or around the date of this Deed in respect of breaches of the Warranties, and conditional upon Completion.

Part B
In this Deed, unless otherwise specified:
(a)references to clauses, sub-clauses, paragraphs, sub-paragraphs and Schedules are to clauses, sub-clauses, paragraphs, sub-paragraphs of, and Schedules to, this Deed;
(b)a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;
(c)references to a statutory provision include any subordinate legislation made from time to time under that provision which is in force at the date of this Deed;
(d)references to this Deed include this Deed as amended or supplemented in accordance with its terms;
(e)references to a “company” shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;
(f)references to a “person” shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);
(g)references to the parties include their respective successors in title, permitted assigns, estates and personal representatives as the case may be;
(h)the singular includes the plural and vice versa and references to one gender include all genders;
(i)a company is a “subsidiary” of another company (its “holding company”) if that other company, directly or indirectly, though one or more companies or other entities:
(i)holds a majority of the voting rights in it;
(ii)is a member or shareholder of it and has the right to appoint or remove a majority of its board of directors or equivalent managing body;
(iii)is a member or shareholder of it and controls alone, or pursuant to an agreement with other shareholders or members, a majority of the voting rights in it; or
(iv)has the right to exercise a dominant influence over it pursuant to its constitutional documents or pursuant to a control contract;
(j)references to “£”, “GBP” and “sterling” mean the lawful currency of the United Kingdom;
(k)references to “$” and “USD” mean the lawful currency of the United States of America;
(l)references to a time of day is to London time;

(m)references to a day (including within the defined term “Business Day”) means a period of 24 hours ending at midnight;
(n)any period of time is calculated exclusive of the day from which the time period is expressed to run or the day upon which the event occurs which causes the period to start running;
(o)references to writing shall include any modes of reproducing words in a legible and non-transitory form and, except expressly stated otherwise, shall include email;
(p)headings to clauses and Schedules are for convenience only and do not affect the interpretation of this Deed;
(q)the Schedules and Agreed Form documents form part of this Deed and shall have the same force and effect as if expressly set out in the body of this Deed, and any reference to this Deed shall include the Schedules;
(r)references to a balance sheet or profit and loss account shall include a reference to any note forming part of it;
(s)any reference to books, records or other information means books, records or other information in any form including paper, electronically stored data, magnetic media, film and microfilm;
(t)where any statement is qualified by the expression “so far as the Warrantors are aware” or “to the best of the Warrantors’ knowledge, information and belief” or any similar expression, that statement shall be deemed to be made on the basis of all matters of which any Warrantor has actual knowledge, information, belief or awareness or would have had actual knowledge, information, belief or awareness if they had made due and careful enquiry of:
(i)Elliot Stevens in relation to the Warranties given in Part A, Part B, Part C, Part E, Part F, Part I and Part J of Schedule 15;
(ii)Olga Lashkova in relation to the Warranties given in Part D and Part N of Schedule 15 and Part B of Schedule 19;
(iii)Dennis Pillay in relation to the Warranties given in Part G, Part H and Part I of Schedule 15;
(iv)Gillian Gilbert in relation to the Warranties given in Part I, Part L and Part M of Schedule 15; and
(v)Therese Akesson in relation to the Warranties given in Part J and Part K of Schedule 15;
(u)where any statement is qualified by the expression “so far as the Purchaser is aware” or “to the best of the Purchaser’s knowledge” or any similar expression, that statement shall be deemed to be made on the basis of all matters of which any of Tracy Farr, Chris Weideman and Jason Weinberger, and for the purposes of Schedule 18

(Purchaser Warranties) only, Holcombe Green, has actual knowledge, information or awareness;
(v)references to any English legal term or concept or thing shall, in respect of any jurisdiction other than England, be deemed to include what most nearly approximates in that jurisdiction to the English legal term or concept;
(w)the rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;
(x)any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;
(y)the phrase “to the extent that” shall mean “to the extent that (but only insofar as)”; and
(z)general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

SCHEDULE 2
THE PRIMARY SELLERS

SCHEDULE 3
FORM OF SHAREHOLDER MATRIX

(i)	(ii)	(iii)	(iv)	(v)	(vi)	(vii)	(viii)(a)	(viii)(b)	(viii)(c)
Shareholder Name	Address	Number of Sale Shares beneficially held	Number of Shares to be acquired on the exercise of Options held	Shares held as a percentage of the total Shares of the Target Company	Bank account details	Accredited Investor (Y/N)	Initial Consideration	Deferred Consideration	Earn-Out Value
Primary Sellers
[•]	[•]	[•]	[•]	[•]		[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]	[•]		[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]	[•]		[•]	[•]	[•]	[•]
Minority Sellers
[•]	[•]	[•]	[•]	[•]		[•]	[•]	[•]	[•]
Dragged Shareholders
[•]	[•]	[•]	[•]	[•]		[•]	[•]	[•]	[•]

SCHEDULE 4
THE TARGET GROUP
Part A: The Target Company

Company Number	03820849

Registered Office	20 Carlton House Terrace, London, England, SW1Y 5AN
Date and Place of Incorporation	5 August 1999, England and Wales

Directors	Andrew Sealey and John Campbell

Issued share capital	6,076,565 A ordinary shares of 1p each and 24,879,287 ordinary shares of 1p each
Part B: The Subsidiaries

Name	Campbell Lutyens & Co. Ltd
Company Number	04112016

Registered Office	20 Carlton House Terrace, London, England, SW1Y 5AN
Date and Place of Incorporation	22 November 2000, England and Wales

Directors
Andrew Sealey, Gordon Bajnai, Andrew Bentley, Marc Dumbell, Jeffrey Griffiths, Edward Hutton, Thomas Liaudet, Richard Moore, Benjamin Pearce, Paula Pearson, David Perrin, Immanuel Rubin, James Sladden, Elliot Stevens and Richard von Gusovius

Issued share capital	50,000 ordinary shares of £1 each
Shareholder(s)	Campbell Lutyens Holdings Limited

Name	CL & Co. Management Services Ltd
Company Number	02071658

Registered Office	20 Carlton House Terrace, London, England, SW1Y 5AN
Date and Place of Incorporation	6 November 1986, England and Wales

Directors	Andrew Sealey, Gordon Bajnai, John Campbell and Marc Dumbell

Issued share capital	34,834 ordinary shares of £1 each
Shareholder(s)	Campbell Lutyens Holdings Limited

Name	Campbell Lutyens GP Limited
Company Number	SC456647

Registered Office	50 Lothian Road, Festival Square, Edinburgh, Scotland, EH3 9WJ
Date and Place of Incorporation	14 August 2013, Scotland
Directors	Andrew Sealey, Marc Dumbell and Elliot Stevens
Issued share capital	One ordinary share of £1
Shareholder(s)	Campbell Lutyens Holdings Limited

Name	Campbell Lutyens & Co. Inc.
Company Number	3772988

Registered Office	1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801
Date and Place of Incorporation	4 March 2004, State of Delaware
Registered Agent	The Corporation Trust Company

Directors	Christoffer Davidsson, Gerald Cooper, Guillermo Marroquin, Sarah Sandstrom and Gregory Wiener

Officers	Christoffer Davidsson (President), Marc Dumbell (Treasurer), Virginia Scott (Secretary)
Issued share capital	2,000,000 common shares of $0.01 each
Shareholder(s)	Campbell Lutyens Holdings Limited

Name	Campbell Lutyens SA
Registration Number	892 001 090
Registered Office	33 Boulevard Malesherbes, 75008, Paris, France
Date and Place of Incorporation	14 December 2020, France

Directors	Andrew Sealey, Marc Dumbell, Annabelle Judd and Thomas Liaudet
Issued share capital	25,000 ordinary shares of €10 each

Shareholder(s)	Campbell Lutyens Holdings Limited (99.98%) and Campbell Lutyens & Co. Ltd (0.02%)

Name	Campbell Lutyens Asia Pacific Limited
Company Number	1489582

Registered Office	6th Floor, Alexandra House, 18 Charter Road, Central, Hong Kong
Date and Place of Incorporation	5 August 2010, Hong Kong
Directors	Marc Dumbell, Charlie Yan and James Shipperlee
Issued share capital	5,500,000 ordinary shares of HKD 1 each
Shareholder(s) and Shares held	Campbell Lutyens Holdings Limited

Name	Campbell Lutyens (Singapore) Pte Ltd
Entity Number	201724749C

Registered Office	4 Shenton Way, #04-03 SGX Centre II, Singapore, 068807
Date and Place of Incorporation	30 August 2017, Singapore
Directors	Marc Dumbell, James Shipperlee and Aiva Sperberga
Issued share capital	250,000 ordinary shares
Shareholder(s)	Campbell Lutyens Asia Pacific Limited

SCHEDULE 5
SHARE INCENTIVES
Part A: Option Schemes
1.Each Optionholder hereby undertakes prior to Completion to exercise any and all of their Options, as are set out against their name in the Shareholder Matrix in Schedule 3, with such exercise taking effect immediately prior to Completion and satisfied through the transfer to them of the beneficial interest in Shares held by the EBT.
2.The EBT and each Optionholder acknowledge and agree that the Shares delivered in accordance with paragraph 1 above will be held by the EBT in its capacity as the Optionholder’s nominee and shall be sold to the Purchaser in accordance with Clause 2 of this Deed, and that the relevant Consideration shall be paid to each Optionholder as provided for in this Deed, including in paragraph 5 below.
3.Immediately prior to Completion:
(a)each Optionholder agrees to deliver a notice of exercise to the Target Company in such form as shall be agreed between the Purchaser and the Target Company to effect the exercise of their Options (the “Notice of Exercise”);
(b)the Primary Sellers shall procure that the EBT shall hold such number of Shares, as is set out against each Optionholder’s name in column (iv) of the Shareholder Matrix, and the EBT shall transfer the beneficial interest in such shares to each Optionholder exercising Options, and shall hold legal title to such Shares as their nominee; and
(c)each Optionholder exercising Options agrees to deliver a duly executed Section 431 Election in respect of the Shares they are to acquire pursuant to paragraph 1 above, with such election to accompany the Notice of Exercise.
4.Subject to the deductions detailed in paragraph 5 below, each Optionholder and the EBT hereby directs the Purchaser to transfer or pay (in accordance with the terms of this Deed) the relevant net Consideration allocated to that Optionholder in accordance with the Shareholder Matrix in respect of the Shares which are to be sold by that Optionholder to the Purchaser in accordance with paragraph 2 above directly to the relevant Optionholder (and not to the EBT).
5.Each Optionholder hereby directs the Purchaser to deduct from the cash element of the Initial Consideration to be received by that Optionholder (including, for the avoidance of doubt, from any Initial Consideration received by such Optionholder as a Shareholder) an amount equal to the aggregate of the following, and to pay such amount to the Target Company on behalf of such Optionholder:
(a)the aggregate exercise price to be paid by the Optionholder on the exercise of the Options (which the parties agree shall be retained by the Target Company); and
(b)an amount sufficient to discharge any obligation of any Target Group Company to withhold any income tax, national insurance contributions or similar liabilities payable or to be borne by the Optionholder, which arise as a result of or in connection with the exercise of those Options and sale of the underlying Shares, and the Purchaser shall procure that the Target Company pays such amount to the relevant Target Group Company (if different) and shall procure that such amount shall be paid to the relevant Tax Authority before the applicable deadline. For these purposes, the Purchaser shall apply a withholding rate based on the highest rates of tax and social security in the relevant jurisdiction and, to the extent any amount withheld by the Purchaser and paid to the Target Company is greater than the amount required to be paid to the relevant Tax Authority, the Target Company shall account for such excess to the relevant Optionholder as soon as reasonably practicable thereafter.
6.Each Optionholder agrees that, to the extent that their portion of the cash element of the Initial Consideration is not sufficient to cover the liabilities of that Optionholder as referred to in paragraph 5 above, the Purchaser may reduce the number of Lazard Shares that form part of the Tranche A Initial Consideration and, if required the number of Lazard Shares that form part of the Tranche B Initial Consideration (and, if required, the Deferred Consideration) to be received by that Optionholder (including, for the avoidance of doubt, to be received by such Optionholder as a Shareholder) and shall pay (subject to the remainder of this paragraph 6) to that Optionholder an additional cash amount equivalent in value to the number of Lazard Shares so reduced, calculated by reference to the closing market price of a Lazard Share on the immediately preceding Business Day; and the parties agree that such additional cash amount shall be dealt with in accordance with the provisions of paragraph 5 above as if it had formed part of the cash element of the Optionholder’s Initial Consideration.
7.The EBT acknowledges and agrees to sell any further Shares held by it (which are not held beneficially on behalf of any participant, including following the exercise of Options) to the Purchaser in accordance with Clause 2 of this Deed.

Part B: Share Incentive Plan
1.Each Shareholder who has, as at the date of this Deed, acquired a beneficial interest in Shares pursuant to the Share Incentive Plan, legal title to which is held by the SIP Trustee in accordance with the terms of the trust deed and rules of the Share Incentive Plan, and that has delivered a duly executed Deed of Adherence within the Adherence Acceptance Window, hereby directs the SIP Trustee to withdraw those Shares from the Share Incentive Plan on such day as is notified to the SIP Trustee by the Target Company, being no earlier than 10 Business Days prior to Completion, and to transfer such Shares into the name of each such Shareholder, following which each Shareholder shall sell those Shares to the Purchaser in accordance with Clause 2 of this Deed.
2.The parties acknowledge that, in the event any Shareholder fails to return a duly executed Deed of Adherence within the Adherence Acceptance Window, all Shares held by the SIP Trustee on behalf of such Shareholder, together with any further Shares held by the SIP Trustee (which are not held beneficially on behalf of any participant in the Share Incentive Plan), shall become subject to the Drag Process.

Part C: Shareholder Loans
1.Each Shareholder with a Shareholder Balance hereby directs the Purchaser to deduct the amount of their Shareholder Balance from the cash element of the Initial Consideration to be received by that Shareholder and to pay such amount to the Target Company in satisfaction of such Shareholder’s obligations in respect of the Shareholder Balance under this Deed.
2.Each Shareholder with a Shareholder Balance hereby agrees that, to the extent that the deduction referred to in paragraph 1 above from the cash element of such Shareholder’s Initial Consideration is not sufficient to cover the full amount of their Shareholder Balance, the Purchaser may reduce first the number of Lazard Shares that form part of the Tranche A Initial Consideration, and if required, second the Tranche B Initial Consideration and, if required, third the Deferred Consideration to be received by that Shareholder and shall pay (subject to the remainder of this paragraph 2) to that Shareholder an additional cash amount equivalent in value to the number of Lazard Shares so reduced, calculated by reference to the closing market price of a Lazard Share on the immediately preceding Business Day; and the parties agree that such additional cash amount shall be dealt with in accordance with the provisions of paragraph 1 above as if it had formed part of the cash element of the Shareholder’s Initial Consideration.

SCHEDULE 6
THE INITIAL CONSIDERATION
Part A: The Initial Consideration and the IC Completion Amount
1.The “Initial Consideration” shall be such amount as is calculated as follows:
(a)a GBP amount of $460,000,000 (as converted into GBP by reference to the Completion Exchange Rate #1);
(b)plus an amount equal to the Cash;
(c)less an amount equal to the Debt; and
(d)plus the Working Capital Adjustment,
and once calculated in GBP in accordance with the terms of Schedule 7 (Post-Completion Adjustments), the Initial Completion shall be converted (by reference to the Completion Exchange Rate #2) into, and paid in, USD.
2.On Completion, the Purchaser shall, on account of the Initial Consideration, pay the “IC Completion Amount”, which shall be such amount as is calculated as follows:
(a)a GBP amount of $460,000,000 (as converted into GBP by reference to the Sellers’ Representatives’ reasonable best estimate of the Completion Exchange Rate #1);
(b)plus an amount equal to the Estimated Cash;
(c)less an amount equal to the Estimated Debt;
(d)plus the Estimated Working Capital Adjustment,
and once calculated in GBP in accordance with the terms of this Schedule 6, the IC Completion Amount shall be converted (by reference to the Sellers’ Representatives reasonable best estimate of the Completion Exchange Rate #2) into, and paid in, USD.
Part B: Finalisation of the IC Completion Amount
1.The Sellers’ Representatives shall by no later than 10 Business Days prior to Completion deliver to the Purchaser: (a) the Estimated Completion Statement; and (b) a revised form of the Shareholder Matrix (documenting each Seller’s and Dragged Shareholder’s (and including for these purposes as a Seller or a Dragged Shareholder (as applicable) any AoA Leaver, to the extent paragraph 2(b) of Part B of Schedule 11 (Conduct of Business) applies) individual portion of the proposed IC Completion Amount (and detailing any applicable Shareholder Balances)), in each case, including reasonable supporting calculations and documentation used in the preparation of the Estimated Completion Statement or the revised form of the Shareholder Matrix.
2.Upon receipt by the Purchaser of the Estimated Completion Statement delivered to it in accordance with paragraph 1 above, the Purchaser shall review such Estimated Completion Statement and the Sellers’ Representatives shall take into account all reasonable comments or amendments on such Estimated Completion Statement provided by the Purchaser by no later than 5:00pm on the date that is two Business Days prior to Completion.

3.In the event the Sellers’ Representatives consider that the Estimated Completion Statement requires amendment following receipt of any reasonable comments or amendments from the Purchaser under paragraph 2 above, the Sellers’ Representatives shall by no later than two Business Days prior to Completion deliver to the Purchaser: (a) a revised Estimated Completion Statement; and (b) a revised form of the Shareholder Matrix (documenting each Seller’s and Dragged Shareholder’s (and including for these purposes as a Seller or a Dragged Shareholder (as applicable) any AoA Leaver’s, to the extent paragraph 2(b) of Part B of Schedule 11 (Conduct of Business) applies) individual portion of the proposed IC Completion Amount (and detailing any applicable Shareholder Balances)).
Part C: Issuance of Lazard Shares
1.On Completion, the Purchaser shall pay the IC Completion Amount to the Sellers by (subject to the provisions of Part A and Part C of Schedule 5 (Share Incentives):
(a)in respect of the first $460,000,000 of the IC Completion Amount, issuing to them such aggregate number of Lazard Shares (or, to the extent applicable pursuant to Clause 16, by paying cash or (at the Purchaser’s sole and absolute discretion) IC Loan Notes in lieu thereof) as results from dividing $460,000,000 (or if the IC Completion Amount is less than $460,000,000, by dividing the IC Completion Amount) by the IC Share Price; and
(b)in respect of any remaining balance of the IC Completion Amount (where the IC Completion Amount is in excess of $460,000,000), paying such balance in cash.
2.To the extent the Shareholder Matrix documents any Shareholder Balance against the name of a Seller or a Dragged Shareholder (and including for these purposes as a Seller or a Dragged Shareholder any AoA Leaver, to the extent paragraph 2(b) of Part B of Schedule 11 (Conduct of Business) applies), that Seller’s or Dragged Shareholder’s individual portion of the IC Completion Amount shall be dealt with in accordance with the provisions of Part C of Schedule 5 (Share Incentives).
3.Following determination or agreement of the Completion Balance Sheet in accordance with Schedule 7 (Post-Completion Adjustments), in the event there is:
(a)a Shortfall, the Purchaser shall pay in cash to the Sellers the value equal to such Shortfall (and in which case the provisions of paragraph 2 above shall equally apply); or
(b)an Excess, then each Seller’s relevant proportion of the Excess shall be deducted from that Seller’s relevant proportion of the Deferred Consideration.
4.In respect of any Lazard Shares issued as full or partial payment of the Tranche A Initial Consideration, such Lazard Shares shall not be subject to any contractual lock-up or selling restrictions pursuant to the terms of this Deed, but shall be subject to any Statutory Lock-Up (only to the extent applicable).
5.In respect of the Lazard Shares issued in respect of the Tranche B Initial Consideration (other than such Lazard Shares issued to AB, AS, JC, PL, CC and OL):
(a)33 per cent. of such Lazard Shares held by each Seller may only be sold, assigned or transferred following the expiry of the Tranche B Lock-Up Period 1;

(b)a further 33 per cent. of such Lazard Shares held by each Seller may only be sold, assigned or transferred following the expiry of the Tranche B Lock-Up Period 2; and
(c)a further 34 per cent. of such Lazard Shares held by each Seller may only be sold, assigned or transferred following the expiry of the Tranche B Lock-Up Period 3.
6.Any issuance of Lazard Shares issued in respect of the Initial Consideration (and, for the avoidance of doubt, in respect of the IC Completion Amount) shall always remain subject to the terms of Clause 16.

SCHEDULE 7
POST-COMPLETION ADJUSTMENTS
Part A: Preparation of the Completion Balance Sheet
1.As soon as reasonably practicable and by no later than 60 Business Days following Completion, the Sellers’ Representatives shall prepare and deliver to the Purchaser a draft of the Completion Balance Sheet (the “Draft Completion Balance Sheet”), presented in the format shown in Part B of this Schedule 7 and prepared in accordance with:
(a)the specific accounting policies, principles, practices, evaluation rules, procedures, techniques, methods and bases set out in Part C of this Schedule 7;
(b)to the extent not covered by (a), the accounting policies, principles, practices, evaluation rules, procedures, estimation techniques, methods and bases actually adopted and as applied in the Accounts; and
(c)to the extent not covered by (a) or (b), UK GAAP in force for periods ended on the Accounts Date.
2.For the avoidance of doubt, in the event of a conflict, sub-paragraph 1(a) will have priority over sub-paragraphs 1(b) and 1(c), and sub-paragraph 1(b) will have priority over sub-paragraph 1(c).
3.The Purchaser shall, and shall procure that the Target Group shall, provide to the Sellers’ Representatives and their advisers all prompt and reasonable assistance for the Sellers’ Representatives to prepare the Draft Completion Balance Sheet and to finalise and agree the Completion Balance Sheet under this Schedule 7, including access to all books and records, relevant Employees, calculations and working papers and providing electronic copies as may reasonably be requested by the Sellers’ Representatives.
4.The Purchaser shall give written notice to the Sellers’ Representatives within 30 Business Days of receipt of the Draft Completion Balance Sheet whether or not it accepts the Draft Completion Balance Sheet for the purposes of this Deed.
5.If, within the period specified in paragraph 4 above, the Purchaser: (a) gives written notice to the Sellers’ Representatives that it is satisfied with the Draft Completion Balance Sheet (either as originally drafted or after any adjustments agreed between the Sellers’ Representatives and the Purchaser pursuant to paragraph 6(b) below); or (b) fails to give written notice to the Sellers’ Representatives of its non-acceptance of the Draft Completion Balance Sheet, then the Draft Completion Balance Sheet shall constitute the Completion Balance Sheet for the purposes of this Deed.
6.If, within the period specified in paragraph 4 above, the Purchaser gives written notice to the Sellers’ Representatives that it does not accept the Draft Completion Balance Sheet and wishes to dispute any item or items (for the purposes of this Schedule 7, the “Disputed Items”):
(a)it shall set out in such notice (the “Balance Sheet Dispute Notice”) the reasons for non-acceptance (together with such supporting information, as may be reasonably necessary to support the reasons stated) and specify the adjustments which, in its reasonable opinion, should be made to the Draft Completion Balance Sheet in order to comply with the requirements of this Deed;

(b)the Sellers’ Representatives and the Purchaser shall attempt, in good faith, to agree in writing the Disputed Items;
(c)if any Disputed Items are not agreed in writing between the Sellers’ Representatives and the Purchaser within 30 Business Days of receipt of the Balance Sheet Dispute Notice, the Sellers’ Representatives (on the one hand) or the Purchaser (on the other) may by notice to the other require that the Draft Completion Balance Sheet be referred to the Reporting Accountants (an “Appointment Notice”);
(d)except for the matters specifically set out in the Balance Sheet Dispute Notice, the Purchaser shall be deemed to have agreed the Draft Completion Balance Sheet; and
(e)the Purchaser shall ensure that the Sellers’ Representatives and the Sellers’ Representatives’ representatives and accountants shall be given reasonable access to information relating to the adjustments proposed in the Balance Sheet Dispute Notice and any other submissions by or on behalf of the Purchaser in relation to the Draft Completion Balance Sheet.
7.If an Appointment Notice is given under paragraph 6(c) above, the Reporting Accountants shall be engaged jointly by the Sellers’ Representatives (on behalf of the Sellers) (on the one hand) and the Purchaser (on the other) on the terms set out in this Schedule 7 and otherwise on such terms as shall be agreed in writing as soon as reasonably practicable after such engagement, provided that neither the Sellers’ Representatives nor the Purchaser shall unreasonably (having regard, inter alia, to the provisions of this Schedule 7), refuse its agreement to terms proposed by the Reporting Accountants or by the other party. If the terms of engagement of the Reporting Accountants have not been settled within 30 days of their identity having been determined (or such longer period as the Sellers’ Representatives and the Purchaser may agree) then, unless the Sellers’ Representatives or the Purchaser is unreasonably refusing its agreement to such terms, those accountants shall be deemed never to have become the Reporting Accountants and new Reporting Accountants shall be selected in accordance with the provisions of this Deed. If the Sellers’ Representatives and the Purchaser fail to appoint the Reporting Accountants within 10 Business Days of an Appointment Notice being given under paragraph 6(c), above the Reporting Accountants shall be nominated on the application of either of the Sellers’ Representatives or the Purchaser by or on behalf of the President for the time being of the LCIA Court.
8.The Reporting Accountants shall determine their own procedure, subject as follows:
(a)the Purchaser and the Sellers’ Representatives shall each promptly (and in any event within 30 Business Days of a relevant appointment) submit a written statement on the matters in dispute (together with relevant supporting documents) to the Reporting Accountants for determination. Following receipt of the written statement from each party or the expiry of the 30-Business Day period above the Reporting Accountants shall simultaneously deliver a copy of such written statement and supporting documents to the other party;
(b)following delivery of their respective submissions, the Purchaser and the Sellers’ Representatives shall have the opportunity to comment once only (provided that nothing in this paragraph 8(b) shall prevent the parties from responding to any requests from the Reporting Accountants under paragraph 9 below) on the other party’s submissions by written comment delivered to the Reporting Accountants not later than the time period stipulated by the Reporting Accounts (with such time period to be at least 20 Business Days) after the written statement was first submitted to the Reporting Accountants, and the Reporting Accountants shall deliver a copy of each submission to the other party pursuant to paragraph 8(a) above;
(c)apart from procedural matters and/or as otherwise set out in this Deed, the Reporting Accountants shall determine only:
(i)what adjustments (if any) are necessary to the Draft Completion Balance Sheet in order for the Disputed Items to have been prepared in accordance with this Deed; and
(ii)if so, such adjustments shall not be outside the range of amounts in the Draft Completion Balance Sheet and the Dispute Notice in respect of each Disputed Item;
(d)the Reporting Accountants shall apply the policies set out in this Schedule 7 and the relevant definitions in this Deed;
(e)the Reporting Accountants shall make their determination pursuant to paragraph 8(c) above within 20 Business Days of the last request for information from the Reporting Accountants or as soon thereafter as is reasonably possible and such determination shall be in writing and include reasons for the determination and shall be provided to the Sellers’ Representatives and the Purchaser and shall include reasons for each relevant determination;
(f)the Reporting Accountants shall act as experts (and not as arbitrators) in making their determination and their determination of any matter falling within their jurisdiction shall be final and binding on the Sellers’ Representatives and the Purchaser, save in the event of fraud or manifest error (when the relevant part of their determination shall be void and the matter shall be resubmitted to the Reporting Accountants by either party for correction as soon as reasonably practicable), and without prejudice to any other rights which they may respectively have under this Deed, the parties waive, to the extent permitted by law, any rights of recourse they may otherwise have to challenge such determination;
(g)the Reporting Accountants shall not be entitled to determine the scope of their own jurisdiction; and
(h)the costs and expenses (including relating amounts in respect of VAT) of the Reporting Accountants shall be borne as they shall direct at the time they make any determination pursuant to paragraph 8(c) above (having regard to the merits of the parties’ submissions) or, failing such direction, equally between the Purchaser (on the one hand) and the Sellers (on the other).
9.The Sellers’ Representatives and the Purchaser shall co-operate with the Reporting Accountants and comply with their reasonable requests made in connection with the carrying out of their duties under this Deed. Without prejudice to the generality of the foregoing, the Sellers’ Representatives and the Purchaser shall each provide, and the Purchaser shall procure that the Target Group Companies shall provide, the Reporting Accountants promptly, on reasonable notice and during Working Hours during the period from the appointment of the Reporting Accountants to the making of the relevant determination, with all access to premises, information, assistance (including assistance from employees) and access to Employees, books and records of account, documents, files and information stored electronically which they reasonably require and the Reporting Accountants shall be permitted to take copies of any such information, and the Reporting Accountants shall be entitled (to the extent they consider it appropriate) to base their determination on such information and on the accounting and other records of the Target Group.
10.Any determination of the Reporting Accountants under paragraph 8(c) above shall (subject to paragraph 8(f) above) be deemed to be incorporated into the Draft Completion Balance Sheet which, as adjusted by the alterations so determined by the Reporting Accountants (if any), shall then become the Completion Balance Sheet and be final and binding on the Sellers (on the one hand) and the Purchaser (on the other).
11.Nothing in Part A of this Schedule 7 shall entitle a party or the Reporting Accountants access to any information, document or advice provided to a party by its professional advisers which is protected by legal privilege.
12.Each party shall, and shall procure that its accountants, representatives and other advisers shall, and shall instruct the Reporting Accountants to, keep all information and documents provided to them pursuant to Part A of this Schedule 7 confidential and shall not use them for any purpose, except for disclosure or use in connection with the preparation of the Draft Completion Balance Sheet, the proceedings of the Reporting Accountants or any other matter arising out of this Deed or in defending any claim or argument or alleged claim or argument relating to this Deed or its subject matter.

Part B: Pro Forma Completion Balance Sheet

Currency: £m	Effective Time	Cash	Debt	Working Capital	Other
Fixed assets	X	X			X
Trade debtors	X			X
Accrued income	X	X
Trade-related debtors
Cash (Note 1)	X	X			X
Staff loans	X	X
Prepayments	X			X
Rent Deposit (Note 2)	X	X		X
Sundry debtors & other staff loans	X			X
FX on foreign exchange contracts	X			X
Prepayments and other debtors
Deferred tax assets	X				X
Total assets
Accruals (Note 3)	X		X	X
Trade creditors	X			X
PAYE + NI	X			X
Corporation Tax	X		X
VAT	X			X
Accruals and other creditors
Accrued bonuses	X		X
Accrued dividends	X		X		X
Deferred tax liabilities	X				X
Total liabilities
Net assets

Trapped Cash			X
Specific accounting Policies as set out in Part C of Schedule 7		X	X	X	X

Total

Note 1 - Cash mapped to “Other” relates to cash-backed guarantees for rental properties per the Cash definition limb (a)
Note 2 - Only the UK rent deposit is treated as “Cash”.
Note 3 - Accrual balances relating to dilapidation provisions and rent-free accruals treated as Debt.
For the avoidance of doubt, the accounting policies and principles set out in paragraph 1 of Part A of Schedule 7 (Post-Completion Adjustments) and the definitions in Schedule 1 (Definitions & Interpretation) shall take precedence over the above illustrative Pro Forma Completion Balance Sheet.

Part C: Specific Policies for Preparation of the Completion Balance Sheet
1.Unless stated to the contrary in paragraphs 2 to 7 of this Part C of Schedule 7, the Completion Balance Sheet shall:
(a)be prepared by reference to the general ledgers of the members of the Target Group Companies as at the Effective Time, in accordance with those specific procedures that would normally be adopted at a financial year-end (including the calculation of Tax balances), and shall be consolidated on a basis consistent with the Accounts;
(b)take into account information and events after the Effective Time that provide further evidence of conditions that existed at the Effective Time (in accordance with section 32 of FRS 102) only up until the time the Sellers’ Representatives deliver the Draft Completion Balance Sheet to the Purchaser (the “Cut-Off Time”);
(c)be expressed in GBP. Amounts in other currencies shall be converted into GBP by reference to the Completion Exchange Rate #1;
(d)be prepared on the basis that the Target Group is a going concern, and so as to include no impact (including charge, provision, reserve write off, impairment, loss, or any other purchase accounting adjustment in connection with the Transaction) arising as a consequence of the change of control or ownership of the Target Group contemplated by this Deed or any change in the management strategy, direction or priority which results from such change in ownership or which is implemented at the direction of the Purchaser on or after the Effective Time; and
(e)be prepared so that no item shall be included in the Completion Balance Sheet more than once and no item shall be included in, or excluded from, the Completion Balance Sheet solely on the grounds of immateriality.
2.An asset for accrued revenue or Deferred Fees shall be included in Cash in respect of revenue recognised and calculated, subject to the final sentence of paragraph 3 below, in accordance with paragraph 1(b) of Part A of this Schedule 7 but not yet invoiced by the Effective Time and not received by the Target Group as at the Effective Time.
3.Debt shall include a liability in relation to unpaid employee and director bonuses, (including an accrual for any deferred bonuses payable) at the Effective Time, calculated in accordance with the Target Group’s existing distribution practice, provided always that such liability shall be included in Debt and the Completion Balance Sheet (net of the Tax benefit thereon at the applicable corporate rate of Tax to the extent not already recognised as a Tax asset or a reduction in the corporation Tax liability balance in the Completion Balance Sheet. For the purposes of the Completion Balance Sheet, the approach to revenue cut-off shall reflect the Purchaser’s accounting practice at the date of this Deed.
4.No leases either (i) treated as operating leases in the Accounts, or (ii) of a similar nature to those treated as operating leases in the Accounts, shall be treated as finance or capital leases in the Completion Balance Sheet and no account shall be taken of IFRS 16. No amounts shall be included in respect of onerous leases or lease incentives.
5.Without prejudice to paragraph 3 above, the Completion Balance Sheet shall include corporation Tax assets and corporation Tax liabilities in Debt (and any Tax liability arising in respect of any SIP shares held by the SIP Trustee being transferred to the Target Company for cancellation), which shall be calculated in accordance with paragraph 1(b) of

Part A of this Schedule 7 and as if the Effective Time were at the end of a Tax reporting period, provided always that:
(a)any cash Tax saving arising on bonuses to be paid out of the EBT shall be recognised as a Tax asset within Debt, equal to the full actual corporation Tax rate of the jurisdiction applicable to the bonuses to be paid out of the EBT multiplied by the gross amount of such bonuses to be paid out of the EBT, less any employer related Taxes payable by the Target Group on these bonuses (to the extent not already accrued as liability in Debt or Working Capital);
(b)any Tax asset arising in respect of the s455 amounts (or Tax refunds) due from the relevant Tax jurisdiction on the Shareholder Loans settled at Completion shall be included in the Completion Balance Sheet;
(c)any Tax saving arising as a result of the delivery of the beneficial interest in Shares to an Optionholder following the exercise of any Options shall be included as a Tax asset within Debt;
(d)no Tax liability shall be included in the Completion Balance Sheet to the extent that it is withheld from the sale proceeds pursuant to paragraphs 5(b) and 6 of Part A of Schedule 5 (Share Incentives); and
(e)no Tax liability shall be included in the Completion Balance Sheet that results from any Tax election made by the Purchaser Group, including any US S338(g) election.
6.An asset shall be recognised in Cash in the Completion Balance Sheet for the aggregate exercise price receivable on the Options, to the extent not received prior to the Effective Time. Any asset or liability required to be included in Cash, Debt or Working Capital respectively by the respective definitions in Schedule 1 (Definitions & Interpretation) of this Deed of the same shall be so included (and subject thereto, in accordance with paragraph 1 of Part A of Schedule 7).
7.An asset shall be recognised in Cash in the Completion Balance Sheet for 50% of the premium payable by the Target Group in respect of run-off Directors’ and Officers’ Liability Insurance.
8.Except as expressly required to the contrary by paragraphs 2 to 6 of this Part C of Schedule 7, none of the following are to be included in Cash, Debt or Working Capital and, accordingly, shall not be included in the Completion Balance Sheet:
(a)any deferred Tax liability;
(b)subject to paragraph 3 of this Part C of Schedule 7, any deferred Tax asset;
(c)subject to the other requirements of this Part C of Schedule 7, contingent assets and contingent liabilities (as defined in FRS 12 Provisions, Contingent Liabilities or Contingent Assets, and including operating lease commitments and undrawn bank guarantees and letters of credit), off-balance sheet arrangements or commitments, general provisions, general reserves or general accruals;
(d)any dividends that accrue to the Purchaser pursuant to this Deed;
(e)unamortised debt issuance costs; and

(f)liabilities in respect of litigation or legal claims, whether brought or threatened, other than claims first brought or threatened after the date of this Deed, which shall be included in Debt at a best estimate of the amount payable in respect of such litigation or legal claim, provided that in the case of disagreement between the Purchaser and the Sellers’ Representatives as to such best estimate, only to the extent external independent counsel engaged by the Purchaser and the Sellers’ Representatives has confirmed the claim is likely to succeed, in which case the liability to be included in Debt shall be equal to the external independent counsel’s best estimate of the value at which the claim would be settled. Any such external independent counsel is to be appointed jointly by the Purchaser and the Sellers’ Representatives, and the costs of the external independent counsel is to be split 50:50 between the Purchaser (on one hand) and the Sellers (on the other). This paragraph 8(f) shall not operate to exclude any such liabilities in respect of litigation to the extent such liabilities relate to the period prior to the Effective Time and have been finally determined (without further right of appeal) on or prior to the Cut-Off Time.
Part D: Adjustment Payment Obligations
1.If the IC Completion Amount is less than the Initial Consideration (the difference being the “Shortfall”), on the date falling not later than 10 Business Days following the date on which the Completion Balance Sheet becomes final and binding in accordance with the provisions of this Schedule 7, the Purchaser shall make a payment to the Sellers in accordance with paragraph 3(a) of Part C of Schedule 6 (The Initial Consideration).
2.If the IC Completion Amount exceeds the Initial Consideration (the difference being the “Excess”), the Sellers shall be deemed to make payment to the Purchaser of the Excess by way of the Excess being deducted from the Deferred Consideration under paragraph 3(b) of Part C of Schedule 6 (The Initial Consideration).

SCHEDULE 8
THE DEFERRED CONSIDERATION
1.The Deferred Consideration shall be payable on the Deferred Consideration Date.
2.By no later than 5 Business Days prior to the Deferred Consideration Date, the Purchaser shall, subject to Clause 16, elect (in its sole and absolute discretion) whether it wishes to settle and pay the Deferred Consideration by an issuance of Lazard Shares, by an issuance of Deferred Loan Notes, or by an issuance of a combination of Lazard Shares and Deferred Loan Notes (in such amount, ratio or proportion of Lazard Shares to Deferred Loan Notes as the Purchaser may determine) and shall provide written notice of such determination (the “Deferred Consideration Determination Notice”) to the Sellers’ Representatives.
3.By no later than 20 Business Days prior to the Deferred Consideration Date, the Sellers’ Representatives and the Purchaser shall update the Shareholder Matrix to reflect the Deferred Consideration (accounting for: (a) any deduction of Excess, to the extent paragraph 3(b) of Part C of Schedule 6 (The Initial Consideration) and paragraph 2 of Part D of Schedule 7 (Post-Completion Adjustments) applies; and (b) any deduction in respect of Shareholder Balances pursuant to Part C of Schedule 5 (Share Incentives)) and its apportionment amongst the Sellers and Dragged Shareholders (and including for these purposes as a Seller or a Dragged Shareholder (as applicable) any AoA Leaver, to the extent paragraph 2(b) of Part B of Schedule 11 (Conduct of Business) applies).
4.On the Deferred Consideration Date, the Deferred Consideration shall, subject to Clause 16, be satisfied and paid as follows:
(a)to the extent the Deferred Consideration is to be fully or partially satisfied by an issuance of Lazard Shares (at the Purchaser’s sole and absolute discretion and as stated in the Deferred Consideration Determination Notice), the Purchaser shall issue, on the Deferred Consideration Date, Lazard Shares to the Sellers, with the aggregate number of Lazard Shares to be issued calculated by dividing the portion of the Deferred Consideration (which the Purchaser has elected to settle and pay in the form of Lazard Shares, as stated in the Deferred Consideration Determination Notice) by the Deferred Consideration Share Price; and
(b)to the extent the Deferred Consideration is to be fully or partially satisfied by an issuance of Deferred Loan Notes (as stated in the Deferred Consideration Determination Notice), the Purchaser shall issue, on the Deferred Consideration Date, Deferred Loan Notes to the Sellers.
5.In respect of the Lazard Shares (if any) issued in respect of the Deferred Consideration (other than any such Lazard Shares issued to AB, AS, JC, PL, CC and OL), such Lazard Shares may only be sold, assigned or transferred following the expiry of the Deferred Lock-Up Period (and subject to the requirements of any Applicable Laws (including US Securities Laws)).
6.Any Lazard Shares, or Deferred Loan Notes, issued in respect of the Deferred Consideration shall always remain subject to the terms of Clause 16.
7.The Parties agree that the aggregate amount of Deferred Consideration may be reduced as provided by paragraph 2 of Part D of Schedule 7 (Post-Completion Adjustments).

SCHEDULE 9
EARN-OUT
Part A: Earn-out Value
1.The Earn-out Value shall be such amount, as follows:
(a)if CAGR equals, or is less than, 5.00%, the Earn-out Value shall be $1; or
(b)if CAGR equals, or is more than, 15.00%, the Earn-out Value shall be $85,000,000; or
(c)if CAGR is more than 5.00% but less than 15.00%, the Earn-out Value shall be such amount as results from a straight-line calculation (using linear interpolation) between $1 and $85,000,000.
2.Earn-out Value shall be paid in up to five separate instalments (such instalments being respectively the “First Earn-out Payment”, “Second Earn-out Payment”, “Third Earn-out Payment”, “Fourth Earn-out Payment” and, if applicable, the “Top-up Earn-out Payment” each in accordance with Part B, Part C and Part D of this Schedule 9), and subject to Part B and Part C of this Schedule 9.
3.In no event shall the Earn-out Value (nor the aggregate of all Earn-out Payments) exceed $85,000,000 (the “Maximum Earn-out Value”).
Part B: Earn-out Payments
1.The First Earn-out Payment shall be an amount of up to a maximum of 40% of the Maximum Earn-out Value calculated: (i) in accordance with paragraphs 1 and 3 of Part A of this Schedule 9; and (ii) as at the end of the First Earn-out Period.
2.The Second Earn-out Payment shall be an amount equal to: (a) an amount of up to a maximum of 60% of the Maximum Earn-out Value (calculated: (i) in accordance with paragraphs 1 and 3 of Part A of this Schedule 9; and (ii) as at the end of the Second Earn-out Period); minus (b) an amount equal to the First Earn-out Payment, to the extent that any such payment has been assessed and paid to the Sellers in accordance with this Part B.
3.The Third Earn-out Payment shall be an amount equal to: (a) an amount of up to a maximum of 80% of the Maximum Earn-out Value (calculated: (i) in accordance with paragraphs 1 and 3 of Part A of this Schedule 9; and (ii) as at the end of the Third Earn-out Period); minus (b) an amount equal to the First Earn-out Payment; and minus (c) an amount equal to the Second Earn-out Payment, to the extent that any such payment has been assessed and paid to the Sellers in accordance with this Part B..
4.The Fourth Earn-out Payment shall be an amount equal to: (a) an amount of up to the Maximum Earn-Out Value (calculated: (i) in accordance with paragraphs 1 and 3 of Part A of this Schedule 9; and (ii) as at the end of the Fourth Earn-out Period); minus (b) an amount equal to the First Earn-out Payment; minus (c) an amount equal to the Second Earn-out Payment; and minus (d) an amount equal to the Third Earn-out Payment, to the extent that any such payment has been assessed and paid to the Sellers in accordance with this Part B.

5.In the event the Fourth Earn-out Payment, when aggregated with the First Earn-out Payment, Second Earn-out Payment and Third Earn-out Payment, would mean that the Maximum Earn-Out Value is not achieved, then:
(a)there shall be a further earn-out period from 1 January 2026 to 31 December 2031) (the “Top-up Earn-out Period”); and
(b)following the expiry of the Top-up Earn-out Period, the Purchaser shall calculate the Top-up Earn-out Payment, which shall be an amount equal to: (a) an amount of up to the Maximum Earn-Out Value (calculated: (i) in accordance with paragraphs 1 and 3 of Part A of this Schedule 9; and (ii) as at the end of the Top-up Earn-out Period); minus (b) an amount equal to the First Earn-out Payment; minus (c) an amount equal to the Second Earn-out Payment; minus (d) an amount equal to the Third Earn-out Payment; and minus (e) an amount equal to the Fourth Earn-out Payment, to the extent that any such payment has been assessed and paid to the Sellers in accordance with this Part B.
6.The Purchaser shall pay to the Sellers:
(a)the First Earn-out Payment by the First Earn-out Payment Date;
(b)the Second Earn-out Payment by the Second Earn-out Payment Date;
(c)the Third Earn-out Payment by the Third Earn-out Payment Date;
(d)the Fourth Earn-out Payment by the Fourth Earn-out Payment Date; and
(e)the Top-up Earn-out Payment by the Top-up Earn-out Payment Date.
7.The Parties agree that the aggregate amount of the Fourth Earn-out Payment (or, to the extent payable, the Top-up Earn-out Payment) may be reduced by an amount equal to the excess, if any, of: (i) the amount brought into account in respect of any Tax benefit so as to reduce the amount of limb (a) in the definition of Debt for the purposes of the Completion Balance Sheet over (ii) the amount of any cash Tax saving realised in respect of that Tax benefit by the expiry of the relevant Earn-out Period, such amount (if any (the “Bonus Tax Saving Difference”)) as determined by the Purchaser and Sellers’ Representatives, each acting reasonably and by reference to the final agreed (or determined) Completion Balance Sheet, as applicable.
8.No reduction shall be made to the payment of the relevant Earn-out Payment pursuant to paragraph 7, in relation to the Bonus Tax Saving Difference to the extent of such amount (if any) that has already been taken into account in increasing the Sellers’ liability under this Deed or which has already given rise to a set-off against a payment due from the Purchaser under this Deed or to a payment by the Sellers to the Purchaser under this Deed.
9.The Purchaser agrees that it shall use reasonable endeavours to procure that any corporation tax relief that is or becomes available with respect to the bonuses paid out of the EBT and any bonuses and Goodwill Payments (excluding any Retention Bonuses at the written agreement of the Purchaser) related to or crystallising as a result of the Transaction, as taken into account in limb (a) of the definition of Debt, shall be utilised to effect a cash Tax saving for the members of the Purchaser Group.
10.Subject to Clause 16, an Earn-out Payment shall be satisfied as follows:
(a)to the extent the relevant Earn-out Payment is to be fully or partially satisfied by an issuance of Lazard Shares (as stated in the relevant Earn-out Statement), the Purchaser shall issue, on the relevant Earn-out Payment Date, Lazard Shares to the Sellers, provided that the aggregate number of Lazard Shares to be issued shall be calculated by dividing the portion of the relevant Earn-out Payment (which the Purchaser has elected to settle and pay in the form of Lazard Shares, as stated in the relevant Earn-out Statement) by the value of each Lazard Share. For such purposes, the value of each Lazard Share shall be calculated by reference to the Relevant VWAP for the consecutive 10-day trading period prior to (but excluding) the relevant Earn-out Payment Date; and
(b)to the extent the relevant Earn-out Payment is to be fully or partially satisfied by an issuance of Earn-out Loan Notes (at the Purchaser’s sole and absolute discretion and as stated in the Earn-out Statement), the Purchaser shall issue, on the relevant Earn-out Payment Date, Earn-out Loan Notes to the Sellers.
11.In the event that the calculation of Earn-out Payment results in a negative number, then no Earn-out Payment shall be made to the Sellers for that Earn-out Period and the relevant Earn-out Payment (as applicable) for that Earn-out Period shall be deemed to be zero.
12.In respect of any Lazard Shares issued as full or partial payment of any Earn-out Payment (if any), such Lazard Shares shall not be subject to any contractual lock-up or selling restrictions pursuant to the terms of this Deed, but shall be subject to any Statutory Lock-Up.
13.Any Lazard Shares, or Earn-out Loan Notes, issued in respect of any Earn-out Payment shall always remain subject to the terms of Clause 16.
Part C: Earn-out Statement
1.The Purchaser shall prepare and deliver to the Sellers’ Representatives, within 90 days following the last date of each Earn-out Period, a statement (each, a “Draft Earn-out Statement”) of the Revenue, CAGR, resulting Earn-out Value, resulting Earn-out Payment, a breakdown of the resulting Earn-out Payment amongst the Sellers and Dragged Shareholders (and including for these purposes as a Seller or a Dragged Shareholder (as applicable) any AoA Leaver, to the extent paragraph 2(b) of Part B of Schedule 11 (Conduct of Business) applies) by reference to the Shareholder Matrix. A Draft Earn-out Statement, once final and binding in accordance with this Part C, shall constitute the “Earn-out Statement” for the purposes of this Deed.
2.By no later than 5 Business Days following the date on which the relevant Earn-out Statement becomes final and binding, and subject to Clause 16, the Purchaser shall elect (in its sole and absolute discretion) whether it wishes to settle and make the relevant Earn-out Payment in the form of Lazard Shares, Earn-out Loan Notes or a combination of both Lazard Shares and Earn-out Loan Notes (any such combination in any amount, ratio or proportion of Lazard Shares to Earn-out Loan Notes as the Purchaser may determine).
3.By no later than 5 Business Days following the date on which the relevant Earn-out Statement becomes final and binding, the Sellers’ Representatives and the Purchaser shall update the Shareholder Matrix to reflect the Earn-out Value for the relevant Earn-out Period and its apportionment amongst the Sellers and Dragged Shareholders (and including for these purposes as a Seller or a Dragged Shareholder (as applicable) any AoA Leaver, to the extent paragraph 2(b) of Part B of Schedule 11 (Conduct of Business) applies).
4.Paragraphs 3 to 12 of Part A of Schedule 7 (Post-Completion Adjustments) shall apply mutatis mutandis in respect of the determination and agreement of each Earn-out Statement under this Schedule 9 (noting that, for example, reference to the Draft Completion Balance Sheet shall be to the Draft Earn-out Statement for the purposes of this Schedule 9).
5.An Earn-out Statement, once final and binding in accordance with paragraph 4 of this Part C, shall determine the allocation of the relevant Earn-out Payment amongst the Sellers for the purposes of this Deed.
Part D: Earn-out Protection Provisions
1.From Completion until the expiry of the Fourth Earn-out Period (or, if applicable, the Top-up Earn-out Period), the Purchaser shall, and shall procure that the Combined Business shall:
(a)not take action, or omit to take action, which is designed to reduce, avoid, manipulate or frustrate the payment of any Earn-out Payment, including reducing the CAGR (and the Revenue of the Combined Business);
(b)ensure that any expansion, development or evolution of the Combined Business is effected only through the entities in which the Combined Business is conducted from time to time;
(c)reduce, divert or defer any potential clients, products, services (including the marketing of products or services) or resource (including employees) from or otherwise attributable to the Combined Business, whether adapted or modified by any member of the Purchaser Group or Target Group Company, to any other member of the Purchaser Group or any other Target Group Company which is reasonably likely to have a material adverse effect on the ability of the Combined Business to maintain or increase CAGR (and Revenue); and
(d)acquire, establish, or develop any business that competes with the Combined Business (other than where such business is fully integrated into the Combined Business), in each case, save with the prior written consent of the Senior Management Representatives (not to be unreasonably withheld).
2.Notwithstanding paragraph 1 above, the parties agree that none of the following shall constitute a breach of paragraph 1 above, nor shall require the prior written consent of the Senior Management Representatives:
(a)selecting or engaging prospective clients in accordance with the Purchaser Group’s standard internal conflicts and new business selection practices from time to time, in each case which apply across the Purchaser Group; or
(b)taking any actions that are required to be taken pursuant to, or as a result of, any change in Applicable Law (including stock exchange rules and guidance); or

(c)taking any actions which, in the Purchaser’s reasonable opinion and belief, are required to be taken in order to ensure the co-operation and co-ordination of the Combined Business within the Purchaser Group; or
(d)taking any actions that will apply generally to the Purchaser Group as a whole, to all partners and employees of the Purchaser Group as a whole, any or all of which may have the direct or indirect consequence of any of the Earn-out Payments being reduced; or
(e)taking any actions to respond to sustained material and unexpected underperformance of the Combined Business or the business of the Purchaser Group.
3.Save with written agreement of the Sellers’ Representatives, in the event that:
(a)a Purchaser Change of Control occurs;
(b)the Purchaser (or any Target Group Company) is in material breach of the obligations set out in paragraph 1 above; or
(c)the Purchaser Group has materially breached the Integration Principles, and the Purchaser has, following written notice from the Sellers’ Representatives of the occurrence of such event, default or breach failed to remedy such event, default or breach to the reasonable satisfaction of the Sellers’ Representatives (within a period of 30 Business Days following the date of such written notice), then:
(d)in the event of paragraph 3(a) or 3(b) above, the Maximum Earn-out Value shall become immediately due and payable to the Sellers;
(e)in the event of paragraph 3(c), the following amounts shall become immediately due and payable to the Sellers:
(i)where such breach occurs in the First Earn-out Period, 100% of the Maximum Earn-out Value;
(ii)where such breach occurs in the Second Earn-out Period, 60% of the Maximum Earn-out Value;
(iii)where such breach occurs in the Third Earn-out Period, 40% of the Maximum Earn-out Value; and
(iv)where such breach occurs in the Fourth Earn-out Period, 20% of the Maximum Earn-out Value,
and in each case, the Maximum Earn-out Value shall be minus any First Earn-out Payment, Second Earn-out Payment, Third Earn-out Payment, Fourth Earn-out Payment and/or any Top-up Earn-out Payment that has been assessed and paid to the Sellers in accordance with this Schedule 9, and any such amount shall be settled in Lazard Shares (determined in accordance with paragraph 10(a) of Part B of this Schedule 9) or Earn-out Loan Notes within 15 Business Days of the relevant event occurring.

SCHEDULE 10
CONDITIONS
1.REGULATORY CONDITIONS
UK (FCA)
1.1Prior to Completion:
(a)the Purchaser having received written notice from the FCA in accordance with section 189(4)(a) of FSMA that it unconditionally approves the Approved Controller acquiring control of that entity;
(b)the Purchaser having received written notice from the FCA in accordance with section 189(7) of FSMA that it approves the Approved Controller acquiring control of the UK Regulated Company; or
(c)the FCA being treated, by virtue of section 189(6) of FSMA, as having approved the acquisition of control of the UK Regulated Company by the Approved Controller.
France (ACPR)
1.2Prior to Completion, either:
(a)the ACPR having notified, in writing, that it authorises the acquisition by the Approved Controller of, the FR Regulated Company pursuant to Article L. 531-6 of the French Code monétaire et financier and the French regulation (Arrêté) dated 4 December 2017, relating to changes in the shareholding of investment firms, as amended;
(b)the ACPR having notified, in writing, that it authorises such acquisition; or
(c)the applicable assessment period prescribed by Article L. 531-6 of the French Code monétaire et financier and the French regulation (Arrêté) dated 4 December 2017, as amended, having expired without the ACPR having opposed the proposed acquisition.
Hong Kong (SFC)
1.3Prior to Completion, the SFC having given its:
(a)Approval in accordance with section 132 of the Securities and Futures Ordinance (Cap. 571) (the “SFO”), to each person who will become a “substantial shareholder” (as defined in Part 1 of Schedule 1 to the SFO) of the HK Regulated Company as a result of Completion; and
(b)approval of the changes (if any) to the HK Regulated Company’s business activities, personnel (including directors, responsible officers and licensed representatives) or organisation structure resulting from Completion.

Singapore (MAS)
1.4Prior to Completion:
(a)the MAS having given its prior written approval, whether unconditionally or subject to conditions, in respect of each person who will obtain “effective control” (as defined under Section 97A(6) of the Securities and Futures Act 2001 (the “SFA”) of the SG Regulated Company as a result of Completion, pursuant to and to the extent required under Section 97A of the SFA; and
(b)the MAS having given its prior written approval, whether unconditionally or subject to conditions in respect of each person who will obtain “effective control” (as defined under Section 97A(6) of the SFA) of the SG Regulated Company as a result of Completion, pursuant to and to the extent required under the conditions of the capital markets services licence (no. CMS100718-1) issued by the MAS to the SG Regulated Company.
United States (FINRA)
1.5Prior to Completion, FINRA having approved the indirect change of ownership or control of the US Regulated Company pursuant to a “Continuing Membership Application” filed under FINRA Rule 1017, whether unconditionally or subject to conditions; and
1.6the state regulators of Florida and Kentucky have approved or otherwise indicated non-objection to the change in indirect ownership of the US Regulated Company contemplated by this Deed.
2.CMA CONDITION
2.1Following submission by the Purchaser of the CMA Briefing Paper to the CMA:
(a)the CMA having confirmed in writing that it has no further questions at that time in relation to the Transaction (and not subsequently indicating the contrary to the Purchaser) and does not intend to open a Phase I merger investigation; or
(b)if the CMA decides to open a Phase I merger investigation, the CMA having confirmed that it has decided not to refer the Transaction under section 33 of the EA 2002 or having accepted undertakings in lieu under section 73 of the EA 2002 (subject to Clause 5.7(b)); or
(c)if the CMA decides to refer the Transaction under section 33 of the EA 2002, and the Purchaser elects in its sole and absolute discretion (having reasonably consulted with the Sellers’ Representatives and having considered in good faith any reasonable representations of the Sellers’ Representatives) to continue pursuing CMA clearance or approval in relation to the Transaction following such reference, the CMA either:
(i)having concluded that the Transaction may not be expected to result in a substantial lessening of competition within any market or markets in the UK; or
(ii)subject to Clause 5.7(b), having accepted final undertakings or made a final order permitting the Transaction to proceed,

(the “CMA Condition”).

SCHEDULE 11
CONDUCT OF BUSINESS
Part A
Pursuant to Clause 6 (Pre-Completion Undertakings) of this Deed, from the date of this Deed until the Completion Date, the Primary Sellers shall not, and shall procure that no Target Group Company shall, without the consent of the Purchaser pursuant to Clause 6.2(a), take any of the following actions:
1.in respect of the Target Group and the Shares:
(a)any amendment, variation or other modification of the constitutional documents of any Target Group Company (including but not limited to the Articles), other than minor or administrative amendments, variations or other modifications;
(b)any exercise of, or any step taken in connection with the exercise of, the Drag Provision or any related rights or obligations, other than pursuant to, and in accordance with, this Deed and the Drag Process;
(c)any amendment, variation, termination or other modification of any option arrangement of any Target Group Company, whether contained in the constitutional documents of the Target Company, any contract, deed, plan, letter, agreement or other written arrangement that a Target Group Company is party to, including any amendment, variation, waiver or acceleration of or other change affecting any vesting schedule or otherwise changing any exercise or acceleration trigger, event or condition applicable under any such option arrangement;
(d)the approval in writing of any direct or indirect transfer, disposal of, creation or granting of any Encumbrance over, or other dealing with, any Shares (including for the avoidance of doubt the A Ordinary Shares) in the Target Company to a third party, including granting any consent requested by a Shareholder for a transfer, pursuant to the provisions of the Articles;
(e)any increase to, or repayment or redemption of, the share capital of the Target Company;
(f)the declaration, payment or making of any dividend or distribution to any person (or the making of any other distribution (in cash or in kind)) by a Target Group Company, other than to another Target Group Company; and
(g)any issue, allotment or grant by a Target Group Company of any shares (including Shares), units, partnership interests, membership interests, other equity interests or securities, or any right to subscribe for, convert into or otherwise acquire any of the foregoing (including any Options), other than as expressly contemplated by this Deed or other than as expressly required under arrangements existing as at the date of this Deed and Fairly Disclosed to the Purchaser.

2.in respect of the Target Group:
(a)any change in the name or the registered office or principal place of business of a Target Group Company;
(b)the acquisition of an interest in a body corporate, or merger or consolidation with a body corporate or any other person, or the entry into any demerger transaction or any other type of corporate reconstruction;
(c)the acquisition or disposal of any assets, business or undertakings involving consideration or having a book value in excess of £250,000, except in the Ordinary Course;
(d)the incorporation, formation, liquidation, winding up or termination of any company, partnership or other legal entity which is, or would be, a Target Group Company (or a subsidiary undertaking of a Target Group Company) or any similar or analogous action;
(e)the formation, entry into, participation in, or termination or withdrawal from, any partnership, consortium, joint venture, or any incorporated or unincorporated association;
(f)any expenditure above an amount of £250,000 or the incurrence of any commitment involving capital expenditure exceeding £250,000 (in each case other than in the Ordinary Course, including any expenditure relating to on-going property lease costs, monthly salary payments, research subscriptions, insurance premia, Tax payments of any kind (including, without limitation, VAT payments), any payment of the Target Group’s transaction costs in connection with the Transactions contemplated by this Deed);
(g)terminating, or allowing to lapse, any of its insurance policies (including, for the avoidance of doubt, in respect of death, ill-health or incapacity benefits for any Key Employee);
(h)terminating, amending or allowing to lapse any of its authorisations or permissions granted by an Applicable Regulator which are necessary and material to the carrying on of the business of any Regulated Target Company;
(i)materially amending or varying any material regulatory policy of the Target Group provided in the Data Room;
(j)any transaction between any Target Group Company and any Seller or any of their respective Related Parties (save as expressly provided under the Transaction Documents);
(k)any borrowing or raising of money by a Target Group Company, or the incurrence by a Target Group Company of any indebtedness in the nature of borrowing (including entering into any finance lease, or granting any guarantee, indemnity, or other credit support, but excluding normal trade credit), in each case in excess of £250,000 and other than in the Ordinary Course (and, for the avoidance of doubt, “Ordinary Course” for this purpose includes entry into foreign exchange hedging contracts);

(l)the creation of any material Encumbrance over any of the assets of the Target Group other than insofar as arising by operation of law or in the Ordinary Course;
(m)the entry into an agreement, arrangement or obligation involving expenditure or liability in excess of £500,000 other than in the Ordinary Course;
(n)amendment (in any material respect) or termination of an agreement, arrangement or obligation to which a Target Group Company is a party involving expenditure or liability in excess of £500,000, other than in the Ordinary Course;
(o)the entry into any agreement with non-compete or exclusivity restrictions on a Target Group Company’s freedom to do business, other than in the Ordinary Course;
(p)the entry into any agreement, arrangement or obligation to which a Sanctioned Person is a party, or conduct any operations or business activities in a Sanctioned Country or with a Sanctioned Person;
(q)the cancellation, withdrawal, abandonment or other lapse or expiry of any material registered Target Group IP Rights, except at the end of their statutory terms;
(r)the commencement, settlement or compromise of any litigation, arbitration, ruling, closing agreement or similar proceedings in any jurisdiction in each case exceeding £500,000, other than for debt collection in the Ordinary Course;
(s)agreeing to settle or resolve any client dispute or disagreement concerning invoiced fees or work performed with the dispute or fees involved exceeding £1,000,000, other than in the Ordinary Course;
(t)any change to the auditors, or material change to the accounting reference date or accounting methods, policies or practices other than as required by applicable law or accounting standards;
(u)any change of Tax residence of any Target Group Company for any purpose or any decision to open a branch or office, or create permanent establishment, in a jurisdiction other than its jurisdiction of Tax residence;
(v)any decision to change a Target Group Company’s Tax planning, reporting or payment policies or make any other changes to the approach adopted or positions or actions taken prior to the date of this Deed in respect of Tax matters to the extent that the effect of the change on any Tax liability or asset exceeds or could reasonably be expected to exceed £500,000;
(w)file a Tax return inconsistent with past practice, amend or refile a Tax return filed before the date of this Deed or amend any previously filed election or claim with respect to Tax, waive or extend any statute of limitations with respect to Taxes, surrender any right to claim a Tax refund, or make any compromise or settlement with a Tax Authority to the extent that this Deed or settlement results in acceptance of an additional Tax liability in an amount of more than £500,000;
(x)make, change or revoke any material Tax election (including any entity classification election for US and other applicable Tax purposes);

(y)any decision to change the nature of the business of a Target Group Company in any material respect (save to the extent resulting from the Transaction); and
(z)any decision for any Target Group Company to cease all or any material part of its business or become dormant;
3.in respect of the Senior Employees, Key Employees and Employees, as applicable:
(a)the recruitment or engagement of any Senior Employee by any Target Group Company, other than pursuant to an offer of employment or engagement made by the Purchaser or a member of the Purchaser Group, which employment or engagement takes effect after Completion and is subject to and conditional upon Completion;
(b)the dismissal of any Key Employee (other than termination by the relevant Target Group Company by reason of gross misconduct or other conduct constituting cause) or (acting through any Seller) any action to solicit, encourage or induce any Key Employee to resign from their current employment or engagement with the relevant Target Group Company;
(c)save in the Ordinary Course or pursuant to applicable law, any material change to the terms and conditions of employment of any Key Employee (including, without limitation, role, title, seniority, reporting lines, duties or place of work, remuneration, pension entitlements and other benefits);
(d)any increase or change to the salary of, or any bonus payment, gratuitous payment or similar benefits to, any Employee or Worker or the grant of any other incentive arrangements (including any share-based or equity-based scheme or other form of incentive programme with values based on or referable to equity instruments, including any phantom share scheme or other bonus arrangement) that is not in the Ordinary Course, to any Employee or Worker, other than (i) any increase or change made pursuant to an annual salary or bonus review carried out in the Ordinary Course and in accordance with past practice, (ii) a Retention Bonus (at the written agreement of the Purchaser), or (iii) any other payment as expressly required under arrangements existing as at the date of this Deed and Fairly Disclosed to the Purchaser;
(e)any agreement, undertaking, promise or commitment to make any future payment, or to implement any future increase or change, in respect of the salary, bonus, pension or other benefits or other payment or incentive arrangements applicable to any Employee or Worker which would result in an increase of more than 5% per cent. per annum to the aggregate staff costs of the Target Group, other than (i) any increase or change made pursuant to an annual salary or bonus review carried out in the Ordinary Course and in accordance with past practice, (ii) a Retention Bonus (at the written agreement of the Purchaser), or (iii) any other payment as required by the terms of employment or engagement in place at the date of this Deed;
(f)any material amendment to the terms of any pension scheme or any arrangement which provides retirement, death, ill-health or incapacity benefits to any Employee or former Employee or Worker, or to voluntarily agree to make any contribution to, or otherwise fund, any such scheme or arrangement other than in the ordinary course of business or as required by Applicable Law;

(g)entering into any transaction of whatsoever nature with or for the benefit of, or making any payment (other than a bona fide payment of emoluments for services rendered pursuant to arrangements or as required by the terms of employment or engagement subsisting as at the date of this Deed) to, any Key Employee or any person connected with any such Key Employee, or to repay to any Key Employee or any such connected person any loan outstanding from time to time prior to its due date for repayment (other than as required by the terms of any such loans in place at the date of this Deed);
(h)making, issuing or forgiving any loan to any Employee, other than in accordance with the terms of any such loans in place at the date of this Deed;
(i)making or issuing any written communication to any Employee in connection with any proposed new terms of employment or remuneration arrangements with the Purchaser Group; and
(j)and no agreement, arrangement or binding commitment to do any of the acts prohibited by this Schedule 11 shall be entered into without the express prior written consent of the Purchaser (not to be unreasonably withheld or delayed).
Part B
Pursuant to Clause 6 (Pre-Completion Undertakings) of this Deed, from the date of this Deed until the Completion Date:
1.AS shall:
(a)not take any action prior to the Completion Date which would result in him and the Sealey 2022 Family Trust not holding and controlling the voting rights in respect of, all A Ordinary Shares held by them as at the date of this Deed and, in any event, not less than 90% of the A Ordinary Shares in issue from time to time; and
(b)not take, and shall procure that the Sealey 2022 Family Trust does not take, any action which would have the effect of reducing their aggregate shareholding to below 90% of the A Ordinary Shares in issue from time to time;
2.the Primary Sellers shall procure that, in the event any Shareholder (excluding a Primary Seller):
(a)becomes an AoA Leaver due to such AoA Leaver being dismissed by the relevant member of the Target Group for cause (in accordance with such AoA Leaver’s employment contract or service agreement with the relevant member of the Target Group), or due to such AoA Leaver resigning (or otherwise terminating their employment) voluntarily (and irrespective of whether or not such AoA Leaver breaches any applicable restrictive covenant), prior to the Completion Date, the Primary Sellers shall ensure that the relevant terms of the Articles (including article 11 of the Articles) are fully exercised, prior to Completion, in accordance with their terms such that the AoA Leaver shall have, prior to Completion, fully disposed of (or transferred) their Shares (or had their Options terminated) and shall not become a Seller or a Dragged Shareholder for the purposes of the Transaction; or
(b)becomes an AoA Leaver in any other circumstances not described in paragraph (a) above, the Primary Sellers shall ensure that at Completion any such AoA Leaver shall participate in the Transaction as a Seller (if such AoA Leaver is a party to this Deed) or as a Dragged Shareholder (if such AoA Leaver is not a party to this Deed) for the purposes of the Transaction, and such AoA Leaver shall be included as a Seller or a Dragged Shareholder (as applicable) in the Shareholder Matrix and shall receive their pro rata entitlement to the Initial Consideration, Deferred Consideration and Earn-out Value, as applicable, in accordance with (and subject to) the terms of this Deed;
3.in the event that any Target Group Company receives any non-routine correspondence from any Applicable Regulator, a copy of such correspondence shall be provided to the Purchaser promptly and in any event within 2 Business Days; and
4.subject to Applicable Law, each Target Group Company shall, in relation to any new engagement:
(a)carry out such sanctions screening, conflicts checks and other new engagement checks through the Target Group’s KYC-6 platform; and
(b)ensure that the relevant Engagement Letter does not provide for a termination notice period that materially deviates from the standard Engagement Letters usually entered into by the Purchaser Group, and permits the right of the Target Group to terminate immediately in the event of any breach of Sanctions.

SCHEDULE 12
COMPLETION OBLIGATIONS
Part A: Seller Obligations
At Completion, the Sellers shall:
1.procure that the following are delivered to the Purchaser (or made available to the Purchaser’s reasonable satisfaction):
(a)one or more transfers in respect of the Sale Shares duly executed by a Sellers’ Representative (acting in their capacity as attorney for each Seller pursuant to the terms of Clause 13.4), in favour of the Purchaser (or such person as the Purchaser may nominate in writing not less than five Business Days prior to Completion) and share certificates for the Shares in the name of each Seller (or an express indemnity in a form reasonably satisfactory to the Purchaser in the case of any certificate found to be missing);
(b)transfers in respect of the Dragged Shares duly executed by a Sellers’ Representative (acting in their capacity as attorney for each Dragged Shareholder pursuant to the terms of the Drag Provision), in favour of the Purchaser (or such person as the Purchaser may nominate in writing not less than five Business Days prior to Completion) and share certificates for the Dragged Shares in the name of each Dragged Shareholder (or an express indemnity in a form reasonably satisfactory to the Purchaser in the case of any certificate found to be missing);
(c)such waivers or consents as the Purchaser may reasonably require to enable the Purchaser or its nominees to be registered as holders of the Shares;
(d)to the extent required by the Purchaser (at its sole and absolute discretion), copies of a duly executed resignation letter from each director and/or secretary of any Target Group Company, in a form to be agreed between the Purchaser and the Sellers’ Representatives prior to Completion;
(e)copies of each Deed of Adherence duly executed by each Minority Seller, to the extent not already delivered to the Purchaser pursuant to Clause 3.3;
(f)a copy of the Registration Rights Agreement duly executed by the Accredited Sellers and the Sellers’ Representatives;
(g)copies of certificates duly completed by each Seller who is an Accredited Investor, certifying their status as an Accredited Investor, in form and substance reasonably satisfactory to the Purchaser;
(h)a copy of the Paying Agent Agreement duly executed by the Sellers’ Representatives and the Target Company;
(i)five USB stick copies containing the documents and information made available in the Data Room (together with an index thereof) and a letter from Datasite confirming that such USB sticks accurately reflect the contents of the Data Room;
(j)the statutory books (which shall be written up to but not including Completion), the certificate of incorporation (and any certificate of incorporation on change of name)

and common seal (if any) of each Target Group Company and share certificates or other documents of title in respect of all the issued share capital of each Subsidiary which is owned directly or indirectly by a Target Group Company; and
(k)all the Books and Records of each Target Group Company; and
2.procure that board meetings of each relevant Target Group Company are held at which:
(a)in the case of the Target Company, it shall be resolved that each of the transfers relating to the Shares shall be approved for registration and (subject only to the transfer(s) being duly stamped) the Purchaser shall be registered as the holder of the Shares concerned in the register of members;
(b)to the extent applicable, each of the persons nominated by the Purchaser shall be appointed directors and/or secretary, as the case may be, such appointments to take effect on the Completion Date, subject to (i) receipt by the relevant Target Group Company of the consents to act in paragraph 1(e) of Part B below and (ii) in relation to Target Group Companies incorporated in England and Wales, receipt of evidence that each identity from the persons nominated by the Purchaser is verified (within the meaning of s.1110A Companies Act 2006), and provided that any such nomination and instruction shall be given by the Purchaser to the Sellers’ Representatives in writing not less than five Business Days prior to Completion;
(c)the resignations in paragraph 1(d) above shall be tendered and accepted; and
(d)the situation of the registered office shall, if required by the Purchaser, be changed to such address as the Purchaser may nominate and (subject to any requirements of law) the accounting reference date shall, if required by the Purchaser, be changed in accordance with any instructions given by the Purchaser (provided that any such nomination and instruction shall be given by the Purchaser to the Sellers’ Representatives in writing not less than five Business Days prior to Completion); and
3.procure that minutes of each duly held board meeting, certified as correct by the secretary of the relevant Target Group Company, referred to at paragraph 2 above are delivered to the Purchaser.
Part B: Purchaser Obligations
At Completion, the Purchaser shall:
1.deliver to the Sellers’ Representatives:
(a)a copy of the duly executed, valid and existing W&I Policy;
(b)a copy of the Registration Rights Agreement duly executed by the Purchaser;
(c)a copy of duly held board meeting minutes or a written resolution of the board of the Purchaser (or an extract from such minutes or resolutions) authorising the execution and delivery by the Purchaser of the Transaction Documents to which the Purchaser is a party and all other documents to be executed by it in relation to the transactions contemplated in this Deed (and the remaining content of those minutes or resolutions may be redacted at the Purchaser’s sole and absolute discretion);

(d)to the extent the Purchaser has elected (at its sole and absolute discretion) to nominate any person to be appointed as a director and/or secretary of a Target Group Company, a copy of a duly executed consent to act letter from any such person in respect of such appointment, in a form to be agreed between the Purchaser and the Sellers’ Representatives prior to Completion; and
(e)copies of documentation reasonably evidencing the opening of the Securities Accounts;
2.effect the issuance and allotment of any Lazard Shares and any IC Loan Notes, and pay any cash amounts, in respect of the IC Completion Amount in accordance with Schedule 6 (The Initial Consideration); and
3.pay to each relevant Target Group Company the aggregate amount of the Shareholder Balances on behalf of the relevant Shareholder as referred to in Part C of Schedule 5 and cash amounts payable pursuant to paragraph 5 of Part A of Schedule 5 (Share Incentives) due to such Target Group Company.
Part C
General
1.All documents and items delivered at Completion pursuant to this Schedule 12 shall be held by the recipient to the order of the person delivering the same until such time as Completion shall be deemed to have taken place.
2.The Sellers’ Representatives and the Purchaser shall negotiate in good faith with a view to agreeing before the Completion Date the final form of any Transaction Document which is not in Agreed Form at the date hereof. If either party unreasonably withholds or delays its consent to the form of any such document beyond 5.00 p.m. on the date that is one Business Day prior to the Completion Date, then the form last proposed in writing by the other party prior to that time shall be deemed to be the agreed form for the purposes of this Deed, provided such draft is consistent in all material respects with the previous draft.
3.All documents and items delivered at Completion shall be held by the recipient to the order of the person delivering them until such time as Completion shall take place.

SCHEDULE 13
SELLER WARRANTIES
Part A: Individual Seller Warranties
1.He has the requisite power and authority to enter into and execute, deliver and perform his obligations under this Deed and any other Transaction Document to which he is a party in accordance with this Deed.
2.This Deed and the Transaction Documents which are to be entered into by him will, when executed:
(a)constitute valid and binding obligations on him in accordance with their terms and (subject to satisfaction of the Conditions);
(b)not breach any order, judgment of any court, Governmental Entity or Applicable Regulator to which he is bound in any relevant jurisdiction;
(c)not breach any laws or regulations by which he is bound in any relevant jurisdiction; and
(d)as far as he is aware, not result in a material breach of, or constitute a material default under, any material agreement, licence, or other material instrument by which he is bound, where such breach would materially adversely affect his ability to enter into or perform his obligations under this Deed and any other Transaction Document to which he is a party.
3.He is entitled to transfer (or dispose of) the Sale Shares owned by him free from all Encumbrances, without the consent of any other person, on the terms of this Deed and any other Transaction Document.
4.He is either (i) the legal and beneficial owner of the Sale Shares to be sold by him in accordance with the terms of this Deed, free from any Encumbrances; or (ii) the beneficial owner of the Sale Shares acquired pursuant to the exercise of Options (legal title to which is held by the EBT in accordance with the terms of this Deed) to be sold by him in accordance with the terms of this Deed, free from any Encumbrances.
5.In so far as it could affect his ability to validly deliver the Sale Shares on the terms of this Deed or to perform his obligations under this Deed:
(a)he has not been declared bankrupt nor has he had a petition presented to him to make him bankrupt under the laws applicable to him;
(b)he has not had a trustee in bankruptcy appointed;
(c)no action, legal proceedings or other procedure has been taken commencing bankruptcy proceedings or instituting an individual voluntary arrangement in relation to him; and
(d)no analogous procedure or step (to any of those referred to in paragraphs 5(a) to (c) of this Part A of Schedule 13) has been taken in any jurisdiction in relation to him.

Part B: Individual Trustee Seller Warranties
1.He has the requisite power and authority (in his capacity as a trustee of the applicable Seller Trust) to enter into and execute, deliver and perform his obligations under this Deed and any other Transaction Document to which he is a party in accordance with this Deed.
2.This Deed and the Transaction Documents which are to be entered into by him (in his capacity as a trustee of the applicable Seller Trust) will, when executed:
(a)constitute valid and binding obligations on him (in his capacity as a trustee of the applicable Seller Trust), and on the applicable Seller Trust, in accordance with their terms and (subject to satisfaction of the Conditions);
(b)not breach any order, judgment of any court, Governmental Entity or Applicable Regulator to which he or the applicable Seller Trust is bound in any relevant jurisdiction (including any document constituting or amending the applicable Seller Trust);
(c)not breach any laws or regulations by which he (in his capacity as a trustee of the applicable Seller Trust) or the applicable Seller Trust is bound in any relevant jurisdiction; and
(d)as far as he is aware, not result in a material breach of, or constitute a material default under, any material agreement, licence, or other material instrument by which he or the applicable Seller Trust is bound, where such breach would materially adversely affect his ability (in his capacity as a trustee of the applicable Seller Trust) to enter into or perform his obligations under, and the ability of the applicable Seller Trust to be bound by the terms of, this Deed and any other Transaction Document to which he (in his capacity as a trustee of the applicable Seller Trust) is a party.
3.He (in his capacity as a trustee of the applicable Seller Trust) is entitled to effect the transfer (or disposal of) the Sale Shares held by him as trustee of the applicable Seller Trust free from all Encumbrances, without the consent of any other person, on the terms of this Deed and any other Transaction Document.
4.He (in his capacity as a trustee of the applicable Seller Trust) is the legal owner of the Sale Shares to be sold by it in accordance with the terms of this Deed, free from any Encumbrances and the applicable Individual Trustee Seller has the requisite power and authority (in his capacity as a trustee of the applicable Seller Trust), to effect the transfer of both the legal and beneficial title to the Sale Shares.
5.In so far as it could affect his ability to validly effect the transfer or disposal of the Sale Shares on the terms of this Deed or to perform his obligations under this Deed (in his capacity as a trustee of the applicable Seller Trust):
(a)he has not been declared bankrupt nor has he had a petition presented to him to make him bankrupt under the laws applicable to him;
(b)he has not had a trustee in bankruptcy appointed;

(c)no action, legal proceedings or other procedure has been taken commencing bankruptcy proceedings or instituting an individual voluntary arrangement in relation to him;
(d)no analogous procedure or step (to any of those referred to in paragraphs 5(a) to (c) of this Part B of Schedule 13) has been taken in any jurisdiction in relation to him; and
(e)in relation to the applicable Seller Trust which is relevant to such Individual Trustee Seller:
(i)such Seller Trust is not insolvent under the laws of its jurisdiction of establishment; and
(ii)no steps have been taken to enforce any security over any assets of the applicable Seller Trust and no event has occurred to give the right to any person to enforce such security.
Part C: Corporate Seller Warranties
1.It is duly incorporated, duly organised and validly existing under the laws of its jurisdiction and has full power to conduct its business as conducted at the date of this Deed.
2.It has the requisite corporate power and authority to enter into and execute, deliver and perform its obligations under this Deed and any other Transaction Document to which it is a party in accordance with this Deed.
3.This Deed and the Transaction Documents which are to be entered into by it will, when executed:
(a)constitute valid and binding obligations on it in accordance with their terms and (subject to satisfaction of the Conditions);
(b)not breach any order, judgment of any court, Governmental Entity or Applicable Regulator to which it is bound in any relevant jurisdiction;
(c)not breach any laws or regulations by which it is bound in any relevant jurisdiction;
(d)not breach any provision of its constitutional documents; and
(e)as far as it is aware, not result in a material breach of, or constitute a material default under, any material agreement, licence, or other material instrument by which it is bound, where such breach would materially adversely affect its ability to enter into or perform its obligations under this Deed and any other Transaction Document to which it is a party.
4.It is entitled to transfer (or dispose of) the Sale Shares owned by it free from all Encumbrances, without the consent of any other person, on the terms of this Deed and any other Transaction Document.
5.It is the legal and beneficial owner of the Sale Shares to be sold by it in accordance with the terms of this Deed, free from any Encumbrances.

6.In so far as it could affect its ability to validly deliver the Sale Shares on the terms of this Deed or to perform its obligations under this Deed:
(a)no receiver or administrative receiver has been appointed of the whole or any part of its assets or undertakings;
(b)no administrator has been appointed in respect of it nor has any administration order been made in relation to it and no petition or application for such an order or any notice of appointment of, or of any intention to appoint, an administrator, has been threatened, presented, served or filed;
(c)no proceedings in relation to any voluntary arrangement, compromise or scheme of arrangement between it and its creditors (or any class of them) has been sanctioned or approved by a court of competent jurisdiction;
(d)no winding-up petition has been presented against it by any third party and no order has been passed and no meeting has been convened for the purpose of winding up or dissolving it;
(e)it has not suspended or stopped paying its debts as and when they fall due nor is it insolvent or unable to pay its debts within the meaning of section 123 (1) or (2) of the Insolvency Act 1986; and
(f)no analogous procedure or step (to any of those referred to in paragraphs 6(a) to (e) of this Part C of Schedule 13) has been taken in any jurisdiction in relation to it.
Part D: Corporate Trustee Seller Warranties
1.It is duly incorporated, duly organised and validly existing under the laws of its jurisdiction and has full power to conduct its business as conducted at the date of this Deed.
2.It has the requisite corporate power and authority (in its capacity as a trustee of the applicable Seller Trust) to enter into and execute, deliver and perform his obligations under this Deed and any other Transaction Document to which it is a party in accordance with this Deed.
3.This Deed and the Transaction Documents which are to be entered into by it (in its capacity as a trustee of the applicable Seller Trust) will, when executed:
(a)constitute valid and binding obligations on it (in its capacity as a trustee of the applicable Seller Trust), and on the applicable Seller Trust, in accordance with their terms and (subject to satisfaction of the Conditions);
(b)not breach any order, judgment of any court, Governmental Entity or Applicable Regulator to which it or the applicable Seller Trust is bound in any relevant jurisdiction (including any document constituting or amending the applicable Seller Trust);
(c)not breach any laws or regulations by which it (in its capacity as a trustee of the applicable Seller Trust) or the applicable Seller Trust is bound in any relevant jurisdiction;
(d)not breach any provision of its constitutional documents; and

(e)as far as it is aware, not result in a material breach of, or constitute a material default under, any material agreement, licence, or other material instrument by which it or the applicable Seller Trust is bound, where such breach would materially adversely affect its ability (in its capacity as a trustee of the applicable Seller Trust) to enter into or perform its obligations under, and the ability of the applicable Seller Trust to be bound by the terms of, this Deed and any other Transaction Document to which it (in its capacity as a trustee of the applicable Seller Trust) is a party.
4.It (in its capacity as a trustee of the applicable Seller Trust) is entitled to effect the transfer (or disposal of) the Sale Shares held by it as trustee of the applicable Seller Trust free from all Encumbrances, without the consent of any other person, on the terms of this Deed and any other Transaction Document.
5.It (in its capacity as a trustee of the applicable Seller Trust) is the legal owner of the Sale Shares to be sold by it in accordance with the terms of this Deed, free from any Encumbrances and the applicable Corporate Trustee Seller has the requisite power and authority (in its capacity as a trustee of the applicable Seller Trust), to effect the transfer of both the legal and beneficial title to the Sale Shares.
6.In so far as it could affect its ability to validly deliver the Sale Shares on the terms of this Deed or to perform its obligations under this Deed (in its capacity as a trustee of the applicable Seller Trust):
(a)no receiver or administrative receiver has been appointed of the whole or any part of its assets or undertakings;
(b)no administrator has been appointed in respect of it nor has any administration order been made in relation to it and no petition or application for such an order or any notice of appointment of, or of any intention to appoint, an administrator, has been threatened, presented, served or filed;
(c)no proceedings in relation to any voluntary arrangement, compromise or scheme of arrangement between it and its creditors (or any class of them) has been sanctioned or approved by a court of competent jurisdiction;
(d)no winding-up petition has been presented against it by any third party and no order has been passed and no meeting has been convened for the purpose of winding up or dissolving it;
(e)it has not suspended or stopped paying its debts as and when they fall due nor is it insolvent or unable to pay its debts within the meaning of section 123 (1) or (2) of the Insolvency Act 1986; and
(f)no analogous procedure or step (to any of those referred to in paragraphs 6(a) to (e) of this Part D of Schedule 13) has been taken in any jurisdiction in relation to it; and
(g)in relation to the applicable Seller Trust which is relevant to such Corporate Trustee Seller:
(i)such Seller Trust is not insolvent under the laws of its jurisdiction of establishment; and

(ii)no steps have been taken to enforce any security over any assets of the applicable Seller Trust and no event has occurred to give the right to any person to enforce such security.

SCHEDULE 14
ACCREDITED INVESTOR STATUS
1.He is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act, as presently in effect.
2.He understands that any Lazard Shares or Loan Notes to be issued pursuant to this Deed have not been registered under the Securities Act, and are being issued to such Seller by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of their representations and warranties as expressed in this Deed or otherwise made pursuant to this Deed.
3.He is acquiring the Lazard Shares and any Loan Notes to be issued hereunder for investment for his own account, not as a nominee or agent, and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Lazard Shares or Loan Notes. He does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any Lazard Shares or Loan Notes he acquires in connection with the transactions contemplated by this Deed.
4.He has sufficient experience in evaluating and investing in securities of companies and acknowledges that he can protect his own interests. He has such knowledge and experience in financial and business matters so that he is capable of evaluating the merits and risks of owning the Lazard Shares and Loan Notes.
5.He understands and acknowledges that ownership of the Lazard Shares and any Loan Notes is highly speculative and involves substantial risks. He can bear the economic risk related to owning the Lazard Shares and any Loan Notes and is able, without impairing his financial condition, to hold the Lazard Shares and any Loan Notes for an indefinite period of time and to suffer a complete loss of the value of the Lazard Shares or Loan Notes acquired in connection with the transactions contemplated by this Deed.
6.He has had an opportunity to ask questions of, and receive answers from, the Purchaser and its respective representatives concerning the transactions contemplated by this Deed and the transactions contemplated hereby and thereby, and he believes that he has received all information he considers necessary for deciding whether to accept the Lazard Shares and any Loan Notes as a portion of the consideration payable or issuable by the Purchaser in connection with the transactions contemplated by this Deed.
7.He has provided the Purchaser with his current address of residency and agrees to provide such additional information to the Purchaser as is necessary to issue the Lazard Shares or any Loan Notes to him and establish a book entry position with the Purchaser’s transfer agent.
8.He acknowledges that any Lazard Shares that he acquires in connection with the transactions contemplated by this Deed are “restricted securities” under the Securities Act. He is aware of the provisions of Rule 144 which permit resale of restricted securities subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Purchaser; the resale occurring not less than a specified period after a party has acquired the security to be sold; the number of securities being sold during any three-month period not exceeding specified limitations; the sale being effected through a “brokers’ transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. He acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for disposition of any Lazard Shares that he acquires in connection with the transactions contemplated by this Deed. He acknowledges and agrees that (i) the Lazard Shares may not be transferred absent registration under the Securities Act or an exemption therefrom, and any such transfer shall be subject to compliance with applicable laws relating to securities (including any applicable laws pursuant to state securities laws), and (ii) all Lazard Shares shall bear a legend or legends referencing restrictions applicable to such shares under applicable laws relating to securities and as set forth in clause 16.3 of this Deed. He acknowledges that any Loan Notes that he acquires in connection with the transactions contemplated by this Deed are non-transferable.
9.He confirms that he is aware, and that his representatives have been advised, that US Securities Laws prohibit persons who have material non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person may purchase or sell such securities.

SCHEDULE 15
BUSINESS WARRANTIES
Part A: The Target Group
1.Each Target Group Company is a duly registered legal entity validly existing under the laws of its jurisdiction of incorporation and has the right, power and authority to conduct its business as conducted at the date of this Deed.
2.The articles of association (or equivalents) of each Target Group Company (including the Articles) are contained in the Data Room and are accurate and complete in all material respects.
3.The register of members and other statutory registers of each Target Group Company have been kept in accordance with Applicable Laws and in the five years immediately prior to the date of this Deed, no written notice that any of them is incorrect or should be rectified has been received by any Target Group Company.
4.The Shares constitute the whole allotted and issued share capital of the Target Company and have been properly and validly issued and allotted and are fully paid up in accordance with Applicable Laws and, save pursuant to the Options, no person has any right to be issued or allotted any further share in the Target Company.
5.So far as each Warrantor is aware, there is no dispute, claim or notice outstanding between any Shareholder and the Target Company or any other Shareholder which relates to ownership of, or the right to transfer, any Shares or which is reasonably likely to adversely affect the Transaction, and so far as the Warrantors are aware there are no circumstances that could give rise to any such dispute or litigation in the future.
6.Save for the Options, no person has any actual or contingent right (whether exercisable now or in the future and whether contingent or not) to call for the issue, allotment, conversion, transfer, repayment or redemption of any share or loan capital in the Target Company or any Target Group Company, or any other security giving rise to a right over, or an interest in, the capital of any Target Group Company, under any option, agreement or other arrangement and, so far as each Warrantor is aware, no person has communicated an intention to exercise any such right and no Warrantor has received any notice of the exercise, or proposed exercise, of any such right.
7.Each Option has been granted in compliance with all Applicable Laws (and does not trigger any liability for the holder under Section 409A of the Code).
8.So far as each Warrantor is aware, there is no fact, matter or circumstance which would prevent any Option from being validly accelerated and/or exercised in connection with the Transaction in accordance with its terms.
9.No holder of any Option has indicated in writing that they object, or intends to object, to any Option being validly accelerated and/or exercised in connection with the Transaction.
10.In the three years immediately prior to the date of this Deed, so far as each Warrantor is aware, no written notice has been received alleging, that any of the Drag Provision (including for these purposes any similar provision contained in any previous draft or version of the Articles) is invalid, unenforceable or unlawful.

11.In the three years immediately prior to the date of this Deed, so far as each Warrantor is aware, no written notice has been received alleging, that any leaver provision (or mandatory transfer provision) contained in the Articles (including for these purposes article 11 of the Articles and any similar provision contained in any previous draft or version of the Articles) or the Shareholders’ Agreement (or other agreement governing rights in respect of the Shares) is invalid, unenforceable or unlawful.
12.So far as each Warrantor is aware:
(a)the Target Company has not approved the granting of any Encumbrance or any agreement or commitment to give or create any Encumbrance on, over or affecting any of the Shares pursuant to article 13 of the Articles;
(b)there is no Encumbrance and no subsisting agreement or commitment to give or create any Encumbrance on, over or affecting any of the uncalled or unissued share capital of any Subsidiary; and
(c)no person has claimed to be entitled to any right over or any interest in any shares (or equivalent interests) in any Target Group Company pursuant to such Encumbrances.
13.The Target Company directly or indirectly holds only such interests in the Target Group Companies as are set out in Schedule 4 (The Target Group) of this Deed. The information in Schedule 4 (The Target Group) of this Deed is correct as at the date of this Deed in all material respects. The entire issued share capital of each Subsidiary of a Target Group Company is legally and beneficially owned by that Target Group Company or another Target Group Company free from any Encumbrance and is validly allotted and fully paid up.
14.Each Target Group Company owns, or has the contractual right to use, all of the assets which are material to the operation of its business in the manner in which it is currently carried on, and all such assets are in the possession or under the control of the Target Group.
15.The statutory books, books of account and other records of each Target Group Company required to be kept by Applicable Laws in any relevant jurisdiction have been maintained in all material respects in accordance with those laws.
16.Save as set out in the Accounts and other than:
(a)the Shareholder Loans; and
(b)the Employment Agreements;
there are no existing agreements or arrangements between: (a) the Target Group Companies and any Seller (or any of a Seller’s Related Parties); (b) the Target Group and third parties for the benefit of any Seller (or any of a Seller’s Related Parties); or (c) a Seller (or any of a Seller’s Related Parties) and third parties for the benefit of the Target Group.
Part B: Compliance with laws
1.Each Target Group Company has in the three years immediately prior to the date of this Deed conducted its business and corporate affairs in accordance with all Applicable Laws in all material respects and each Target Group Company has in place internal money laundering and client identification procedures to the extent required by Applicable Laws.
2.The Target Group has implemented written policies and procedures as required under, and in accordance with applicable Anti-Corruption Laws and Anti-Money Laundering and Anti-Terrorism Laws, copies (including any material reports or filings) of which are contained in the Data Room.
3.So far as the Warrantors are aware, in the three years prior to the date of this Deed, no Target Group Company has been party to any contract or involved in any conduct that infringes or violates any Applicable Law relating to competition, restrictive trade practices, antitrust, monopolies or merger control.
4.So far as the Warrantors are aware, no person, acting in the capacity of an Associated Person (as defined in section 44(4) of CFA 2017) of any Target Group Company has committed:
(a)a UK tax evasion facilitation offence under section 45(5) of CFA 2017; or
(b)a foreign tax evasion facilitation offence under section 46(6) of CFA 2017.
5.Each Target Group Company has in place (and has had in place at all times since 30 September 2017 or, if later, its incorporation) such prevention procedures (as defined in sections 45(3) and 46(4) of CFA 2017) as are proportionate to its business risk pursuant to section 47 of CFA 2017.
6.So far as the Warrantors are aware, in the three years prior to the date of this Deed, no Employee of the Target Group (during the course of duties owed to the Target Group) has done or omitted to do anything which is a contravention (other than an immaterial contravention), of Anti-Corruption Laws, Anti-Money Laundering and Anti-Terrorism Laws, Anti-Tax-Evasion Laws or Sanctions, in each case to the extent applicable on the Target Group.
7.So far as the Warrantors are aware, none of the Sellers or Employees has:
(a)made or caused to be made any bribe, payoff, influence payment, kickback, material gift or other payment to any person including, for the avoidance of doubt, payments made when there was knowledge or reason to believe that such payments were offered, given or promised, directly or indirectly, through any intermediary, finder, consultant or agent, to any government official, political party or official thereof, any candidate for political officer or any other person, for the purposes of influencing, inducing or securing any improper advantage or to influence any act or decision of a government, government instrumentality or public controlled company in order to obtain or retain business or influence any other governmental action;
(b)used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to, or on behalf of, governmental officials or other person; or
(c)accepted or received any unlawful contributions, payments, gifts or expenditures, which, in each case, would be in contravention of Anti-Corruption Laws, Anti-Money Laundering and Anti-Terrorism Laws or Anti-Tax-Evasion Laws applicable to the Target Group.

8.So far as the Warrantors are aware, there are no pending or ongoing investigations or enforcement proceedings in relation to any Target Group Company by any judicial, governmental, administrative or regulatory body with regard to any alleged, actual or potential breach of Anti-Corruption Laws, Anti-Money Laundering and Anti-Terrorism Laws or Anti-Tax-Evasion Laws and so far as the Warrantors are aware, there are no known grounds for such investigations or enforcement proceedings including no internal investigations in relation to such matters.
9.No Seller nor any Target Group Company is conducting, or has at any time in the three years prior to the date of this Deed conducted, any business or maintained any office or operations with or in a Sanctioned Country or with or for the direct or indirect benefit of or on behalf of any Sanctioned Person, or with whom it would be prohibited for any Target Group Company or any member of the Purchaser Group to engage in transactions or dealings under any Sanctions which would be applicable to the relevant transaction or dealing.
10.Each Target Group Company has in place, maintains and enforces appropriate systems and controls for monitoring and ensuring compliance with applicable Sanctions, including processes for screening counterparties, transactions and payments, to the extent required by Applicable Law.
Part C: Financial regulatory licences and consents
1.Each Target Group Company (and each relevant Employee), has, where required by Applicable Law, obtained all material regulatory licences, permissions, authorisations (public or private) and consents (together, the “Approvals”) required for carrying on the business of the relevant Target Group Company in the places and in the manner in which it is carried on at the date of this Deed including authorisation from an Applicable Regulator.
2.Each Target Group Company (and, so far as the Warrantors are aware, each relevant Employee) has in the three years immediately prior to the date of this Deed, complied in all material respects with the terms and conditions of all applicable Approvals.
3.No Target Group Company has received written notice stating that any Approval may be terminated, revoked, withdrawn, cancelled, suspended or modified, in whole or in part (whether in relation to a Target Group Company and/or a relevant Employee) and so far as the Warrantors are aware, there are no known grounds which would result in such action.
4.No Target Group Company nor, so far as the Warrantors are aware, any Employee, has in the 18 months immediately prior to the date of this Deed received any written allegations or written notices of any material default under, or any material violation of or any material breach of, any Applicable Law or the terms of any Approval, in relation to any relevant Employee in so far as such relates to his or her role with the Target Group.
5.No material fines or sanctions have been imposed on any Target Group Company and, so far as the Warrantors are aware, no material fines or sanctions have been imposed on any Employee in relation to any Approvals and, no Target Group Company has received written notice stating that, and so far as the Warrantors are aware, no Employee has received written notice stating that, there are any proceedings or investigations pending in relation to any Approvals.
6.So far as the Warrantors are aware, no current Employee who is required to have an Approval has been found guilty of a criminal offence (other than a road traffic, littering or other similar minor summary offence, or any offence which would not reasonably be expected to be relevant to the fit and proper assessment applicable to that Employee's Approval).
7.True and accurate details or true and accurate and complete copies of all Approvals are set out in the Disclosure Letter or the Data Room.
8.The Target Group’s complaints register is up to date and accurate in all material respects. There have been no complaints or claims made in the three years immediately prior to the date of this Deed by any client of the Target Group that could in aggregate have a materially adverse impact on the Target Group, taken as a whole.
9.So far as the Warrantors are aware:
(a)in the three years immediately prior to the date of this Deed, no Governmental Entity has exercised, and no notice in writing has been received by any Target Group Company that any such Governmental Entity intends to exercise, any power of intervention or enforcement or disciplinary action against any Regulated Target Company under FSMA or any other Applicable Laws, and no Regulated Target Company has been the subject of any such intervention, enforcement or disciplinary action in the three years immediately prior to the date of this Deed;
(b)each Regulated Target Company has maintained professional indemnity insurance in accordance with Applicable Law in the three years immediately prior to the date of this Deed and has complied in all material respects with all policy conditions relevant to maintaining such coverage, and has not received any written notice of avoidance, cancellation or refusal to renew;
(c)no Regulated Target Company holds any client money (where for this purpose “client money” shall have the meaning given to it in the FCA’s CASS rules (or, where those rules have been replaced or superseded, their successor), or the equivalent rules of any other Applicable Regulator);
(d)each Regulated Target Company has submitted all material filings required to be submitted to any Applicable Regulator in the three years immediately prior to the date of this Deed and each such filing has been materially complete and accurate in all material respects and no written notice or, so far as the Warrantors are aware, no written allegation has been received by any Target Group Company that any of any such filings are incomplete, incorrect or should be rectified in any material respect;
(e)each Regulated Target Company has in the three years immediately prior to the date of this Deed paid all material regulatory fees, levies and invoices due to any Applicable Regulator or related scheme when due; and
(f)each Regulated Target Company maintains, and is in material compliance with, systems, controls, procedures and policies appropriate to its business and as required by Applicable Law, including processes for risk assessment, complaints handling, employee training, outsourcing, internal reporting and escalation of compliance concerns.

Part D: Financial Matters
1.The Accounts:
(a)have been prepared in accordance with UK GAAP and Applicable Laws and have been prepared in a manner that is consistent with the approach taken in the preparation of the statutory accounts for the Target Group for the annual accounting period prior to the annual period to which the Accounts relate; and
(b)give a true and fair view of the consolidated state of affairs of the Target Group as at the Accounts Date and of the consolidated profit or loss of the Target Group for the year ended on the Accounts Date.
2.The Management Accounts:
(a)have been prepared with due care and attention, on a basis consistent in all material respects with the basis employed in the preparation of the management accounts of the Target Group for the 12 months prior to the Accounts Date;
(b)have been prepared on a basis consistent in all material respects with the accounting policies and practices as applied in the Accounts for the 12 months prior to the Accounts Date, adjusted for differences in the timing of revenue recognition as separately disclosed; and
(c)do not materially misstate the financial position and profit and loss of the relevant Target Group Companies for the period in respect of which they have been prepared.
3.Since the Accounts Date:
(a)each Target Group Company has conducted its business in the ordinary course on arm’s length terms without material interruption and there has been no material adverse change in the financial position of the relevant Target Group Companies, except as a result of market conditions and other factors generally affecting similar businesses or the global economy generally;
(b)no dividend or other distribution has been declared, paid or made by any of the relevant Target Group Companies to any entity other than a Target Group Company or its Subsidiary;
(c)none of the relevant Target Group Companies has repaid, repurchased or reduced any of its issued share capital;
(d)no share or loan capital has been issued or agreed to be issued by any of the relevant Target Group Companies to any entity other than a Target Group Company or its subsidiary; and
(e)none of the relevant Target Group Companies has acquired or disposed of or agreed to acquire or dispose of any assets or assumed or incurred or agreed to assume or incur any liabilities with a value of more than £500,000, in each case, other than in the ordinary course of business.
4.So far as the Warrantors are aware, since the date of the Management Accounts, no material actual or contingent liabilities of the Target Group (when taken as a whole) outside of the normal course of business, have arisen that would need to be disclosed in the Target Group’s next Management Accounts except for liabilities disclosed elsewhere in this Deed.
5.No Target Group Company has received any written notice:
(a)to repay any outstanding borrowing or indebtedness under any agreement relating to any borrowing (or indebtedness in the nature of borrowing); or
(b)that an event of default has occurred and is outstanding under any agreement relating to any outstanding borrowing (or indebtedness in the nature of borrowing) or other credit facility of a Target Group Company or in relation to which a Target Group Company is an obligor or has granted security.
6.No Target Group Company has outstanding any loan capital or any money borrowed or raised (other than under the Existing Facilities, its bank facilities or normal trade credits).
7.No Target Group Company has lent any money which is due to be repaid and has not been repaid and no Target Group Company owns the benefit of any debt, other than debts accrued in the ordinary course of its business or in relation to another Target Group Company.
8.No Target Group Company is under any obligation to pay, indemnify against the consequences of default in the payment of, or otherwise be responsible for, any material loans, leases and other financing indebtedness of any person other than in relation to another Target Group Company.
9.No Target Group Company has effected any acquisition, disposal or merger in the past three years prior to the date of this Deed and there are no contingent or deferred liabilities in respect of any such matter.
Part E: Contracts and Engagement Letters
1.Copies of each Material Contract and the standard terms of business and engagement letter of the Target Group have been Disclosed.
2.The Target Group is not party to any Material Contract or other agreement or arrangement which is material to the Target Group:
(a)which is outside of the ordinary course of business or not on arm’s length terms;
(b)which establishes any joint venture, consortium, partnership or profit (or loss) sharing agreement or arrangement;
(c)which involves or is likely to involve material expenditure by the Target Group totalling in excess of £500,000 per annum or in the reasonable opinion of the Warrantors, any obligation of a material nature or magnitude to the Target Group; and
(d)which is a bid, tender, proposal or offer which, if accepted, would result in the Target Group being committed to any material agreement or arrangement of a kind described in paragraphs (a) to (c) above.

3.The Target Group is not party to any Material Engagement Letter or any other Engagement Letter which to the Warrantors’ knowledge is material to the Target Group:
(a)which is not on arm’s length terms and which imposes, or may impose, a material obligation or liability on the Target Group where such obligation or liability is likely to have a material adverse effect on the Target Group, and which are not in the ordinary course of business;
(b)which contains any fee discount, fee rebate, fee waiver, credit or other billing or invoicing arrangement, or any free or discounted services, extension of scope, change in service levels or other concession, which would affect the quantum or timing of receipt of the fee being invoiced or the likelihood of payment of such fee and not accelerating or expediting the issuing of invoices in any manner (together, the “Fee and Payment Concessions”) in each case which, in the reasonable opinion of the Warrantors, is not in the ordinary course of business (and for these purposes, “ordinary course of business” includes agreeing to reasonable Fee and Payment Concessions in the context of good faith mandate negotiations, which together would not have an unduly onerous impact on the Target Group);
(c)which imposes any exclusivity obligations on the Target Group which would have a material adverse effect on the ability of the Target Group to conduct its business;
(d)which contains any key-man, key-person or related provisions requiring the ongoing engagement, availability or approval of a particular individual as a condition to the Target Group’s engagement; or
(e)which would materially restrict or prevent the relevant Target Group Company from terminating the Material Engagement Letter.
4.In the 12 months prior to the date of this Deed: (a) the Target Group has not received written notice alleging that it is in material default under any Material Contract or Material Engagement Letter; nor (b) has any Target Group Company given actual written notice to any counterparty to a Material Contract or any Material Engagement Letter alleging that such counterparty is in material default of the relevant Material Contract or Material Engagement Letter.
Part F: Litigation and Investigations
1.Except as claimant in the collection of debts arising in the ordinary course of business, no Target Group Company is a claimant or defendant in or otherwise a party to any material litigation, arbitration or administrative proceedings (including any proceedings before any tribunal or in relation to publicly awarded contracts in excess of £1,000,000), which are in progress. The Warrantors are not aware of any pending or threatened claims.
2.So far as the Warrantors are aware, in the three years prior to the date of this Deed, no governmental, administrative, regulatory or other official investigation or inquiry concerning any Target Group Company which is likely to be material to the Target Group has been conducted or is in progress or pending.
3.So far as the Warrantors are aware, in the three years prior to the date of this Deed, the Target Group is not subject to any order, judgment, direction, investigation or other proceedings by any Governmental Entity which will prevent the fulfilment of any of the Conditions or frustrate or prohibit Completion.

Part G: Intellectual Property Rights & Software
1.The Target Group solely and exclusively owns all material Target Group IP Rights or otherwise has a written and valid licence to use all other material Intellectual Property Rights used in, or necessary for, its business as currently conducted.
2.True and accurate (in all material respects) particulars of all registered Target Group IP Rights are contained in the Data Room.
3.All Target Group IP Rights are free from Encumbrances.
4.The Target Group either has in place written and valid agreements with all persons (including current or former employees, contractors and consultants) who have developed any Intellectual Property Rights material to the business on behalf of the Target Group, pursuant to which each such person has, so far as permitted under the applicable law, assigned to the applicable Target Group Company all of such person’s right, title and interest in and to all Intellectual Property Rights created or developed for the Target Group or otherwise has ownership of such Intellectual Property Rights material to the business by operation of law.
5.In the three years prior to the date of this Deed: (a) to the knowledge of the Warrantors, there has been no infringement or other misappropriation by any person of any Target Group IP Rights; and (b) to the knowledge of the Warrantors, no Target Group Company has infringed, misappropriated or otherwise violated the Intellectual Property Rights of any third person.
6.In the three years prior to the date of this Deed, no Target Group Company has received any written notice or written allegation of any actual or threatened claim: (a) that the Target Group Company infringes or otherwise misappropriates any Intellectual Property Right of any third person; or (b) challenging the validity, enforceability, use or exclusive ownership of any Target Group IP Rights.
7.So far as the Warrantors are aware, no Target Group Company is in material breach of any of the licences referred to in paragraph 1 above.
8.To the knowledge of the Warrantors, no Target Group Software is subject to any obligation or condition under any “open source” or similar licence that conditions the distribution of such Target Group Software on: (a) the disclosure, licensing or distribution, or otherwise makes available any source code for such Target Group Software; (b) the granting to licensees of the right to make derivative works or other modifications to such Target Group Software; (c) the licensing under terms that allow such Target Group Software to be reverse engineered, decompiled or disassembled (other than by operation of any applicable law or regulation); or (d) the redistribution of such Target Group Software at no licence fee or at a limited fee.
9.So far as the Warrantors are aware, no Target Group Company has deposited any source code of any Target Group Software that is material to the business of the Target Group into escrow, or entered into any escrow or similar agreement pursuant to which any Target Group Company would have any current or contingent obligation to deposit any such source code into escrow.
10.In respect of any domain names which are necessary for the business as currently conducted, the Target Group is in possession of all the account information and passwords required to maintain and access such domain names.

Part H: Information Technology
1.The Target Group IT Systems are sufficient for the current needs of the business of the Target Group, including reasonable back-up systems and disaster recovery and cybersecurity protocols in compliance with industry standards.
2.The Target Group solely and exclusively owns all Target Group IT Systems that are owned or purported to be owned the Target Group Companies or otherwise has a written, valid, and enforceable licence to use all other material IT Systems used in, or necessary for, its business as currently conducted.
3.In the three years prior to the date of this Deed, to the knowledge of the Warrantors, there has not been unauthorised access to, unauthorised use of, or other malfunction of, failure of, disruption to or interruption to the Target Group IT Systems or security breaches, breakdowns, malfunctions, data loss, failures or other defects in the Target Group IT Systems, in each case, that would reasonably be expected to be material to the Target Group.
4.To the knowledge of the Warrantors, the Target Group IT Systems that are owned or operated by the Target Group do not contain any “back door”, “time bomb”, “Trojan horse”, “worm”, “drop dead device”, “virus”, “ransomware” (as these terms are commonly used in the computer software industry), or other software routines or hardware components of a similar malicious nature to the foregoing designed to permit unauthorised access, to maliciously disable or erase software, hardware, or data, in each case that would reasonably be expected to have a material adverse effect on the business of the Target Group.
Part I: Data Protection
1.Each Target Group Company has, in the three years prior to the date of this Deed, complied in all material respects with:
(a)all applicable requirements of the Data Protection Laws;
(b)all obligations concerning the collection, access, use, storage, disclosure, cross-border transfer or other processing of Personal Information under any binding industry standard or guideline or any contracts to which any Target Group Company is a party or by which it is bound; and
(c)all privacy policies or notices of the Target Group.
2.No Target Group Company has, in the three years prior to the date of this Deed, received any:
(a)written notice, request, claim, complaint, correspondence or other communication from any Governmental Entity, or been subject to any investigation, penalty or enforcement action (including any fines or other sanctions), in each case relating to a breach or alleged breach of its obligations under the Data Protection Laws; or
(b)written notice, request, claim, complaint, correspondence or other communication from a data subject or any other person claiming a right to compensation under the Data Protection Laws or otherwise relating to a breach or alleged breach of its obligations under the Data Protection Laws.

3.No Target Group Company has, in the three years prior to the date of this Deed, suffered any breach of security leading to the accidental or unlawful destruction, loss, alteration, unauthorised disclosure of, or access to, any Personal Information, including any breach which has met the threshold under applicable Data Protection Laws for notification to any Governmental Entity or led to any written complaints or notices being received by a Target Group Company from any person.
Part J: Insurance
1.During the two years prior to the date of this Deed, no material insurance claim has been made by any Target Group Company and no material claim is pending or outstanding. No written notice has been received by a Target Group Company by a broker or underwriter that any material insurance policy effected in whole or in part for the benefit of any Target Group Company is void or voidable. Each such insurance policy is valid and in force, with all premiums paid and no Target Group Company has been refused insurance in the two years prior to the date of this Deed.
2.The insurance policies from which the Target Group benefits provide such insurance coverage which is required by Applicable Laws.
Part K: Real Estate
1.The Leased Property comprises all the land and buildings controlled, occupied or used by the Target Group or in relation to which the Target Group has any right, interest or liability, whether actual or contingent.
2.The Target Group is in possession of the Leased Property, none of which is vacant, and no other person is in or, so far as the Warrantors are aware, actually or conditionally entitled to possession, occupation, use or control of the Leased Property.
3.So far as the Warrantors are aware, there are no current, material notices, actions, disputes, written complaints, liabilities, claims or demands relating to the Leased Property or its use. So far as the Warrantors are aware, the Target Group has not received any written notices alleging any material breach of any covenant, restriction, condition or obligation (whether statutory or otherwise) affecting the Leased Property or the conduct of the existing business at or from the Leased Property.
4.The Data Room contains copies of the lease agreements of the Leased Property and any material documents ancillary thereto.
Part L: Employment
1.The Data Room contains a complete (anonymised) list of all Employees of the Target Group as at 23 April 2026. No Target Group Company has made any offer of employment to any person who, if employed, would be a Senior Employee which has either been accepted or remains open for acceptance.
2.There are at the date of this Deed no individuals to whom the Warrantors expect TUPE will apply as a result of or in connection with the transactions and/or arrangements contemplated by this Deed.
3.The Data Room contains complete and accurate details of any subsisting contracts for the provision by any person of any services to the Target Group as a Worker.

4.The Target Group has disclosed true and accurate material details of:
(a)the Employees (including details of their job titles, respective salaries, bonus arrangements and other benefit entitlements (including any bonuses and/or benefits actually provided and/or which the Target Group is bound to provide to any such person), ages, work location, length of service and notice period);
(b)the terms of all current contracts of employment of any Employee whose basic salary exceeds £160,000 (or local equivalent) per annum;
(c)any template terms and conditions of employment used within the Target Group;
(d)any trust established or settled by the Target Group in which any of the Employees are within the class of beneficiaries of such trust; and
(e)the terms of all share incentive schemes, share option schemes or profit sharing, bonus, deferred bonus, variable remuneration, commission, retention, transaction-related commission or other incentive schemes applicable to any of the Employees whether legally binding on the Target Group or not.
5.The Data Room contains true, accurate and complete copies of all written policies whether contractual or discretionary relating to redundancy, severance or the termination of employment. There is no plan, scheme, commitment, policy, custom or practice (whether legally binding or not) relating to redundancy affecting any of the Employees more generous than the statutory redundancy requirements.
6.There are no amounts owing by any Target Group Company to any Employee or Worker (other than: (a) in the case of Employees, salary, benefits and incentives arrangements in the ordinary course and on the terms of policies and arrangements of which complete and accurate details are contained in the Data Room, and amounts representing accrued holiday pay for the current holiday year or for reimbursement of business expenses; and (b) in the case of Workers, fees due in accordance with contractual terms).
7.The Target Group has, as applicable in relation to each Employee and Worker, complied in all material respects with all obligations owed to and in respect of the Employees and Workers including under legislation, regulatory requirements, terms and conditions of appointment or employment and awards relevant to their conditions of service and has, in all material respects, maintained current, adequate and suitable records regarding the service, working arrangements, terms and conditions of employment, appointment and/or engagement of each current and former Employee and Worker.
8.So far as the Warrantors are aware, no Employee or prospective or former employee or Worker has been subjected to discrimination, harassment or a failure to provide equal pay contrary to United Kingdom or other applicable laws in connection with their employment or engagement by any Target Group Company, and the Target Group has complied with its obligation to take reasonable steps to prevent sexual harassment in the workplace.
9.Save to the extent (if any) expressly anticipated by the terms of this Deed, none of the Employees or Workers will become entitled by virtue of their contract of service to any payment or enhancement in or improvement to their remuneration or benefits, or any change to their terms and conditions of service, or will be entitled to give notice to terminate their employment only by reason of the execution of this Deed or of Completion of the Transaction under or pursuant to this Deed.

10.The Target Group has not entered into any arrangement regarding any future variation to any contract of employment in respect of any of the Employees or other contract in respect of any of the Workers or any agreement imposing an obligation on the Target Group to increase in any material way the basis and/or rates of remuneration and/or the provision of other benefits in kind (including any share incentive, share option, profit related pay, profit sharing bonus or other incentive scheme) to or on behalf of any of the Employees or Workers at any future date.
11.The Target Group does not recognise and has not at any time recognised to any extent any trade union or other body or representatives representing the Employees or any of them for the purpose of collective bargaining or other negotiating purposes, nor are there any works councils or staff associations or other employee representatives in place.
12.There is no notice outstanding, pending or threatened (received by a Target Group Company in writing) to terminate the employment, appointment or engagement of any Key Employee or Employee. No Key Employee is currently subject to, and so far as the Warrantors are aware no Employee is currently subject to, any written disciplinary warning or performance improvement plan, and there are no current grievance or grievance appeal processes arising from a grievance submitted by any Key Employee or Employee in accordance with applicable policies or procedures.
13.The Target Group is not involved in any active, pending or, so far as the Warrantors are aware, threatened investigation, audit, claims, complaints, administrative charges, lawsuits, or administrative agency, court, tribunal, arbitration or other proceedings in respect of any current or former Employee or Worker, and so far as the Warrantors are aware there are no facts or circumstances that would be likely to give rise to such proceedings.
14.Every Employee of each Target Group Company who requires permission to work in the jurisdiction in which they work has current and appropriate permission to work in such jurisdiction and the Target Group has gathered and retained adequate evidence of this.
15.No Employee is a sponsored worker for the purposes of, or reliant upon sponsorship under, the UK’s immigration sponsor license system or any equivalent system in any other jurisdiction where the Target Group operates.
16.Neither the execution and delivery of this Deed, nor the consummation of the transactions contemplated by this Deed, could, either alone or in combination with another event, result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.
Part M: Retirement Benefits
1.Copies of material documents relating to the following schemes and arrangements (each a “Disclosed Scheme”) have been included in the Data Room:
(a)every pension scheme or arrangement that the Target Group is actually or contingently liable to fund or contribute to that provides benefits in connection with the retirement of any person (whether such retirement is attributable to the attainment of a certain age, ill-health, incapacity or some other factor); and
(b)every scheme or arrangement that the Target Group is actually or contingently liable to fund or contribute to that provides benefit(s) in connection with the death, ill-health or incapacity of any person;

(c)every scheme or arrangement under which the Target Group has agreed to pay cash to any person in lieu of contributing to or funding an arrangement failing within (a) or (b) above.
2.All liability of the Target Group (whether actual or contingent) under the Disclosed Schemes to provide or fund benefits (other than “money purchase benefits” (as this term is defined in section 181(1) of the Pension Schemes Act 1993)) that are payable in connection with the death, ill-health or incapacity of any person has been insured with an insurer of good repute and as far as the Warrantors are aware no facts or circumstances exist which would be likely to result in an insurer avoiding liability to fund or discharge any such benefit in circumstances where a claim is made which satisfies the benefit eligibility and payment criteria under the applicable insurance policy terms.
3.To the extent that they apply to it, the Target Group has at all times so far as the Warrantors are aware complied in all material respects with the automatic enrolment duties under Part 1 of the Pensions Act 2008 and so far as the Warrantors are aware, all of the Disclosed Schemes have been established, operated and administered in all material respects in accordance with all Applicable Laws and the terms of their governing documents, and where tax relief has been claimed by the Target Group in respect of any contributions paid to or in respect of a Disclosed Scheme, all conditions that must be satisfied in order to qualify for such tax relief have been satisfied.
4.So far as the Warrantors are aware, there are no material disputes, claims, actions or complaints ongoing, pending or threatened in relation to any Disclosed Scheme and so far as the Warrantors are aware there are no facts or circumstances that would be likely to give rise to any such disputes, claims, actions or complaints.
5.So far as the Warrantors are aware the contribution rates and obligations in respect of all Disclosed Schemes have been included in the Data Room. All contributions in respect of each Disclosed Scheme have been paid when they have fallen due.
6.The Target Group has:
(a)never sponsored or participated in a defined benefit pension plan;
(b)no actual or contingent liability to or in respect of any “occupational pension scheme” that provides pension benefits other than “money purchase benefits” (as those terms are defined in sections 1 and 181(1) of the Pension Schemes Act 1993, respectively) (save for lump sum benefits payable in connection with death or ill-health);
(c)never, so far as the Warrantors are aware, been “associated” or “connected” with an “employer” in respect of an “occupational pension scheme” to which sections 38 and 43 of the Pensions Act 2008 applies, in each case as those terms are defined for the purposes of sections 38 and 43.
7.So far as the Warrantors are aware none of the Employees are entitled to enhanced benefits before normal retirement age on early retirement, redundancy or dismissal in circumstances where the entitlement was preserved as a consequence of a TUPE transfer to a Target Group Company.
8.As far as the Warrantors are aware the Target Group has not at any time acted in a way which would be reasonably likely to cause the Pensions Regulator to consider prosecution or the imposition of civil sanctions under any of sections 38 to 51 or 58A to 58D of the

Pensions Act 2004 and as far as the Warrantors are aware no person has alleged in writing that the Target Group has engaged in any conduct that would make it eligible for prosecution or sanctions or other regulatory action under any of sections 38 to 51 or 58A to 58D of the Pensions Act 2004.
9.Neither the Target Company nor any employer (whether or not incorporated) that would be treated together with any member of the Group as a “single employer” within the meaning of Section 414 of the Code has in the last six years maintained, established, participated in or contributed to, or is or has been obligated to contribute to, or has otherwise incurred any obligation or liability (including any contingent liability) under (i) a plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA, (ii) a “multiemployer plans” within the meaning of Section 3(37) of ERISA, or (iii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).
10.Each plan or arrangement sponsored, maintained or contributed to by any member of the Group that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be qualified under Section 401(a) of the Code and nothing has occurred that would adversely affect the qualification or tax exemption of any such plan or arrangement.
Part N: Insolvency
1.No Target Group Company is insolvent under the laws of its jurisdiction of incorporation, unable to pay its debts as they fall due, has suspended payment of its debts, nor has proposed, entered into or is subject to any composition, compromise, scheme, moratorium or arrangement (whether by court process or otherwise) with any of its creditors (or any group of them) under which such creditors would receive less than the amounts due to them.
2.No steps have been taken to enforce any security over any assets of the Target Group and no event has occurred to give the right to any person to enforce such security.
3.No order has been made, petition presented, meeting convened or step or legal proceeding taken by any shareholder of any Target Group Company or, so far as the Warrantors are aware, by any other person with a view to winding up a Target Group Company, or in relation to any compromise, composition or arrangement with creditors, or for the appointment of any provisional liquidator or liquidator in respect of any Target Group Company, and so far as the Warrantors are aware, no events have occurred or circumstances exist which would justify such proceedings. No Target Group Company has received any notice in relation to any cases or proceedings under any applicable insolvency, reorganisation or similar laws in any relevant jurisdiction.
4.Neither any Target Group Company, nor so far as the Warrantors are aware, any other person, has taken any step, legal proceeding or other procedure with a view to the appointment of an administrator, whether out of court of otherwise, in relation to any Target Group Company, and no Target Group Company has been notified that any receiver (including any administrative receiver) has been appointed (or has been proposed to be appointed) in respect of the whole or any material part of any of the property, assets and/or undertaking of any Target Group Company or that any such order has been made.
5.There is no suspension of payments or a moratorium of any indebtedness or any voluntary arrangement in respect of the Target Group with any of its creditors. The Target Group is not unable to pay its debts as they fall due within the meaning of the Insolvency Act 1986 (or any other legislation applicable to it).

SCHEDULE 16
LIMITATIONS ON LIABILITY
Part A – Sellers’ Limitations on Liability
1.Time Limits
(a)No Seller shall be liable in respect of a Fundamental Warranty Claim unless the Seller receives from the Purchaser written notice containing such reasonably specific details as are then available of the specific matter giving rise to the Fundamental Warranty Claim (including an estimate of the amount of such Fundamental Warranty Claim) before the expiry of the 60-month period commencing on the Completion Date.
(b)No Warrantor shall be liable for any Business Warranty Claim unless the Warrantor receives from the Purchaser written notice containing such reasonably specific details as are then available of the specific matter giving rise to the Business Warranty Claim (including an estimate of the amount of such Business Warranty Claim) before the expiry of the 36-month period commencing on the Completion Date.
(c)No Warrantor shall be liable for any Tax Claim unless the Warrantor receives from the Purchaser written notice containing such reasonably specific details as are then available of the specific matter giving rise to the Tax Claim (including an estimate of the amount of such Tax Claim) before the expiry of the 84-month period commencing on the Completion Date.
2.Minimum Value of all Business Warranty Claims and Tax Claim
No Warrantor shall be liable in respect of any Business Warranty Claim or Tax Claim unless the aggregate amount of all Business Warranty Claims and Tax Claims for which the Warrantors would otherwise be liable exceeds $5,750,000, in which case the Warrantors shall be liable for the entire amount of such Business Warranty Claims and Tax Claims and not merely the excess (subject to paragraph 3). For the avoidance of doubt, nothing in this paragraph 2 shall prevent the Purchaser from giving notice of any Business Warranty Claim or Tax Claim in accordance with paragraph 1 (Time Limits) notwithstanding that the relevant threshold in this paragraph 2 may not then have been exceeded.
3.Maximum Limit
(a)The maximum aggregate liability of each Seller in respect of all Claims against that Seller shall not exceed an amount equal to the Consideration received by that Seller under the Transaction Documents (the “Consideration Cap”).
(b)The aggregate amount of the liability of the Warrantors in respect of: (i) all Business Warranty Claims and Tax Claims; and (ii) any interest, legal or professional fees and disbursements and all other costs and expenses related to such Business Warranty Claims and Tax Claims, shall not exceed $1.
(c)The Purchaser’s sole recourse in respect of any liability of the Warrantors for any Business Warranty Claim or Tax Claim exceeding the limit in paragraph 3(b) above shall be against the W&I insurer under the W&I Insurance Policy.

(d)Each Seller and each Warrantor shall be severally (and not jointly or jointly and severally) liable only for any breach by him/it of the Warranties, undertakings and covenants given by him/it under this Deed or any other Transaction Document entered into by him/it, and shall have no liability for any breach by any other Seller or Warrantor of any such Warranties, undertakings or covenants.
4.Direct Claims to be Withdrawn unless Litigation Commenced
4.1Any Claim (excluding any Tax Claims) shall, if it has not been previously satisfied, settled or withdrawn, be deemed to have been withdrawn unless legal proceedings in respect of it have been both issued and served on the relevant Seller or Warrantor (as applicable):
(a)within nine months of such Claim ceasing to be contingent, if the Claim is based upon what, at the time of service of notice of the Claim on the relevant Seller or Warrantor (as applicable) was a contingent liability; and
(b)within 12 months after the date on which notice of such Claim was given pursuant to paragraph 1 (Time Limits) above or, in the case of any other Claim (other than a Tax Claim), within 12 months after such Claim was otherwise notified to the relevant Seller or Warrantor (as applicable) in accordance with this Deed.
5.Limitations not Applicable if Fraud
None of the limitations contained in this Part A of Schedule 16 shall apply in respect of any Claim against a Seller or Warrantor (as applicable) to the extent that such Claim results from fraud by that Seller or Warrantor (as applicable), but, for the avoidance of doubt, fraud by one Seller or Warrantor shall not of itself disapply any such limitation in respect of any other Seller or Warrantor.
6.Matters Disclosed or Taken Into Account
No Warrantor shall be liable for any Business Warranty Claim or Business Tax Warranty Claim if and to the extent that: (i) the fact, matter, event or circumstance giving rise to such Business Warranty Claim or Business Tax Warranty Claim was Fairly Disclosed; or (ii) the matter, liability, fact, event or circumstance giving rise to such Business Warranty Claim or Business Tax Warranty Claim was specifically provided for, reserved against or otherwise specifically taken into account in the Accounts or in the calculation of any adjustment to the Consideration pursuant to this Deed.
7.Contingent Liabilities
If any Claim is based upon a liability which is contingent only, the relevant Seller or Warrantor (as applicable) shall not be liable to make payment in respect of such Claim unless and until such contingent liability gives rise to an obligation to make a payment. This is without prejudice to the right of the Purchaser to give notice of the Claim in accordance with this Part A of Schedule 16 and to issue and serve proceedings in respect of it before the contingent liability gives rise to an obligation to make a payment. For the avoidance of doubt, the fact that the liability may not have become an actual liability by the relevant date on which the Purchaser shall have given notice of that Claim in accordance with this Part A of Schedule 16 shall not exonerate the relevant Seller or Warrantor (as applicable) in respect of any Claim properly notified before that date.
8.No Double Recovery

The Purchaser shall not be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity more than once in respect of the same liability, Loss, cost, shortfall, damage, deficiency, breach or other set of circumstances, regardless of whether more than one claim arises in respect of it.
9.Mitigation
Nothing in this Deed shall, or shall be deemed to, relieve the Purchaser of its duty under common law to take reasonable steps to mitigate any loss recoverable in respect of any Claim (excluding a Tax Covenant Claim).
10.Matters Arising Subsequent to this Deed
No Seller or Warrantor (as applicable) shall be liable in respect of a Warranty Claim (excluding any Business Tax Warranty Claim, to which the provisions of Paragraph 2 of Schedule 19 (Tax) shall apply, mutatis mutandis) to the extent that such Warranty Claim would not have arisen but for, or is increased or is not reduced as a result of:
(a)Acts of the Purchaser:
(i)any act, omission, transaction or arrangement by or at the request or direction of the Purchaser or any other member of the Purchaser Group, excluding any such act, omission, transaction or arrangement which was carried out with the prior consent of, or at the request or direction of a Seller or a Warrantor or any person acting on behalf of a Seller or a Warrantor; or
(ii)any act or omission by the Purchaser in breach of any of its obligations under this Deed or any other Transaction Documents.
(b)Changes in Legislation:
(i)the passing of, withdrawal of, or any change in, after the date of this Deed, any law, rule, regulation or administrative practice (or any generally accepted interpretation or application of any of the foregoing) of any Governmental Entity or Applicable Regulator, in each case not actually or prospectively in force or effect as at the date of this Deed; or
(ii)any change coming into force after the date of this Deed, in any generally accepted interpretation or application of any legislation or accounting policy not actually or prospectively in force as of the date of this Deed.
11.Insurance
No Seller or Warrantor (as applicable) shall be liable in respect of any Claim to the extent that any member of the Purchaser Group has actually recovered (net of any Taxes on such recovery) under any policy of insurance in respect of any Loss arising from such claim.
12.Net Financial Benefit
No Seller or Warrantor (as applicable) shall be liable in respect of any Claim for any Loss suffered by the Purchaser or any member of the Purchaser Group to the extent that the Purchaser or any member of the Purchaser Group obtains a corresponding saving or net quantifiable financial benefit directly arising from such Loss or the facts or circumstances giving rise to such Loss, taking into account any delay which may be experienced in obtaining, enforcing or using such saving or net quantifiable financial benefit.
13.Indirect or Consequential Loss
No Seller or Warrantor (as applicable) shall be liable in respect of any Loss suffered by the Purchaser or any member of the Purchaser Group in respect of a Claim to the extent that such Loss constitutes punitive, special, indirect or consequential loss.
14.Investigation by Seller or Warrantor
Without prejudice to the validity of the Claim or alleged Claim in question, the Purchaser shall allow, and shall procure that each relevant member of the Purchaser Group allows, the relevant Seller or Warrantor (as applicable) and its accountants and professional advisers, upon reasonable notice and during normal business hours, to investigate the matter or circumstance alleged to give rise to such Claim and whether and to what extent any amount is payable in respect of such Claim and, for such purpose, the Purchaser shall give, and shall procure that each relevant member of the Purchaser Group gives, subject to their being paid all reasonable out-of-pocket costs and expenses, such information and assistance as the relevant Seller or Warrantor (as applicable) or its accountants or professional advisers may reasonably request, including reasonable access to premises and personnel, and the right to examine and copy relevant documents and records, in each case subject to applicable law, legal professional privilege and without unreasonably interfering with the operation of the business of the Purchaser Group, and subject to the relevant Seller or Warrantor and its accountants and professional advisers agreeing to keep all such information confidential and to use it only for the purpose of investigating and defending the Claim in question.
15.Purchaser’s Knowledge
No Seller or Warrantor (as applicable) shall be liable for any Warranty Claim if and to the extent that, at the date of this Deed, any of Tracy Farr, Chris Weideman or Jason Weinberger from the Purchaser Group had actual knowledge (and for these purposes actual knowledge excludes constructive, imputed or deemed knowledge) of the relevant fact, matter, event or circumstance giving rise to such Warranty Claim.
16.Third Party Claim/Liability
Other than in relation to a Tax Claim, if the Purchaser becomes aware of any claim or potential claim, or of any other matter or circumstance that might result in a claim, by a third party that might result in a Claim being made by the Purchaser (a “Third Party Claim”), then the Purchaser shall, or shall procure that the relevant member of the Purchaser Group shall:
(a)as soon as reasonably practicable give notice of the Third Party Claim to the relevant Seller or Warrantor (as applicable) and ensure that the relevant Seller or Warrantor (as applicable) and its representatives are given such information as they may reasonably require subject to applicable law, legal professional privilege and any confidentiality obligations binding on the Purchaser or the relevant member of the Purchaser Group;
(b)not make any knowing admissions of liability in relation to, or compromise or settle the Third Party Claim without the prior written consent of the relevant Seller or Warrantor (as applicable), such consent not to be unreasonably withheld, conditioned or delayed;

(c)keep the relevant Seller or Warrantor (as applicable) reasonably informed of the progress of the Third Party Claim;
(d)take reasonable account of the views of the relevant Seller or Warrantor (as applicable) before taking any material action in relation to a Third Party Claim; and
(e)take such action as the relevant Seller or Warrantor (as applicable) may reasonably request to avoid, dispute, deny, defend, resist, appeal, compromise or contest the Third Party Claim, provided that the relevant Seller or Warrantor (as applicable) accepts liability to the Purchaser in respect of the relevant Claim and pays the reasonable out-of-pocket costs and expenses properly incurred by the Purchaser or the relevant member of the Purchaser Group in doing so, and provided further that nothing in this paragraph 16 shall prevent any member of the Purchaser Group from selecting and engaging its own legal advisers.
Nothing in this paragraph 16 requires any admission, agreement, compromise, action or omission by the Purchaser or any member of the Purchaser Group if, in the Purchaser’s reasonable opinion, such admission, agreement, compromise, action or omission would be materially prejudicial to the business, goodwill or reputation of any member of the Purchaser Group, or would be misleading or inaccurate in any material respect.
17.Subsequent Recovery
If a Seller or a Warrantor pays an amount in discharge of any Claim and the Purchaser or any member of the Purchaser Group subsequently actually recovers (whether by insurance, payment, discount, reduction in liabilities, credit, relief or otherwise) from a third party a sum which is referable to the subject matter of such Claim (in whole or in part), the Purchaser shall, or shall procure that the relevant member of the Purchaser Group shall: (a) promptly notify the relevant Seller or Warrantor of the fact and provide such information as such Seller or Warrantor may reasonably require, subject to applicable law, legal professional privilege and any confidentiality obligations binding on the Purchaser or the relevant member of the Purchaser Group; (b) take such reasonable steps or proceedings as such Seller or Warrantor may reasonably require, at such Seller’s or Warrantor’s cost, to enforce such right; and (c) promptly pay to such Seller or Warrantor an amount equal to the lesser of (i) the sum actually recovered from the third party, less any reasonable costs and expenses and any Tax incurred in obtaining such recovery, and (ii) the amount previously paid by such Seller or Warrantor to the Purchaser.
18.W&I Insurance Policy
(a)The parties agree and acknowledge that the Purchaser has obtained, or shall obtain on or prior to Completion, the W&I Insurance Policy for the benefit of the Purchaser to cover Losses arising from W&I Claims.
(b)The Purchaser shall ensure that any W&I Insurance Policy that is obtained includes an express waiver by the W&I insurer of all rights of subrogation against the Warrantors, and the Target Group’s employees in relation to any W&I Claim (except in respect of any claim arising from fraud or fraudulent misrepresentation of the relevant Warrantor or any such employee) (the “Subrogation Waiver”).
(c)In the event the Purchaser obtains a W&I Insurance Policy, the Purchaser undertakes to the Warrantors that it shall not knowingly do anything, or omit to do anything, which would reasonably be expected to cause:

(i)any right of the Purchaser under that W&I Insurance Policy not to have full force and effect upon its terms; or
(ii)the Subrogation Waiver not to have full force and effect under its terms, in each case, to the extent that this would (or could reasonably be expected to) increase the actual or potential liability or obligations of the Warrantors. The Purchaser shall not novate or otherwise assign its rights with respect to the Subrogation Waiver (or do anything with similar effect) other than to a permitted assignee and, if any such assignment is effected, the Purchaser shall procure that the assignee complies with this paragraph 18(c) as if it were the Purchaser.
(d)The Purchaser undertakes to the Warrantors that, following a written request from the Warrantors, it will use its reasonable endeavours to enforce the Subrogation Waiver under the W&I Insurance Policy.
(e)The Purchaser acknowledges and agrees that the $1 cap contained in paragraph 3(b) above shall apply notwithstanding any subsequent non-payment under the W&I Insurance Policy in accordance with the terms thereof or insolvency of the underwriters of the W&I Insurance Policy or any vitiation, expiry or termination of the W&I Insurance Policy for any other reason whatsoever, or if the W&I Insurance Policy is not otherwise effective or has not come into force.
(f)The Purchaser agrees that it shall bear any excess, retention or deductible amount under the W&I Insurance Policy and, subject to paragraph 6 (Limitations not Applicable if Fraud), no Warrantor shall have any liability in respect of such excess, retention or deductible amount.
(g)Subject to paragraph 5 (Limitations not Applicable if Fraud), the Purchaser agrees that the Purchaser’s sole right of recovery in respect of any W&I Claim shall be under the W&I Insurance Policy, and the Purchaser shall not be entitled to make any such claim against the Warrantors.
19.Musketeer Clause and Liability for Claims
(a)In respect of a Claim, none of the (i) Sellers, where any of the Sellers are jointly and severally liable for such Claim, or (ii) Primary Sellers, where any of the Primary Sellers are jointly and severally liable for such Claim, as the case may be (and in each case, a “J&S Claim”), shall be liable unless the same Claim has been brought against and, so far as is reasonably practicable, pursued, in all material respects, in the same manner against all of the Sellers (or Primary Sellers, as the case may be) (to the extent that any such Seller (or Primary Seller, as the case may be) is not dead or bankrupt) provided always that this paragraph 19(a) shall not be deemed to increase the aggregate liability of each Seller (or Primary Seller or Warrantor, as the case may be) pursuant to paragraph 3 of Part A of this Schedule 16.
(b)If the Purchaser withdraws a J&S Claim against any Seller (or Primary Seller, as the case may be), the Purchaser shall also withdraw that J&S Claim against each of the other Sellers (or Primary Sellers, as the case may be). If the Purchaser settles a Claim against a Seller (or Primary Seller, as the case may be), the Purchaser shall offer the other Sellers (or Primary Sellers, as the case may be) settlement terms which are, as far as practicable, the same (having regard to the percentage of each such claim to be borne by, and the maximum aggregate and individual liability of, such Sellers (or Primary Sellers, as the case may be)) as those agreed with that Seller (or Primary Seller, as the case may be) with whom the Purchaser has settled.
(c)The Sellers and the Primary Sellers agree that the liability for any Determined J&S Claim shall be borne by the Sellers in their Agreed Proportions. If any Seller, in respect of a Determined J&S Claim, pays more than its Agreed Proportion, the other Sellers will immediately on demand pay to that Seller such sum as is necessary to ensure that each Seller bears no more than their Agreed Proportion of the Determined J&S Claim.

Part B – Purchaser Limitations on Liability
1.Time Limits
(a)The Purchaser shall not be liable in respect of a Purchaser Fundamental Warranty Claim unless the Purchaser receives from the Sellers’ Representatives written notice containing such reasonably specific details as are then available of the specific matter giving rise to such Purchaser Fundamental Warranty Claim (including an estimate of the amount of such claim) before the expiry of the 60-month period commencing on the Completion Date.
(b)The Purchaser shall not be liable in respect of a Purchaser Business Warranty Claim unless the Purchaser receives from the Sellers’ Representatives written notice containing such reasonably specific details as are then available of the specific matter giving rise to such Purchaser Business Warranty Claim (including an estimate of the amount of such claim) before the expiry of the 18-month period commencing on the Completion Date.
2.Minimum Value of each Purchaser Business Warranty Claim
The Purchaser shall not be liable in respect of any single Purchaser Business Warranty Claim (or series of Purchaser Business Warranty Claims arising from substantially the same facts or circumstances) if the liability for such Purchaser Business Warranty Claim(s) (including any costs and expenses of the Seller relating to such Purchaser Business Warranty Claim(s)) is less than or equal to $5,000,000.
3.Minimum Value of all Purchaser Business Warranty Claims
The Purchaser shall not be liable in respect of any Purchaser Business Warranty Claim unless the aggregate amount of all Purchaser Business Warranty Claims for which the Purchaser would otherwise be liable (disregarding any Purchaser Business Warranty Claim to which paragraph 2 (Minimum Value of each Purchaser Warranty Claim) applies) exceeds $25,000,000, in which case the Purchaser shall be liable for the entire amount of such Purchaser Business Warranty Claims and not merely the excess (subject to paragraph 3). For the avoidance of doubt, nothing in this paragraph 3 shall prevent the Sellers’ Representatives from giving notice of any Purchaser Business Warranty Claim in accordance with paragraph 1 (Time Limits) notwithstanding that the relevant threshold in this paragraph 2 may not then have been exceeded.
4.Maximum Limit
The maximum aggregate liability of the Purchaser in respect of all Purchaser Warranty Claims against the Purchaser shall not exceed an amount equal to $150,000,000.
5.Limitations not Applicable if Fraud
None of the limitations contained in this Part B of Schedule 16 shall apply in respect of any Purchaser Warranty Claim against the Purchaser to the extent that such Purchaser Warranty Claim results from fraud by the Purchaser.
6.Matters Disclosed
The Purchaser shall not be liable in respect of any Purchaser Business Warranty Claim if, and to the extent that the fact, matter, event or circumstance giving rise to such Purchaser

Business Warranty Claim was fairly disclosed: (a) in any report, statement, filing or other document filed with, or furnished to, the SEC by or on behalf of the Purchaser, or in any press release, earnings release or investor presentation publicly announced by or on behalf of the Purchaser, in each case publicly available prior to the date of this Deed; or (b) otherwise in writing (including via email) to AS, GB, MD and/or ES prior to the date of this Deed.
7.No Double Recovery
The Sellers shall not be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity more than once in respect of the same liability, Loss, cost, shortfall, damage, deficiency, breach or other set of circumstances, regardless of whether more than one claim arises in respect of it.
8.Mitigation
Nothing in this Deed shall, or shall be deemed to, relieve a Seller of their duty under common law to take reasonable steps to mitigate any loss recoverable in respect of any Purchaser Warranty Claim.
9.Third Party Recovery
The Purchaser shall not be liable in respect of any Purchaser Warranty Claim to the extent that any Seller actually recovers (whether by insurance, payment, discount, reduction in liabilities, credit, relief or otherwise) from a third party a sum which is referable to the subject matter of, or matter or circumstance giving rise to, such Purchaser Warranty Claim.
10.Insurance
The Purchaser shall not be liable in respect of any Purchaser Warranty Claim to the extent that: (a) any Seller has actually recovered (net of any Taxes on such recovery) under any policy of insurance in respect of any Loss arising from such claim; or (b) any Seller has received payment, or has made recovery, (net of any Taxes on such payment of recovery) under any policy of insurance in respect of the subject matter of, or matter or circumstance giving rise to, such Purchaser Warranty Claim.

SCHEDULE 17
TRANSACTION RESTRICTIVE COVENANT
1.The restrictions set out in this Schedule 17 shall apply to the Sellers (other than JC, and the provisions of this Schedule 17 shall be construed accordingly) for the periods set out in the following table (each a “Restricted Period”) on the terms set out herein.

Seller	Restricted Period

Any Seller (i) whose job title (or internal organisational level/rank) is partner, managing director, or (ii) who is a member of the board of directors of any Target Group Company	[***] from Completion

Any Seller whose job title (or internal organisational level/rank) is senior vice president, vice president, senior associate or associate	[***] from Completion

Any Seller not otherwise covered by the categories above	[***] from Completion

2.Each Seller will not, directly or indirectly, acting alone or on behalf of any other person or jointly with or through or by means of any other person, for the duration of the applicable Restricted Period:
(a)engage in a Competitive Activity;
(b)solicit or entice away, or attempt to solicit or entice away, any person who is, and who was at Completion, a Key Employee, provided that this paragraph shall not prohibit the employment of any person recruited solely through the placing of a public advertisement of a position available to a member of the public generally and not directed at any Employee or the unique skill-set of any Employee;
(c)solicit or entice away, or attempt to solicit or entice away, any Restricted Client for the purpose of offering them Restricted Services, or accept orders from any such Restricted Client to supply Restricted Services, or take any other action, or attempt to take any other action, which would be reasonably likely to have the effect of impeding, hindering or otherwise interfering with the relationship between the relevant Target Group Company and such Restricted Client; or
(d)intentionally make any statement which impairs, impugns, denigrates or disparages the name, reputation or business interests of the Purchaser Group which, in any such case, has a material adverse effect on the business or reputation in the community of the Purchaser Group.
3.Nothing in this Schedule 17 shall prevent any Seller from holding (directly or indirectly) holding for investment purposes only (i) up to 3% of any class of securities quoted or dealt in on a recognised investment exchange; and/or (ii) up to 5% of any class of securities not so quoted or dealt.

4.For the purposes of this Schedule 17:
“Competitive Activity” means to carry on, set up, be employed, engaged or interested in a business that competes, directly or indirectly, with the Business as at Completion, in each case in the Prohibited Area;
“Prohibited Area” means the territories in which the Business operates, as at Completion;
“Restricted Client” means any person who was, to the relevant Seller’s knowledge: (a) provided with Restricted Services by a member of the Target Group in the period of 12 months up to and including Completion; or (b) in such period, in discussions likely to result in the provision of Restricted Services by a member of the Target Group; and
“Restricted Services” means any or all of the products, activities, services and/or facilities which are supplied or performed by the Business, as at Completion.
5.Each Seller unconditionally and irrevocably agrees that while the restrictions contained in this Schedule 17 (on which they have had the opportunity to take independent advice, as they hereby acknowledge) are considered by them to be reasonable in all the circumstances, if any such restrictions, by themselves, or taken together, are adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate interests of the Purchaser (in respect of its purchase of the Target Group) but would be adjudged reasonable if part or parts of the wording thereof were deleted or amended or qualified or the periods of the wording were reduced or the range of products or activity or service or facility or area dealt with thereby were reduced in scope, it is agreed that the relevant restriction or restrictions shall apply with such modification or modifications as may be necessary to make it or them valid and effective.
In the event a Seller is an Investment Vehicle or Connected Person of an Employee (or post-Completion, of an employee, director or chair of any member of the Purchaser Group or of the Combined Business) then the restrictions contained in this Schedule 17 shall apply to such Employee (or post-Completion, to such an employee, director or chair of any member of the Purchaser Group or of the Combined Busiess).

SCHEDULE 18
PURCHASER WARRANTIES
1.THE PURCHASER
1.1It is duly incorporated, validly existing, duly registered and in good standing under the laws of its state or jurisdiction of incorporation and has all corporate power required to conduct its business as conducted at the date of this Deed.
1.2It has obtained all corporate authorisations and (other than to the extent relevant to the Regulatory Conditions) all other governmental, statutory, regulatory or other consents, licences, authorisations, waivers or exemptions required to empower it to enter into and perform its obligations under this Deed where failure to obtain them would adversely affect its ability to enter into and perform its obligations under this Deed and any other Transaction Document.
1.3Assuming the valid execution by the respective counterparties, this Deed and the Transaction Documents which are to be entered into by it will, when executed, constitute valid and binding obligations on the Purchaser.
1.4Subject to satisfaction of the Regulatory Conditions, entry into and performance by it of this Deed and/or any Transaction Document to which it is a party will not: (i) breach any provision of its certificate of incorporation, by laws or equivalent constitutional documents as in effect at the date of this Deed; (ii) result in a material breach of, or constitute a material default under, any instrument to which it is a party or by which it is bound; or (iii) (subject, where applicable, to fulfilment of the Regulatory Conditions) result in a breach of any applicable laws or regulations or of any order, decree or judgment of any court or any governmental authority or Applicable Regulator, where any such breach would affect its ability to enter into or perform its obligations under this Deed and/or any Transaction Document to which it is a party.
2.INSOLVENCY
It warrants that:
(a)it is not insolvent or bankrupt under the laws of its jurisdiction of incorporation, it is able to pay its debts as they fall due and it has not proposed or is liable to any arrangement (whether by court process or otherwise) under which its creditors (or any group of them) would receive less than the amounts due to them;
(b)no steps have been taken to enforce any security over any assets of the Purchaser or any member of the Purchaser Group which is a party to any Transaction Document and no event has occurred to give the right to enforce such security;
(c)so far as it is aware, it is not subject to any order, judgment, direction, investigation or other proceedings by any Governmental Entity which will, or are likely to, prevent or delay the fulfilment of any of the Regulatory Conditions;
(d)no order has been made, petition presented, meeting convened or step or legal proceeding taken by it or, so far as it is aware, by any other person with a view to its winding up, or in relation to any compromise or arrangement with creditors, or for the appointment of any provisional liquidator (or liquidator) and no events have occurred which would justify such proceedings, and no notice has been received by it in relation to any cases or proceedings under any applicable insolvency, reorganisation or similar laws in any relevant jurisdiction;
(e)it has not, or so far as it is aware, no other person has, taken any step, legal proceeding or other procedure with a view to the appointment of an administrator, whether out of court of otherwise, in relation to it, and no notification has been received in respect of any receiver (including any administrative receiver) being appointed in respect of the whole or any part of any of its property, assets and/or undertaking, or that any such order has been made; and
(f)it has not taken any step with a view to a suspension of payments or a moratorium of any indebtedness or has made any voluntary arrangement with any of its creditors or is insolvent or unable to pay its debts as they fall due within the meaning of the Insolvency Act 1986 (or any other legislation applicable to it).
3.THE LAZARD SHARES AND LOAN NOTES
3.1All the issued and outstanding shares of capital stock of the Purchaser have been duly and validly authorised and issued and there are, except as set out in the Purchaser’s SEC reports, no outstanding or authorised stock appreciation, phantom stock, profit participation or similar rights with respect to the capital stock of the Purchaser to which the Purchaser is a party or is bound. Except as set forth in the Purchaser’s SEC reports, the Purchaser has no authorised or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or are convertible into, exchangeable for or evidencing the right to subscribe for or acquire securities having the right to vote) with equity holders of the Purchaser on any matter, and there are no contracts to which the Purchaser is a party or by which it is bound to: (a) repurchase, redeem or otherwise acquire any capital stock of, or other equity or voting interest in, the Purchaser; or (b) vote or dispose of any capital stock of the Purchaser. No person has any right of first offer, right of first refusal or pre-emptive right in connection with any future offer, sale or issuance of capital stock of the Purchaser. No person has any right to cause the Purchaser to effect the registration under US Securities Laws of any securities of the Purchaser or any subsidiary, other than those rights that have been disclosed in the Purchaser’s SEC reports.
3.2The Lazard Shares to be issued under the terms of this Deed will, when issued:
(a)be duly authorised and validly issued, fully paid, shares of common stock, par value US$0.01, free of any and all liens, charges, pledges, mortgages, security interests, encumbrances, claims, options, restrictions, other adverse interests or third party rights (including pre-emptive rights) save for the restriction arising under applicable securities law during Lock-Up Periods; and
(b)rank equally in all respects with, and carry the same rights as, all other then-issued and outstanding shares of common stock of the Purchaser, including as to voting rights, dividends, and distributions upon liquidation or dissolution, and there are no outstanding or pending actions, agreements, or arrangements that would result in the Lazard Shares being issued with different or lesser rights than those attaching to the then-issued and outstanding shares of common stock of the Purchaser.
3.3Without limiting the generality of the foregoing, a sufficient number of Lazard Shares are able to be issued by the Purchaser in accordance with the terms of this Deed: (i) at the Completion Date; (ii) to the extent that the Deferred Consideration (or part thereof) is to be satisfied by an issuance of Lazard Shares, at the Deferred Consideration Date; and (iii) to

the extent that the Earn-out (or part thereof) is to be satisfied by an issuance of Lazard Shares, at each applicable Earn-out Payment Date.
3.4The Purchaser has, or will at the time of each relevant issuance have, all requisite corporate power and authority to issue, allot, and deliver the Lazard Shares in accordance with the terms of this Deed.
3.5The Lazard Shares to be issued under the terms of this Deed will be issued in transactions exempt from the registration requirements of the Securities Act (by reason of Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act).
3.6In respect of the Loan Notes:
(a)the Purchaser has the requisite power and authority to create and issue the Loan Notes in accordance with the terms of this Deed and the Loan Note Instrument;
(b)the Loan Notes will, on and from issuance, be duly and validly created and issued in accordance with the terms of this Deed and the Loan Note Instrument, and will constitute direct, unconditional and unsecured obligations of the Purchaser enforceable in accordance with their terms; and
(c)the obligations of the Purchaser under the Loan Notes will rank at least pari passu with all other present and future unsecured and unsubordinated obligations of the Purchaser, except for obligations mandatorily preferred by law and any obligations expressly stated in the Loan Notes to rank in priority.
4.SEC COMPLIANCE AND PUBLIC DISCLOSURE
4.1Since 31 December 2023, the Purchaser has filed or furnished all reports, schedules, forms, statements and other documents required to be filed or furnished with the SEC under the Securities Act and the Exchange Act (all such documents, together with any exhibits and schedules thereto, the “SEC Reports”), which have complied as of their respective dates of filing (and, if amended or supplemented, as of the date of such amendment or supplement) in all material respects with the requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Reports.
4.2As of their respective dates of filing (and, if amended or supplemented, as of the date of such amendment or supplement), the SEC Reports did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
4.3Neither the Purchaser nor, to the Purchaser's knowledge, any of its directors, officers, or representatives acting on its behalf are, as of the date of this Deed, in possession of any material non-public information relating to the Purchaser or any of its securities that: (i) has not been (a) publicly disclosed, or (b) disclosed to the Sellers’ Representatives prior to the date of this Deed; and (ii) relates to a matter that would be reasonably expected to have a material adverse effect on the Purchaser Group, taken as a whole.

5.PURCHASER PCA BUSINESS
It is acknowledged by the Sellers that, as at the date of this Deed, the Purchaser PCA Business is carried on via members of the Purchaser Group which also carry on other businesses of the Purchaser Group, and no warranty in this paragraph 5 relates to any business carried on by any member of the Purchaser Group other than the Purchaser PCA Business.
5.1The Purchaser PCA Business has not been, and is not being, carried on or conducted in material breach of any applicable federal, state, or local laws, statutes, rules, regulations, codes, orders, directives, or judgments in any jurisdiction in which it operates, where such breach is having, or could reasonably be expected to have, a material adverse effect on the Purchaser PCA Business when taken as a whole.
5.2Since the Purchaser Accounts Date, there has been no material deterioration in the financial or trading position of the Purchaser PCA Business.
5.3Since the Purchaser Accounts Date, the Purchaser PCA Business as a whole has been carried on, in all material respects, in the ordinary and usual course and so as to maintain such business as a going concern without any significant interruption and without any alteration to its nature, scope or manner.
5.4The relevant Purchaser Group Company holds all necessary permits, licences, registrations, approvals, and authorisations required under applicable federal, state, and local laws and regulations to carry on the Purchaser PCA Business in the places and in the manner which it is currently conducted (the “PCA Business Licences”), and all such PCA Business Licences are valid and subsisting and have been complied with in all material respects, where the absence or breach (as applicable) thereof would reasonably be expected to have a material adverse effect on the Purchaser PCA Business when taken as a whole.
5.5To the Purchaser’s knowledge, there are no circumstances which indicate that any PCA Business Licence will, or is likely to be, suspended, cancelled or revoked in whole or in part, whether in connection with the sale of the Shares to the Purchaser or otherwise.
5.6There are no pending or, to the Purchaser’s knowledge, threatened investigations, non-routine inquiries, enforcement actions, disciplinary proceedings, or other non-routine proceedings by or before any Governmental Entity (including, without limitation, the SEC, FINRA, or any state securities regulator) in connection with or relating to the Purchaser PCA Business or any of its employees (in their capacity as such) that would reasonably be expected to have a material adverse effect on the Purchaser PCA Business when taken as a whole.
5.7There are no claims, actions, suits, proceedings, arbitrations, mediations, or investigations pending or, to the Purchaser’s knowledge, threatened against or affecting the Purchaser PCA Business or any of its assets or employees (in their capacity as such) before any court, arbitral tribunal, or governmental authority that would reasonably be expected to have a material adverse effect on the Purchaser PCA Business when taken as a whole.
5.8There are no pending or, to the Purchaser’s knowledge, threatened employment disputes, claims, or proceedings (including any collective action, unfair labour practice charge, discrimination claim, or wrongful termination claim) relating to any current or former employee of the Purchaser PCA Business that would reasonably be expected to have a material adverse effect on the Purchaser PCA Business when taken as a whole.

6.PURCHASER GROUP
6.1Other than as specifically disclosed in the SEC Reports publicly filed or furnished by the Purchaser with the SEC prior to the date of this Deed, there are no claims, actions, suits, proceedings, arbitrations, mediations, investigations, inquiries, enforcement actions, or disciplinary proceedings pending or, to the Purchaser’s knowledge, threatened, by or before any court, arbitral tribunal, governmental authority, or regulatory body (including, without limitation, the SEC, FINRA, or any state securities regulator) against or affecting any member of the Purchaser Group or any of its assets, or any of its employees, including any material employment disputes, claims, or proceedings (such as collective actions, unfair labour practice charges, discrimination claims, or wrongful termination claims), that could reasonably be expected to have a material adverse effect on, and/or cause material reputational harm to, the business of the Purchaser Group as a whole.

SCHEDULE 19
TAX
Part A
Interpretation
1.DEFINITIONS
1.1In this Schedule, unless the context otherwise requires, the following words and expressions shall have the following meanings:
“Accounts Relief” means any Relief shown as an asset in the Completion Balance Sheet, and any Relief taken into account in computing (and so reducing or eliminating) any provision for deferred Tax in the Completion Balance Sheet or taken into account in calculating Working Capital Liabilities;
“Actual Tax Liability” means any liability of any Target Group Company to make an actual payment of, or increased payment of, or in respect of, or on account of, Tax, whether or not the same is primarily payable by that Target Group Company and whether or not the Target Group Company has, or may have, any right of reimbursement against any other person, in which case the amount of the Actual Tax Liability will be the amount of the actual payment or increased payment;
“Effective Tax Liability” means:
(a)the Loss, otherwise than by use or setting off, of any Accounts Relief in which case the amount of the Effective Tax Liability will be the amount of Tax that would (on the basis of Tax rates current at the date of that Loss) have been saved but for such Loss, assuming for this purpose that the Company or the relevant Subsidiary had sufficient profits or was otherwise in a position to use the Relief or where the Relief is the right to repayment of Tax or to a payment in respect of Tax, the amount of the repayment or payment; and
(b)the use or setting off in whole or in part of any Purchaser’s Relief where, but for that use or setting off, the Target Group Company would have had an Actual Tax Liability for which the Purchaser would have been able to make a claim against the Warrantors under this Schedule, in which case, the amount of the Effective Tax Liability will be the amount of Tax for which the Warrantors would have been liable but for the use or setting off;
“IHTA 1984” means the Inheritance Tax Act 1984;
“ITEPA 2003” means the Income Tax (Earnings and Pensions) Act 2003;
“Loss” means absence, failure to obtain, non-existence, non-availability, reduction, modification, denial, unavailability, loss, counteraction, cancellation, nullification, utilisation, disallowance, withdrawal or clawback for whatever reason;
“Purchaser’s Relief” means:
(a)any Accounts Relief;

(b)any Relief of a Target Group Company arising in connection with any Event occurring after Completion; and
(c)any Relief, whenever arising, of the Purchaser or any member of the Purchaser Group other than a Target Group Company;
“Relief” includes any loss, relief, allowance, credit, exemption or set off for Tax purposes or any deduction in computing income, profits or gains for Tax purposes and any right to a repayment of Tax or to a payment in respect of Tax;
“Tax Demand” means any assessment, notice, demand, determination, letter or other document issued or action taken by or on behalf of any Tax Authority, or any return, amended return, computation, account, claim, election or other document or any other occurrence, from which it appears that a Target Group Company or the Purchaser is or may be subject to a Tax Liability or other liability for which the Warrantors are or may be liable under this Schedule 19;
“Tax Liability” means any Actual Tax Liability or any Effective Tax Liability; and
“Tax Statute” means any directive, statute, enactment, law, order or regulation wherever enacted or issued, coming into force or entered into providing for or imposing any Tax, including orders, regulations, instruments, bye-laws or other subordinate legislation made under the relevant statute or statutory provision and any directive, statute, enactment, law, order, regulation or provision that amends, extends, consolidates or replaces the same or that was amended, extended, consolidated or replaced by the same.
2.INTERPRETATION
2.1References to gross receipts, income, profits or gains earned, accrued or received includes any gross receipts, income, profits or gains deemed for Tax purposes to have been earned, accrued or received.
2.2Reference to an Event occurring includes events which are deemed to have occurred; and reference to an Event occurring on or before a particular date include references to an Event which is deemed to have occurred on or before that date.
2.3References to a repayment of Tax includes any repayment supplement or interest in respect of it.
2.4Any requirement to pay costs and expenses in this Schedule excludes any VAT on such costs and expenses if and to the extent that the party incurring the cost or expense obtains an input tax credit for such VAT.
2.5References to the due date for payment of any Tax means the last day on which that Tax may, by law, be paid without incurring any penalty, fine, surcharge, interest, charges, costs or other similar imposition (after taking into account any postponement of the date that was obtained for the payment of that Tax).

Part B
Business Tax Warranties
1.GENERAL
1.1Since 1 January 2020, all returns and all material notices, reports, accounts, computations, statements, assessments, claims, disclaimers, elections and registrations and any other material necessary information in each case that are required by applicable law to be submitted by the Target Group Companies to the relevant Tax Authority have been made on a proper basis, were submitted within applicable time limits and were (and remain) accurate and complete in all material respects. So far as the Warrantors are aware, none of the above is, or is likely to be, the subject of any material dispute with a Tax Authority.
1.2Since 1 January 2020, all amounts of Tax for which the Target Group Companies have been liable to account, have been duly paid (insofar as such Tax ought to have been paid in accordance with applicable law) and during such period no penalties, fines, surcharges or material amounts of interest in respect of Tax have been incurred by any of the Target Group Companies.
1.3No Target Group Company is involved in any current dispute with a Tax Authority nor has any Target Group Company, in the last six years, been the subject of any investigation, enquiry, audit, enforcement proceedings or non-routine visit by a Tax Authority. So far as the Warrantors are aware, there is no planned investigation, enquiry, audit or non-routine visit by a Tax Authority in respect of any Target Group Company.
1.4Since 1 January 2020, any transaction in respect of which any written consent, ruling, confirmation or clearance (each a “ruling”) was obtained from a Tax Authority by a Target Group Company has been carried out only in accordance with the terms of such ruling and the application on which the ruling was based and at a time when such ruling was valid and effective in all material respects. So far as the Warrantors are aware, no facts or circumstances have arisen since any such ruling was obtained which would cause the ruling to become invalid or ineffective.
1.5The Accounts make proper provision or reserve for any period ending on or before the date to which they were drawn up for all Tax assessed or liable to be assessed on a Target Group Company, or for which a Target Group Company is accountable at that date, whether or not that Target Group Company has (or may have) the right of reimbursement against any other person. Proper provision has been made and shown in the Accounts for deferred tax in accordance with generally accepted accounting practice.
1.6Each Target Group Company maintains in its possession and control complete and accurate records, invoices, elections, statements and other information in relation to Tax required to meet all legal requirements and enable the Tax (and deferred tax) liabilities of each Target Group Company to be calculated accurately in all respects.
1.7Since 1 January 2020, all amounts of Tax deductible or required to be withheld under any payroll withholding system and/or any other Tax Statute has, so far as required to be deducted or withheld in accordance with applicable law, been deducted or withheld from all payments made (or treated as made) by a Target Group Company. All such amounts due to be paid to the relevant Tax Authority on or before the date of this Deed have been so paid.
1.8No Target Group Company is liable to make to any person (including any Tax Authority) any payment in respect of any liability to Tax which is primarily or directly chargeable against, or attributable to, any other person (other than another Target Group Company), including under any Tax allocation, indemnity, sharing or gross-up agreement or arrangements (other than any contract entered into in the Ordinary Course, the primary purpose of which is not to govern the sharing of Taxes).
1.9So far as the Warrantors are aware, neither the execution nor the completion of the Transaction Documents will result in any asset, right or liability being deemed to have been disposed of and re-acquired by any Target Group Company or will result in the clawback or disallowance of any relief or allowance previously given to any Target Group Company.
1.10No Tax Authority currently operates any special arrangement (being an arrangement which is not based on relevant legislation, statements of practice, or published extra-statutory concessions) in relation to any Target Group Company’s Tax affairs.
1.11Since 1 January 2020, no Target Group Company has ever been a member of any consolidated, affiliated, combined or unitary group for US Federal income Tax purposes, other than an affiliated group of which a Target Group Company is the common parent and all other members of which are Target Group Companies.
1.12No Target Group Company is a party to or bound by any closing agreement, letter, ruling, memoranda or similar agreement or arrangement with any Tax Authority which is still in effect. There are no Encumbrances for Taxes on any asset of the Target Group Companies.
1.13No Target Group Company has ever engaged in or otherwise participated in any “listed transaction” as defined in United States Department of the Treasury Regulation Section 1.6011-4(b)(2) or any similar Tax Statute.
1.14None of the Target Group Companies will be required to include any material item of income in, or exclude any material deduction in calculating, taxable income for any taxable period (or portion thereof) ending after the Completion Date, as a result of any:
(a)change in method of accounting made in, or use of an improper method of accounting for, a taxable period ending on or prior to the Completion Date;
(b)“closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-US Tax Statute) executed on or prior to the Completion Date;
(c)prepaid amount received or deferred revenue accrued on or prior to the Completion Date; or
(d)instalment sale or open transaction disposition made prior to the Completion Date.
1.15Since the Accounts Date, none of the Target Group Companies have made or changed any material election in respect of Taxes, changed any material accounting method in respect of Taxes, filed any amended Tax return, surrendered any right to claim a refund of Taxes, entered into any closing agreement with any Tax Authority, settled any material claim or assessment in respect of Taxes, or consented to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes, in each case if such election, change, amendment, surrender, agreement, settlement or consent would have the effect of increasing the Tax liability of the Target Group Companies for any period ending after the Completion Date.

2.RESIDENCE
2.1Each Target Group Company is and has at all times been exclusively resident for the purposes of Tax solely in its jurisdiction of incorporation. No Target Group Company has at any time been treated as resident in any other jurisdiction for the purposes of any double taxation arrangements or for any other tax purposes.
2.2No Tax Authority has provided any written indication to a Target Group Company that it considers that Target Group Company liable for any Tax as the agent of any other person or business or constitutes a permanent establishment of any other person, business or enterprise for any Tax purpose.
3.LOANS AND DERIVATIVES
3.1No Target Group Company has distributed the stock of another person, or had its stock distributed by another person, during the two-year period ending on the date of this Deed, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.
4.DISTRIBUTIONS AND OTHER PAYMENTS
4.1No distribution or deemed distribution has been made within the meaning of section 1000 or sections 1022 to 1027 Corporation Tax Act 2010 or any equivalent legislation in any other jurisdiction in which a Target Group Company conducts business (or will be deemed to have been made) by the Target Group Company, except dividends shown in their statutory accounts, and no Target Group Company is bound to make any such distribution.
5.AVOIDANCE
5.1No Target Group Company has been a party to any transaction (or series of transactions), scheme or arrangement:
(a)the main purpose, or one of the main purposes of which was avoiding, deferring or reducing a liability to Tax or producing a loss for Tax purposes with no corresponding commercial or economic loss or circumventing the intended limits of a tax relief; or
(b)that is or was required to be disclosed to any Tax Authority.
6.EMPLOYMENT TAX
6.1Each participant in the Share Incentive Plan who holds Shares through the SIP Trustee has held such Shares within the Share Incentive Plan for a continuous period of not less than five years and, accordingly, no Shares held within the Share Incentive Plan are subject to any holding period restrictions under Schedule 2 to ITEPA 2003. No material Tax Liability under ITEPA 2003 is expected to arise on the withdrawal or transfer of any such Shares from the Share Incentive Plan.
6.2No Target Group Company has made any arrangement, and the Sellers are not aware of any employee benefit trust, family benefit trust or other third party making arrangements, which could be a “relevant arrangement” (as defined in section 554A and section 554AA of ITEPA 2003 (disguised remuneration arrangements) for the purposes of Part 7A of ITEPA 2003.

6.3No Target Group Company nor any employee benefit trust, family benefit trust or other third party has made or agreed to make, or provided or agreed to provide, any payment or benefit to or for or on behalf of any employee, former employee, officer or former officer, which is not allowable as a deduction in calculating the profits of a Target Group Company for Tax purposes.
6.4Any investment by any current, former or proposed employee, officer or director of any Target Group Company (or any nominees or associates of such employees, officers or directors) into any fund managed or advised by any Target Group Company or any client of a Target Group Company (each, a “Client Fund”) has been:
(a)undertaken at unrestricted market value; and
(b)made on the same terms as those offered to other family and friends investors of clients into those Client Funds; or
(c)not subject to any restriction which would cause the securities acquired pursuant to such investment to be treated as restricted securities for the purposes of section 423 of ITEPA 2003.
6.5For any restricted securities (as defined in section 423 of ITEPA 2003) acquired by any current, former or proposed employees or directors of a Target Group Company (or any nominees or associates of such employees or directors) a joint election fully to disapply Chapter 2 of Part 7 of ITEPA 2003 has been made under section 431(1) of ITEPA 2003. All such joint elections have been properly made in a form consistent with guidance issued by HM Revenue & Customs and within the applicable time limits and all such elections have been retained by the Target Group Company.
7.VAT
7.1Each Target Group Company that is obliged to be registered for VAT, is validly registered within the applicable jurisdiction for VAT purposes.
7.2Since 1 January 2020, no Target Group Company is or has been a member of a group for the purposes of indirect Tax other than with other Target Group Members.
7.3Each Target Group Company has complied with all statutory provisions, rules, regulations, orders and directions in respect of VAT, promptly submitted accurate returns, and maintained in their possession and control complete and accurate VAT Records, invoices and other requisite documents.

Part C
Tax Covenant
1.COVENANT TO PAY
1.1Subject to paragraph 2 of Part C of this Schedule 19, each Warrantor hereby severally covenants with the Purchaser to pay to the Purchaser an amount equivalent to:
(a)any Actual Tax Liability resulting from, arising in respect of or by reference to any Event which occurs or occurred on or before Completion or in respect of any gross receipts, income, profits or gains earned, accrued or received by a Target Group Company on or before Completion, whether or not that liability was discharged on or before Completion;
(b)any Effective Tax Liability, whether arising before or after Completion; and
(c)any costs and expenses, reasonably and properly incurred by the Purchaser, a Target Group Company, or any member of the Purchaser Group in connection with any Tax Liability or other liability in each case in respect of which the Warrantors are liable under this Schedule or in successfully taking or defending any action under this Schedule.
2.EXCLUSIONS
2.1The covenants contained in paragraph 1.1 of this Part C of this Schedule 19 shall not apply and no claim shall arise under the Deed for breach of any Business Tax Warranties in respect of a Tax Liability to the extent that:
(a)specific provision or reserve for the Tax Liability has been specifically provided for or otherwise taken into account in the Completion Balance Sheet;
(b)the Tax Liability has been discharged before Completion and such discharge was reflected in the Completion Balance Sheet by an absence or reduction in the amount of cash or assets that would otherwise have been shown in the Completion Balance Sheet;
(c)the Tax Liability would not have arisen or would not have increased but for a voluntary transaction, action or omission carried out or effected by: (x) the Purchaser or any other member of the Purchaser Group at any time; or (y) any Target Group Company after Completion, except that this exclusion shall not apply where any such transaction, action or omission:
(i)is carried out or effected pursuant to a legally binding commitment of a Target Group Company created on or before Completion; or
(ii)is carried out or effected in the ordinary course of business as carried on by the Target Group Companies as at Completion;
(d)the Tax Liability arises or is increased as a result of (i) any increase in rates of tax, (ii) any change in law, (iii) any change in the generally published practice of any Tax Authority or (iv) any change in financial reporting or accounting standards or practice, in each case which is announced and comes into force after the Completion Date (in each case including with retrospective effect);

(e)the Tax Liability arises or is increased as a result of a change made after Completion of the date to which any Target Group Company makes up its accounts, or to the accounting policies of practices of any Target Group Company, except to where such change is necessary to conform to financial reporting or accounting standards or generally accepted accounting practices in force before Completion;
(f)the Tax Liability would not have arisen or would have been reduced or eliminated but for a failure or omission on the part of any Target Group Company after Completion to make any claim or election or give any notice or consent or do any other thing the making or giving or doing of which was taken into account in computing the provision or reserve for Taxation in the Completion Balance Sheet and notified to the Purchaser;
(g)the Purchaser makes or has made recovery in respect of that Tax Liability under any provision of this Deed or an amount in respect of the Tax Liability has already been recovered by the relevant the relevant Target Group Company from another person (not being the Purchaser or any member of the Purchaser Group) or it has been made good by insurers or otherwise compensated for without cost to the Purchaser or any Target Group Company; or
(h)the Tax Liability would not have arisen but for a cessation of, or a major change in the conduct of, any trade carried on by a Target Group Company at Completion, being a cessation or change occurring on or after Completion;
(i)the Tax liability is in respect of any interest and penalties to the extent that such interest and penalties are attributable to unreasonable delay or default by the Purchaser or, after the Completion Date, the Target Group Companies.
3.PAYMENTS CLAUSE
3.1Payment by the Warrantors in respect of any liability under this Tax Covenant must be made in cleared and immediately available funds within seven (7) Business Days of the Purchaser giving notice to the Warrantors requesting payment or, if later, on whichever of the following dates that is applicable:
(a)in the case of an Actual Tax Liability, seven (7) Business Days before the due date for payment;
(b)in the case of an Effective Tax Liability falling within paragraph (a) of that definition (other than a right to repayment of Tax), the last date on which the Tax is or would have been required to be paid to the relevant Tax Authority in respect of the earlier of:
(i)the period in which the Loss of the Relief gives rise to an actual liability to pay Tax, or
(ii)the period in which the Loss of the Relief occurs (assuming for this purpose that the Target Group Company had sufficient profits or was otherwise in a position to use the Relief); and
(c)in the case of an Effective Tax Liability falling within paragraph (b) of that definition the date on which the Tax saved by the Target Group Company is or would have been required to be paid to the relevant Tax Authority.

4.MANAGEMENT OF COMPLETION TAX AFFAIRS
4.1Subject to the remaining provisions of this paragraph 4, the Purchaser shall have exclusive conduct of all Tax affairs of the Target Group Companies after Completion.
4.2Upon the Purchaser or any Target Group Company becoming aware of any matter (including a Tax Demand) which could give rise to a Tax Claim, the Purchaser shall, or shall procure that the relevant Target Group Company will as soon as reasonably practicable and in any event within 10 Business Days of becoming so aware, give notice of that matter to the Sellers’ Representatives specifying the extent to which the Purchaser or the Target Group Company concerned knows of the Events giving rise to that matter and the amount of Taxation involved.
4.3If the Purchaser becomes aware that a Tax matter is likely to have a material adverse impact on the tax position of the Warrantors (or any of them), the Purchaser shall:
(a)give notice of that Tax matter to the Sellers’ Representatives specifying the extent to which the Purchaser or the Target Group Company concerned knows of the Events giving rise to that matter and the amount of Taxation involved;
(b)keep the Sellers’ Representatives reasonably informed of the progress of the matter; and
(c)take into account the Sellers’ reasonable views on the matter.
4.4The Sellers shall (at the relevant Target Group Company’s cost and expense) provide all assistance, co-operation and access to information and documents as is necessary and reasonable to enable the Purchaser or the any Target Group Company or their duly authorised agent to prepare any corporation tax returns and computations, claims, elections, notice, disclaimers and similar related to those returns for accounting periods commencing before Completion (to the extent that they have not been finalised before Completion).
5.GROSS-UP
5.1All amounts due under this Schedule 19 from the Warrantors to the Purchaser shall be paid in full without any set-off, counterclaim, deduction or withholding (other than any deduction or withholding of tax required by law). If any deductions or withholdings are required by law to be made from any of the sums payable under this Schedule 19, the Warrantors shall pay to the Purchaser any sum as will, after the deduction or withholding is made, leave the Purchaser with the same amount as it would have been entitled to receive without that deduction or withholding.
5.2If any sum payable by the Warrantors to the Purchaser under this Schedule 19 is subject to Tax in the hands of the Purchaser, the Warrantors shall pay any additional amount required to ensure that the net amount received by the Purchaser shall be the amount that the Purchaser would have received if the payment was not subject to Tax.
5.3If the Purchaser would, but for the availability of a Purchaser’s Relief, incur a Tax liability falling within paragraph 5.2, it shall be deemed for the purposes of that paragraph 5.2 to have incurred and paid that liability.

6.GENERAL
6.1The Purchaser shall in its absolute discretion decide whether to make a claim under this Schedule 19 or the Tax Warranties or both.

SCHEDULE 20
POWERS OF ATTORNEY
Part A
Transaction Power of Attorney
1.APPOINTMENT
1.1Each Seller (for the purposes of this Schedule 20, the “Principal”) hereby irrevocably and unconditionally appoints Andrew Sealey c/o 20 Carlton House Terrace, London, England, SW1Y 5AN and Gordon Bajnai c/o Carlton House Terrace, London, England, SW1Y 5AN jointly and each of them severally to be Principal's attorney (the “Sellers' Representatives”) and to:
1.1.1consider, negotiate, settle, approve, sign, execute, deliver and issue all agreements, certificates, waivers, instruments and other documents (including, without limitation, the Documents (as defined below)), all whether as a deed or not; and
1.1.2do any and all acts and things in the Principal's name and on the Principal's behalf which any Sellers' Representative in his absolute discretion considers necessary or desirable, in connection with or for the purposes of the Transaction and all matters ancillary, incidental or related thereto, in accordance with this Deed together with all matters ancillary, incidental or related to the Transaction or any part of it.
1.2Without limiting the generality of paragraph 1.1, each Sellers' Representative shall have full power and authority on behalf of, and in the name of the Principal to:
1.2.1negotiate, agree, consider, settle, amend, supplement, vary, approve, terminate, sign, execute, deliver and/or issue the following documents relating to the Transaction:
(A)this Deed, including any amendments or variations to it;
(B)the Disclosure Letter;
(C)any share transfer forms and share certificates related to the Transaction, including any stock transfer forms and ancillary instruments required to effect the transfer of legal and/or beneficial title to the Shares held by or on behalf of the Principal to the Purchaser;
(D)any notices or any other documents in relation to or in connection with the exercise of any Options to the maximum extent possible, and any other customary documentation required in order to ensure the appropriate exercise in the context of the Transaction of any Options to which the Principal is entitled and the sale of any and all Shares acquired through the exercise of any such Options as part of the Transaction;
(E)to appoint any person as the Principal's nominee to hold on the Principal's behalf legal title to any Shares delivered in satisfaction of any Options, on such terms as the Sellers' Representative considers appropriate;
(F)to enter into any tax elections in connection with the acquisition of Shares issued or delivered pursuant to any Options (including, without limitation, an election under section 431(1) of the Income Tax (Earnings and Pensions) Act 2003);

(G)any or all documents in relation to or otherwise in connection with the issue of the Lazard Shares or Loan Notes to, or for the benefit of, the Principal, including (without limitation) any agreements and customary documents as may be required in connection with any arrangements whereby any interest in any Lazard Shares or Loan Notes which the Principal is to receive or is entitled to in relation to or otherwise in connection with the Transaction shall be held by a nominee which may include (in the absolute discretion of the Sellers' Representative) any nominee agreement which may include a power of attorney;
(H)any or all documents in relation to or otherwise in connection with the resale of the Lazard Shares or Loan Notes pursuant to an effective registration statement or exemption from the registration requirements under the Securities Act, including (without limitation) the Registration Rights Agreement, selling shareholder questionnaires, securities account form, KYC, AML, broker, custodian or transfer agent document, any agreements and customary documents as may be required to evaluate Accredited Investor status of the Principal (including but not limited to accredited investor certificates), customary agreements and selling shareholder information for the Registration Rights Agreement, and customary representation letters and other documents in connection with removal of restrictive legends from the Lazard Shares or Loan Notes;
(I)(in the absolute discretion of the Sellers' Representative) an indemnity for a lost share certificate in relation to any of the Shares held by the Principal and/or waiver of the requirement to issue share certificates in respect of the Shares acquired pursuant to the exercise of the Options;
(J)(in the absolute discretion of the Sellers' Representative) any deed of termination in relation to the Shareholders' Agreement or any similar agreement or deed in relation to the Target Company or any other Target Group Company to which the Principal is a party (acknowledging that in the absolute discretion of the Sellers' Representative, the Sellers' Representative may agree on the Principal's behalf that one or more provisions of any such agreement or deed shall survive any such termination); and/or
(K)any other documents requiring approval or signature of, or execution by, the Principal in relation to or in connection with or arising out of the Transaction including any documents ancillary to or referred to in this Deed or any other Transaction Documents,
(together, the “PoA Documents”);
1.2.2take any actions or do any thing (including, without limitation, to negotiate, execute and deliver any additional documents as required) which any Sellers' Representative in his/her absolute discretion considers necessary or desirable in connection with the implementation of the Transaction or the implementation and/or execution of the PoA Documents;
1.2.3consent to the holding of any meetings of the Target Company in relation to the Transaction or of any class of its shareholders whether or not on shorter notice than is required by the Articles, statute or otherwise;
1.2.4to attend and vote at any meeting of the Target Company in relation to the Transaction or of any class of its shareholders in relation to the Transaction

(including at any adjournment of any such meeting), or execute any form of proxy to vote on any resolution at any such meeting;
1.2.5to sign any written resolution of the Target Company in relation to the Transaction or of any class of its shareholders in relation to the Transaction;
1.2.6to waive all pre-emption rights and other restrictions on transfer relating to or affecting any of the issued or unissued Shares in the capital of the Target Company, whether arising under the Articles, the Shareholders’ Agreement or otherwise;
1.2.7in relation to or otherwise in connection with the Transaction (or any component part thereof), in such manner and on such terms as the Attorney sees fit in the absolute discretion of the Sellers' Representative, to appoint and remove one or more substitute attorneys with full power as attorney of the Principal on terms as each Sellers' Representative thinks fit in the absolute discretion of the Sellers' Representative; and/or
1.2.8in relation to or otherwise in connection with the Transaction (or any component part thereof), in such manner and on such terms as the Sellers' Representative sees fit in the absolute discretion of the Sellers' Representative, to delegate one or more of the powers conferred on each Sellers' Representative by this Deed to one or more persons and revoke any such delegation (in the absolute discretion of the Sellers' Representative).
1.3The Principal hereby irrevocably and unconditionally acknowledges that each Sellers' Representative may in their absolute discretion, and on their behalf, do and perform any and all of the acts and things which may, in the opinion of the Sellers' Representative, in their absolute discretion, be necessary or desirable to be done and performed by the Principal in order to secure the Principal's obligations under the PoA Documents, and to consider, settle, approve, agree the form and content of and sign, execute, do, and, in the case of a deed, deliver, any contract, transfer, deed, letter, document, resolution or instrument which may fall to be executed by the Principal in any capacity, relating to, in connection with or for the purposes of the Transaction and/or the Options and/or the issue and holding of the Lazard Shares or Loan Notes.
1.4All actions authorised under this Schedule 20 may be taken by either of the Sellers' Representatives, and any and all acts done, decisions made and PoA Documents executed pursuant to this Schedule 20 by either of the Sellers' Representatives shall be as valid and effectual as though done by both of the Sellers' Representatives.
1.5Each Sellers' Representative may sign or otherwise execute any PoA Document in the Principal's name or (at that Sellers' Representative's option) in the Sellers' Representative's own name on behalf of the Principal.
2.RATIFICATION AND INDEMNITY
2.1    The Principal shall from time to time promptly on request ratify and confirm whatever the Sellers' Representatives or either of them may do or purport to do in good faith in the exercise of any authority conferred by this Schedule 20 and release them from all claims the Principal has against either or both of them in respect of any loss arising from anything so done.
2.2    The Principal undertakes to indemnify each Sellers' Representative and hold them harmless against all claims, losses, costs, expenses, damages or liability (including any cost incurred in enforcing this indemnity) that they may sustain or incur as a result of any action they take both in good faith and in accordance with this Schedule 20.

2.3    In favour of the Sellers' Representative or his agent and their respective successors in title, all acts done and documents executed or signed by the Sellers' Representative or his agent on or before the date specified in paragraph 3 of this Schedule 20 in good faith in the purported exercise of any power conferred by this Schedule 20 shall for all purposes be valid and binding on the Principal and his or her successors in title.
2.4    The provisions of this paragraph 2 shall continue in force after the date specified in paragraph 3 of Schedule 20.
3.DURATION
3.1The powers of attorney granted by the Principal to the Sellers' Representatives under this Schedule 20 shall cease to have effect from the date falling 24 months from the date hereof, so that the Sellers' Representatives cannot carry out any actions on the Principal's behalf under any such power of attorney after such date. Subject thereto, the Principal declares that the powers of attorney granted to the Sellers' Representatives under this Schedule 20 shall be irrevocable in accordance with section 4 of the Powers of Attorney Act 1971 and shall at all times (both during and after such period) be conclusively binding on the Principal. The Principal hereby irrevocably and unconditionally undertakes not to revoke or purport to revoke the appointments made under this Schedule 20 before its termination.
4.PRECEDENCE
4.1    In the event of any conflict or inconsistency between any power of attorney granted by any of the Primary Sellers to the Sellers' Representatives prior to the date of this Deed and the powers of attorney granted under this Schedule 20, including in respect of their respective terms and duration, the terms of the powers of attorney granted under this Schedule 20 shall take precedence to the extent of such conflict or inconsistency.
Part B
Voting Power of Attorney
1.With effect from Completion and until the Sale Shares are registered in the name of the Purchaser in the register of members of the Company, each Seller irrevocably and unconditionally appoints the Purchaser as his attorney to do all acts or things and to execute and sign all deeds (including powers of attorney in favour of any person), and documents which the Purchaser reasonably considers necessary or advisable in connection with the lawful exercise of rights in respect of his Sale Shares set out opposite his name in the Shareholder Matrix, and in particular including (but not limited to):
1.1.executing, delivering and doing all deeds, instruments and acts in the Seller’s name insofar as may be done in connection with the registration into the Purchaser’s name of the Sale Shares;
1.2.giving or withholding consent to or approval of any matters which require consent or approval of any holder of the Sale Shares, including approving completing, signing and delivering any written resolution of the members of the Target Company (whether ordinary or special) or of the holders of any class of Sale Shares, and requisitioning any general meeting, and any other document required to be signed by the registered holder of the Sale Shares; and
1.3.demanding, suing for and receiving any and all dividends and other distributions in respect of the Sale Shares;
1.4.receiving notice (and consenting to the holding on short notice) of, and appointing a proxy to attend and vote at, any general meeting of the members of the Target Company, including all or any adjournments of such meetings.

2.Each Seller irrevocably undertakes, save upon the written request of the Purchaser, not to exercise any rights attaching to the Sale Shares or exercisable in his capacity as a member of the Company or to appoint or nominate any other person to exercise such rights.
3.Each Seller undertakes that any monies, securities or other benefits, or notices, documents or other communications which may be received after Completion by him from the Company or any third party in respect of the Sale Shares or in his capacity as a member of the Company shall be promptly forwarded to the Purchaser and be held on trust for the Purchaser.
4.Each Seller undertakes to ratify each and every act or thing which may be done or effected by the Purchaser in the exercise of any power conferred by the Power of Attorney in this Part B of Schedule 20 (Voting Power of Attorney).
5.The Power of Attorney granted in this Part B of Schedule 20 (Voting Power of Attorney):
5.1.shall be irrevocable, but shall determine upon registration of the Sale Shares in the name of the Purchaser or its nominee;
5.2.is given by way of security for the due performance by each Seller of its obligations under this Deed;
5.3.shall not permit the Purchaser to incur any cost or liability on behalf of a Seller nor to take any steps to re-register the Company as an unlimited company; and
5.4.shall at all times be binding on each Seller in favour of third parties with respect to all actions taken pursuant to this power of attorney before the Sale Shares are registered in the name of the Purchaser, so that the exercise by the Seller from time to time of any of the powers hereby conferred shall not of itself be deemed to be a revocation of this power of attorney.

SCHEDULE 21
INTEGRATION PRINCIPLES
1.APPLICATION
1.1The Integration Principles in paragraph 2.1 shall apply from Completion until the end of the Earn-out Period.
1.2The Integration Principles in paragraph 2.2 shall apply from Completion until 31 December 2027.
2.PRINCIPLES
2.1Business Unit Structure
(a)The Combined Business shall be an integral part of the Purchaser Group, directly collaborating and cooperating with other parts of the Purchaser Group to drive both the Combined Business and support the broader business objectives of senior management of the Purchaser Group. The Combined Business shall be a separate business unit within the Purchaser Group, that will be affiliated with, but not report to (or be part of), the Financial Advisory or Asset Management business units of the Purchaser Group.
(b)The Combined Business shall operate on a reasonably autonomous basis in that it will maintain its own revenue reporting, working together with the broader Purchaser Group finance team, and subject to decisions being consistent with its annual business plan, shall be responsible for its own resourcing, compensation and expense management (such expense management not intended to create a reportable business unit within the Purchaser Group's accounts), governance arrangements, and operational resources that are reasonably sufficient to support the Combined Business.
(c)Shared or centralised services may be provided to the Combined Business, consistent with the approach for other business units of the Purchaser Group.
(d)The GP Capital Advisory business shall, as a general principle, sit within the Combined Business; provided, however, that prior to Completion the parties will, subject to Clause 8.1, discuss in good faith and agree upon a framework with respect to the Purchaser’s corresponding business and the involvement of professionals within the Financial Advisory business unit of the Purchaser Group that will not sit within the Combined Business.
(e)The Co-Chief Executive Officers of the Combined Business shall be responsible for the development and execution of the Combined Business strategy and shall have authority over ordinary course day-to-day operations of the Combined Business, provided that they act in a manner consistent with the annual business plan of the Combined Business and relevant policies applicable to the wider Purchaser Group.
(f)The Co-Chief Executive Officers of the Combined Business shall be responsible for creating an annual business plan for the Combined Business (which shall require the consent and approval of a Purchaser Representative), consistent with the revenue growth targets applicable to the determination of the Earn-out Value (as set out in Part A of Schedule 9), taking into account prevailing market conditions, and reflecting the expected headcount, expenses and other key financial items of the Combined Business.
(g)The Co-Chief Executive Officers of the Combined Business shall be responsible for new hires, terminations and for determining promotion, compensation and incentivisation arrangements for its employees, subject to decisions being consistent with its annual business plan and relevant policies applicable to the wider Purchaser Group.
(h)Employees of the Combined Business shall be treated equitably, regardless of their legacy employer. For these purposes, “equitably” means that employment-related decisions shall be based on consistent performance criteria and shall not be applied in a manner that results in a systematic and disproportionate disadvantage to employees of similar roles and seniority of one legacy business over the other.
2.2Management Structure and Governance
(a)There shall be two Co-Chief Executive Officers of the Combined Business (one representative of the legacy Target Group and one representative of the legacy Purchaser PCA Business), who shall jointly report to the Purchaser CEO. Should either Co-Chief Executive Officer of the Combined Business resign, be terminated or be unable to fill his duties due to death, disability or for other reasons, then the Purchaser CEO shall be able to appoint a new Co-Chief Executive Officer of his/her choosing, or shall be free to allow the remaining sole Chief Executive Officer to continue as the sole Chief Executive Officer.
(b)The Executive Committee of the Combined Business shall be comprised of senior leaders from both the legacy Target Company and the legacy Purchaser PCA Business (and may include new hires).
3.ADJUSTMENT MECHANISM
3.1An IP Change may be effected in accordance with Clause 8.2(b).

SCHEDULE 22
LOAN NOTE TERMS
1.To be issued by Lazard, Inc.
2.To either: (a) be issued in USD; or (b) have a currency conversion clause if issued in GBP.
3.No scope for redemption within six months of issue.
4.IC Loan Notes to be issued in tranches to reflect: (a) the equivalent of the portion of the Tranche A Initial Consideration which is to be satisfied via the issuance of Loan Notes (which shall have a 6 month maturity); and (b) the equivalent of the portion of the Tranche B Initial Consideration which is to be satisfied via the issuance of Loan Notes (which shall be issued in three equal portions with a 12, 24 and 36 month maturity).
5.Deferred Loan Notes to have a one-year maturity.
6.Earn-out Loan Notes to have a 6-month maturity.
7.Rate of interest on commercial terms consistent with the then equivalent rate applicable on the Purchaser Group’s unsecured lending arrangements (on or around the date of issuance of the relevant Loan Notes).
8.Non-transferable.

SCHEDULE 23
FORM OF DEED OF ADHERENCE
THIS DEED (this “Deed”) is made on ______________________ 2026 by ______________________________________________ (the “New Party”).1
WHEREAS:
1.On ____________________ 2026, [Purchaser] and the Primary Sellers entered into a sale and purchase agreement for the sale and purchase of all of the shares in Campbell Lutyens Holdings Limited (as amended from time to time, the “SPA”).
2.Following execution of the SPA, the Sellers’ Representatives have informed the New Party of the Transaction (and its key terms) in accordance with the terms of the SPA.
3.The New Party is hereby being offered the opportunity to exercise their Adherence Right and adhere to the SPA as a ‘Seller’ and ‘Minority Seller’ or an ‘Optionholder’ (with a view to becoming a ‘Seller’ and ‘Minority Seller’) in accordance with Clause [3] (Minority Sellers) of the SPA.
4.The New Party hereby wishes to exercise their Adherence Right by duly executing this Deed.
IT IS AGREED as follows:
1.The New Party confirms that the details set out in the Appendix (New Party Details) hereto are true and correct.
2.The New Party hereby confirms that they have received an Adherence Notice pursuant to Clause [3.1] (Minority Sellers) of the SPA, to which was appended a complete (save for any redactions pursuant to Clause [27.1] of the SPA) copy of the SPA.
3.The New Party hereby undertakes to be bound by the SPA in all respects as if it was named as an original party to the SPA as a ‘Seller’, as a ‘Minority Seller’, and/or as an Optionholder (as applicable), and to observe and perform all the provisions and obligations of the SPA applicable to or binding on the Sellers and/or the Minority Sellers (as applicable) insofar as they fall to be observed or performed on or after the date of this Deed, including (but not limited to):
(a)Clauses [2] (Sale and Purchase) and [4] (Consideration) of the SPA, together with Schedule 6 (The Initial Consideration) to Schedule 9 (Earn-out) (inclusive);
1 Note: form of DoA to be appended to Adherence Notice – suggest Adherence Notice summarises main
Transaction terms, includes clear execution instructions for the DoA (and ideally a sample executed
DoA (with commentary in footnotes/highlight) is also included to help people validly execute) and asks recipient to fill out the Appendix, and return it and a completed DoA by the stated deadline.

(b)Clause [9] (Seller Warranties, Confirmations & Undertakings) of the SPA, and in connection with such clause, the New Party hereby:
(i)warrants to the Purchaser (as at the date of this Deed and as at Completion) in relation to themselves in the terms set out in [Part A][Part B][Part C][Part D] of [Schedule 13] (Seller Warranties) of the SPA; and
(ii)[acknowledges, approves and agrees with the confirmations set out in [Schedule 14] (Accredited Investor Status) of the SPA with respect to their status as an Accredited Investor; and] [OR]2
(iii)[acknowledges and agrees that as they are not giving the confirmations set out in [Schedule 14] (Accredited Investor Status) of the SPA, they are not an Accredited Investor, and therefore Clause [16.2] (Lazard Shares and Loan Note Issuances) of the SPA shall apply to them and they shall receive a cash amount in lieu of any Lazard Shares or Loan Notes which would otherwise be issued to them pursuant to the terms of the SPA.]
(c)Clause [10] (Transaction Restrictive Covenants) of the SPA and [Schedule 17] (Transaction Restrictive Covenant) of the SPA;
(d)Clause [13] (Sellers’ Representatives) of the SPA, and in connection with such Clause, the New Party hereby:
(i)agrees to and acknowledges the appointment of the Sellers’ Representatives to act, either individually or jointly, on the New Party’s behalf for the purposes set out in Clause [13.1] (Sellers’ Representatives) of the SPA; and
(ii)acknowledges the powers of attorney granted to the Sellers’ Representatives pursuant to Clause [13.5] (Sellers’ Representatives) (and as set out in Part A of Schedule 20 (Powers of Attorney)) of the SPA and agrees to grant such powers of attorney to the Sellers’ Representatives on those same terms;
(iii)acknowledges the powers of attorney granted to the Purchaser pursuant to Clause [13.6] (Sellers’ Representatives) (and as set out in Part B of Schedule 20 (Powers of Attorney)) of the SPA and agrees to grant such powers of attorney to the Purchaser on those same terms;
(e)Clauses [15] (Payments) and [16] (Lazard Shares and Loan Note Issuances) of the SPA;
(f)Clause [23] (Further Assurances) of the SPA;
(g)Clause [27] (Confidentiality) of the SPA; and
(h)Schedule 5 (Share Incentives), and in accordance with and subject to the provisions of such Schedule, the New Party shall:
(i)exercise any and all their Options to the fullest extent possible immediately prior to Completion and shall sell all underlying Shares to the Purchaser; and/or
2 Note: two forms of DoA to be created for population of Minority Sellers: one including limbs (i) and (ii), and another including limbs (i) and (iii).

(ii)sell all of the Shares which the SIP Trustee currently holds on their behalf to the Purchaser.
4.The New Party hereby:
(a)acknowledges and agrees that:
(i)they have had the opportunity to consult with the Target Company’s legal and tax advisers on the terms, implications and consequences of this Deed and of becoming a party to the SPA;
(ii)they have been given sufficient time to review the terms of this Deed and the SPA, and to seek such advice before signing this Deed; and
(b)confirms that:
(i)they are not a client of the Purchaser (or any member of the Purchaser Group) and neither the Purchaser (nor any member of the Purchaser Group) is acting or has acted for them, nor is the Purchaser (nor is any member of the Purchaser Group) responsible to them for providing the protections afforded to clients of their respective firms or for advising the New Party on such transactions;
(ii)they are owed no duty of care or other obligation (other than contractual obligations pursuant to this Deed and as a result of becoming a party to the SPA) by the Purchaser (or any member of the Purchaser Group) in respect thereof and, insofar as the New Party is owed any such duty or obligation (whether in contract, tort or otherwise) by the Purchaser (or any member of the Purchaser Group), they thereby waive, to the extent permitted by law, any rights which they may have in respect of such duty or obligation; and
(iii)they are entering into this Deed, and exercising their Adherence Right to become a party to the SPA (as a ‘Seller’ and ‘Minority Seller’) voluntarily and without duress or undue influence; and
(c)to the extent they are an Optionholder, upon the exercise of the Options held by them in accordance with the SPA, they shall immediately be a ‘Seller’ and ‘Minority Seller’ for the purposes of the SPA.
5.Unless otherwise defined in this Deed, capitalised terms used in this Deed have the meanings given in the SPA.
6.This Deed is made for the benefit of (a) the parties to the SPA and (b) every other person who, after the date of the SPA (and whether before or after the execution of this Deed), assumes any rights or obligations under the SPA or adheres to it (together, the “Beneficiaries”). The Beneficiaries shall have the benefit of rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Deed.
7.Clause [33] (Governing Law and Jurisdiction) of the SPA shall apply mutatis mutandis to this Deed.
IN WITNESS WHEREOF, this deed is entered into by the New Party as a deed, and is delivered and takes effect at the day and year first written above.
[Signature blocks to be included]

APPENDIX
New Minority Seller Details3

Item	Detail

Name:	[•]

Address:	[•]

Email Address:	[•]

Bank Account:	Bank: [•] Account number: [•] Sort code: [•] IBAN: [•] Currency of bank account: [•]
Sale Shares held:	[•] ordinary shares in Campbell Lutyens Holdings Limited

Options held:	[•]

3    Note: As much of this Appendix as possible should be pre-populated based on share cap table and address, email address and bank account details (from HR/payroll).

SCHEDULE 24
SPECIFIED INDIVIDUALS

IN WITNESS WHEREOF this document has been duly executed and delivered as a DEED on the date first above written.
[Execution pages follow]

EXECUTION PAGES
This DEED is executed and delivered as a deed on the date first written above.

EXECUTED	)
as a DEED by	)
Lazard, Inc.	)
acting by: Tracy Farr, Chief Financial	)
Officer & Managing Director	)
/s/ Tracy Farr
Chief Financial Officer & Managing Director

acting in the presence of:

	Witness Signature:	/s/ Chris Weideman

	Witness Name:	Chris Weideman

	Witness Address:	30 Rockefeller Plaza,

62nd floor, New York New York

10112 United States

Project Concorde – SPA – Signature Page

EXECUTED	)
as a DEED by	)
Andrew Sealey	)
)
)
/s/ Andrew Sealey

acting in the presence of:

	Witness Signature:	/s/ Benjamin Funnell

	Witness Name:	Benjamin Funnell

Witness Address:
Herbert Smith Freehills Kramer LLP
Exchange House
Primrose Street
London EC2A 2EG

Project Concorde – SPA – Signature Page

EXECUTED	)
as a DEED by	)
Gordon Bajnai acting as a Warrantor	)
)
)
/s/ Gordon Bajnai

acting in the presence of:

	Witness Signature:	/s/ William James Slack

	Witness Name:	William James Slack

	Witness Address:	30 Rockefeller Plaza

New York, NY 10112

Project Concorde – SPA – Signature Page

EXECUTED	)
as a DEED by	)
Andrew Sealey	)
as attorney for Aiva Sperberga	)
)
/s/ Andrew Sealey

acting in the presence of:

	Witness Signature:	/s/ Benjamin Funnell

	Witness Name:	Benjamin Funnell

Witness Address:
Herbert Smith Freehills Kramer LLP
Exchange House
Primrose Street
London EC2A 2EG

Project Concorde – SPA – Signature Page

EXECUTED	)
as a DEED by	)
Andrew Sealey	)
as attorney for Annabelle Judd	)
)
/s/ Andrew Sealey

acting in the presence of:

	Witness Signature:	/s/ Benjamin Funnell

	Witness Name:	Benjamin Funnell

Witness Address:
Herbert Smith Freehills Kramer LLP
Exchange House
Primrose Street
London EC2A 2EG

Project Concorde – SPA – Signature Page

EXECUTED	)
as a DEED by	)
Andrew Sealey	)
as attorney for Benjamin Pearce	)
)
/s/ Andrew Sealey

acting in the presence of:

	Witness Signature:	/s/ Benjamin Funnell

	Witness Name:	Benjamin Funnell

Witness Address:
Herbert Smith Freehills Kramer LLP
Exchange House
Primrose Street
London EC2A 2EG

Project Concorde – SPA – Signature Page

EXECUTED	)
as a DEED by	)
Andrew Sealey	)
as attorney for Christoffer Davidsson	)
)
/s/ Andrew Sealey

acting in the presence of:

	Witness Signature:	/s/ Benjamin Funnell

	Witness Name:	Benjamin Funnell

Witness Address:
Herbert Smith Freehills Kramer LLP
Exchange House
Primrose Street
London EC2A 2EG

Project Concorde – SPA – Signature Page

EXECUTED	)
as a DEED by	)
Andrew Sealey	)
as attorney for David Perrin	)
)
/s/ Andrew Sealey

acting in the presence of:

	Witness Signature:	/s/ Benjamin Funnell

	Witness Name:	Benjamin Funnell

Witness Address:
Herbert Smith Freehills Kramer LLP
Exchange House
Primrose Street
London EC2A 2EG

Project Concorde – SPA – Signature Page

EXECUTED	)
as a DEED by	)
Andrew Sealey	)
as attorney for Edward Hutton	)
)
/s/ Andrew Sealey

acting in the presence of:

	Witness Signature:	/s/ Benjamin Funnell

	Witness Name:	Benjamin Funnell

Witness Address:
Herbert Smith Freehills Kramer LLP
Exchange House
Primrose Street
London EC2A 2EG

Project Concorde – SPA – Signature Page

EXECUTED	)
as a DEED by	)
Andrew Sealey	)
as attorney for Seowoo Han	)
)
/s/ Andrew Sealey

acting in the presence of:

	Witness Signature:	/s/ Benjamin Funnell

	Witness Name:	Benjamin Funnell

Witness Address:
Herbert Smith Freehills Kramer LLP
Exchange House
Primrose Street
London EC2A 2EG

Project Concorde – SPA – Signature Page

EXECUTED	)
as a DEED by	)
Andrew Sealey	)
as attorney for Gerald Cooper	)
)
/s/ Andrew Sealey

acting in the presence of:

	Witness Signature:	/s/ Benjamin Funnell

	Witness Name:	Benjamin Funnell

Witness Address:
Herbert Smith Freehills Kramer LLP
Exchange House
Primrose Street
London EC2A 2EG

Project Concorde – SPA – Signature Page

EXECUTED	)
as a DEED by	)
Andrew Sealey	)
as attorney for Gregory Wiener	)
)
/s/ Andrew Sealey

acting in the presence of:

	Witness Signature:	/s/ Benjamin Funnell

	Witness Name:	Benjamin Funnell

Witness Address:
Herbert Smith Freehills Kramer LLP
Exchange House
Primrose Street
London EC2A 2EG

Project Concorde – SPA – Signature Page

EXECUTED	)
as a DEED by	)
Andrew Sealey	)
as attorney for Guillermo Marroquin	)
)
/s/ Andrew Sealey

acting in the presence of:

	Witness Signature:	/s/ Benjamin Funnell

	Witness Name:	Benjamin Funnell

Witness Address:
Herbert Smith Freehills Kramer LLP
Exchange House
Primrose Street
London EC2A 2EG

Project Concorde – SPA – Signature Page

EXECUTED	)
as a DEED by	)
Andrew Sealey	)
as attorney for Immanuel Robin	)
)
/s/ Andrew Sealey

acting in the presence of:

	Witness Signature:	/s/ Benjamin Funnell

	Witness Name:	Benjamin Funnell

Witness Address:
Herbert Smith Freehills Kramer LLP
Exchange House
Primrose Street
London EC2A 2EG

Project Concorde – SPA – Signature Page

EXECUTED	)
as a DEED by	)
Andrew Sealey	)
as attorney for James Shipperlee	)
)
/s/ Andrew Sealey

acting in the presence of:

	Witness Signature:	/s/ Benjamin Funnell

	Witness Name:	Benjamin Funnell

Witness Address:
Herbert Smith Freehills Kramer LLP
Exchange House
Primrose Street
London EC2A 2EG

Project Concorde – SPA – Signature Page

EXECUTED	)
as a DEED by	)
Andrew Sealey	)
as attorney for James Sladden	)
)
/s/ Andrew Sealey

acting in the presence of:

	Witness Signature:	/s/ Benjamin Funnell

	Witness Name:	Benjamin Funnell

Witness Address:
Herbert Smith Freehills Kramer LLP
Exchange House
Primrose Street
London EC2A 2EG

Project Concorde – SPA – Signature Page

EXECUTED	)
as a DEED by	)
Andrew Sealey	)
as attorney for Jeffrey Griffiths	)
)
/s/ Andrew Sealey

acting in the presence of:

	Witness Signature:	/s/ Benjamin Funnell

	Witness Name:	Benjamin Funnell

Witness Address:
Herbert Smith Freehills Kramer LLP
Exchange House
Primrose Street
London EC2A 2EG

Project Concorde – SPA – Signature Page

EXECUTED	)
as a DEED by	)
Andrew Sealey	)
as attorney for Marc Dumbell	)
)
/s/ Andrew Sealey

acting in the presence of:

	Witness Signature:	/s/ Benjamin Funnell

	Witness Name:	Benjamin Funnell

Witness Address:
Herbert Smith Freehills Kramer LLP
Exchange House
Primrose Street
London EC2A 2EG

Project Concorde – SPA – Signature Page

EXECUTED	)
as a DEED by	)
Andrew Sealey	)
as attorney for Richard Moore	)
)
/s/ Andrew Sealey

acting in the presence of:

	Witness Signature:	/s/ Benjamin Funnell

	Witness Name:	Benjamin Funnell

Witness Address:
Herbert Smith Freehills Kramer LLP
Exchange House
Primrose Street
London EC2A 2EG

Project Concorde – SPA – Signature Page

EXECUTED	)
as a DEED by	)
Andrew Sealey	)
as attorney for Richard von Gusovius	)
)
/s/ Andrew Sealey

acting in the presence of:

	Witness Signature:	/s/ Benjamin Funnell

	Witness Name:	Benjamin Funnell

Witness Address:
Herbert Smith Freehills Kramer LLP
Exchange House
Primrose Street
London EC2A 2EG

Project Concorde – SPA – Signature Page

EXECUTED	)
as a DEED by	)
Andrew Sealey	)
as attorney for Robert Bee	)
)
/s/ Andrew Sealey

acting in the presence of:

	Witness Signature:	/s/ Benjamin Funnell

	Witness Name:	Benjamin Funnell

Witness Address:
Herbert Smith Freehills Kramer LLP
Exchange House
Primrose Street
London EC2A 2EG

Project Concorde – SPA – Signature Page

EXECUTED	)
as a DEED by	)
Andrew Sealey	)
as attorney for Judith Frances Bee	)
)
/s/ Andrew Sealey

acting in the presence of:

	Witness Signature:	/s/ Benjamin Funnell

	Witness Name:	Benjamin Funnell

Witness Address:
Herbert Smith Freehills Kramer LLP
Exchange House
Primrose Street
London EC2A 2EG

Project Concorde – SPA – Signature Page

EXECUTED	)
as a DEED by	)
Andrew Sealey	)
as attorney for Sarah Sandstrom	)
)
/s/ Andrew Sealey

acting in the presence of:

	Witness Signature:	/s/ Benjamin Funnell

	Witness Name:	Benjamin Funnell

Witness Address:
Herbert Smith Freehills Kramer LLP
Exchange House
Primrose Street
London EC2A 2EG

Project Concorde – SPA – Signature Page

EXECUTED	)
as a DEED by	)
Andrew Sealey	)
as attorney for Thomas Liaudet	)
)
/s/ Andrew Sealey

acting in the presence of:

	Witness Signature:	/s/ Benjamin Funnell

	Witness Name:	Benjamin Funnell

Witness Address:
Herbert Smith Freehills Kramer LLP
Exchange House
Primrose Street
London EC2A 2EG
Project Concorde – SPA – Signature Page

EXECUTED	)
as a DEED by Andrew Sealey	)
acting on behalf of himself and under	)
a power of attorney on behalf of	)
Vanessa Sealey and TC Trustco Limited,	)
together as trustees of	)
THE SEALEY 2022 FAMILY TRUST	)
)
)
/s/ Andrew Sealey

acting in the presence of:

	Witness Signature:	/s/ Benjamin Funnell

	Witness Name:	Benjamin Funnell

Witness Address:
Herbert Smith Freehills Kramer LLP
Exchange House
Primrose Street
London EC2A 2EG

Project Concorde – SPA – Signature Page

EXECUTED	)
as a DEED by Andrew Sealey	)
acting on behalf of himself and under	)
a power of attorney on behalf of	)
Vanessa Sealey and TC Trustco Limited,	)
together as trustees of	)
THE SEALEY 2024 FAMILY TRUST	)
)
)
/s/ Andrew Sealey

acting in the presence of:

	Witness Signature:	/s/ Benjamin Funnell

	Witness Name:	Benjamin Funnell

Witness Address:
Herbert Smith Freehills Kramer LLP
Exchange House
Primrose Street
London EC2A 2EG

Project Concorde – SPA – Signature Page

EXECUTED	)
as a DEED by Andrew Sealey	)
acting on behalf of himself and under	)
a power of attorney on behalf of	)
Vanessa Sealey and TC Trustco Limited,	)
together as trustees of	)
THE SEALEY 2026 FAMILY TRUST	)
)
)
/s/ Andrew Sealey

acting in the presence of:

	Witness Signature:	/s/ Benjamin Funnell

	Witness Name:	Benjamin Funnell

Witness Address:
Herbert Smith Freehills Kramer LLP
Exchange House
Primrose Street
London EC2A 2EG

Project Concorde – SPA – Signature Page

EXECUTED	)
as a DEED by	)
EBIT Consulting Kft	)
acting by: Gordon Bajnai, Sole Director	)
/s/ Gordon Bajnai

Sole Director

acting in the presence of:

	Witness Signature:	/s/ William James Slack

	Witness Name:	William James Slack

	Witness Address:	30 Rockefeller Plaza

New York, NY 10112

Project Concorde – SPA – Signature Page